     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1994

                                                         REGISTRATION NO:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                MEDTRONIC, INC.

             (Exact name of registrant as specified in its charter)

         MINNESOTA                        3845                    41-0793183
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
             of               Classification Code Number)   Identification Number)
      incorporation or
       organization)

                            7000 CENTRAL AVENUE N.E.
                          MINNEAPOLIS, MINNESOTA 55432
                                 (612) 574-4000
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAEL D. ELLWEIN,
                      VICE PRESIDENT CORPORATE DEVELOPMENT
                         AND ASSOCIATE GENERAL COUNSEL
                                MEDTRONIC, INC.
                            7000 CENTRAL AVENUE N.E.
                          MINNEAPOLIS, MINNESOTA 55432
                                 (612) 574-3203
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

      DAVID C. GRORUD, Esq.           DOUGLAS R. WRIGHT, Esq.          ALBERT BRENMAN, Esq.
     Fredrikson & Byron, P.A.         Holme Roberts & Owen LLC     Brenman Key & Bromberg, P.C.
    1100 International Centre         Suite 4100 1700 Lincoln         Mellon Financial Center
     900 Second Avenue South           Denver, Colorado 80203     1775 Sherman Street, Suite 1001
Minneapolis, Minnesota 55402-3397          (303) 861-7000             Denver, Colorado 80203
          (612) 347-7000                                                  (303) 894-0234

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 UPON CONSUMMATION OF THE MERGER, AS DESCRIBED IN THIS REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
    TITLE OF SECURITIES BEING         AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
            REGISTERED               REGISTERED (1)      PER SHARE       OFFERING PRICE      FEE (2)(3)
Common Stock, par value $.10 per
 share (4)........................  1,458,808 shares   Not Applicable    Not Applicable      $32,420.56

(1)  Represents  the  approximate maximum  number  of shares  issuable  upon the
     Merger as described in the Registration Statement, based upon the anticipated maximum number of outstanding shares of Electromedics, Inc. Common Stock at the Merger's Effective Time not owned by Medtronic, Inc. 14,428,941 and assuming the Average Market Price for Medtronic, Inc. Common Stock is equal to the $68.00 per share minimum set forth in the Merger Agreement, thereby resulting in the maximum Conversion Ratio of one Medtronic, Inc. share issued for approximately every 9.89 Electromedics, Inc. shares elected by the holder to be converted into Medtronic, Inc. stock rather than cash. Fewer shares than the number being registered will be issued pursuant to the Merger to the extent that the Average Market Price of Medtronic, Inc. Common Stock is greater than $68.00 and to the extent that any shareholders of Electromedics, Inc. elect to have their shares converted into cash pursuant to the Merger.
(2) The registration fee was calculated pursuant to Section 6 of the Securities Act of 1933 (the "Securities Act") and Rules 457(f)(1) and 457(c) thereunder, as 1/29th of 1% of 14,428,941, the anticipated maximum number of Electromedics, Inc. shares which may be exchanged pursuant to the Merger, multiplied by $6.516, the average of the high and low sale prices of Electromedics, Inc. Common Stock as reported by the NASDAQ National Market System on March 14, 1994, which date was within five business days prior to the date of this filing.
(3) $19,218.32 of the registration fee was paid pursuant to Rule 0-11 under the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the filing of preliminary proxy materials for the Merger by Electromedics, Inc. pursuant to Rule 14a-6 under the Exchange Act, and, pursuant to Rules 457(a) and (b) under the Securities Act, only the balance of the registration fee is paid herewith.
(4) Each share of Medtronic Common Stock includes a Preferred Stock Purchase Right pursuant to Medtronic's Shareholder Rights Plan.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                MEDTRONIC, INC.
                             CROSS REFERENCE SHEET
                   REQUIRED BY ITEM 501(B) OF REGULATION S-K

CAPTION                                                                         CAPTION IN PROXY STATEMENT/PROSPECTUS
- ------------------------------------------------------------------------  --------------------------------------------------
       A.  INFORMATION ABOUT THE TRANSACTION
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus...................  Facing Page of Registration Statement; Front Cover
                                                                           Page of Proxy Statement/ Prospectus
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.......................................  Available Information; Information Incorporated by
                                                                           Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                       and Other Information............................  Front Cover Page of Proxy Statement/ Prospectus;
                                                                           Summary
                  4.  Terms of the Transaction..........................  Summary; The Merger; Description of Capital Stock;
                                                                           Comparative Rights of Medtronic Shareholders and
                                                                           Electromedics Shareholders
                  5.  Pro Forma Financial Information...................  Unaudited Pro Forma Condensed Combined Financial
                                                                           Statements
                  6.  Material Contacts with the Company Being
                       Acquired.........................................  The Merger
                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to Be Underwriters....                          *
                  8.  Interests of Named Experts and Counsel............  Legal Matters
                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act Liabilities...                          *
       B.  INFORMATION ABOUT THE REGISTRANT
                 10.  Information with Respect to S-3 Registrants.......                          *
                 11.  Incorporation of Certain Information by
                       Reference........................................  Information Incorporated by Reference
                 12.  Information with Respect to S-2 or S-3
                       Registrants......................................                          *
                 13.  Incorporation of Certain Information by
                       Reference........................................                          *
                 14.  Information with Respect to Registrants Other Than
                       S-3 or S-2 Registrants...........................                          *
       C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
                 15.  Information with Respect to S-3 Companies.........  Information Regarding Electromedics; Information
                                                                           Incorporated by Reference

CAPTION                                                                         CAPTION IN PROXY STATEMENT/PROSPECTUS
- ------------------------------------------------------------------------  --------------------------------------------------
                 16.  Information with Respect to S-2 or S-3
                       Registrants......................................                          *
                 17.  Information with Respect to Companies Other Than
                       S-3 or S-2 Companies.............................                          *
       D.  VOTING AND MANAGEMENT INFORMATION
                 18.  Information if Proxies, Consents or Au-
                       thorizations Are to Be Solicited.................  Information Incorporated by Reference; Notice of
                                                                           Special Meeting; Summary; General Information;
                                                                           The Merger
                 19.  Information if Proxies, Consents or Au-
                       thorizations Are Not to Be Solicited or in an
                       Exchange Offer...................................                          *

- ------------------------
*Omitted from Proxy Statement/Prospectus because item is inapplicable or answer is in the negative.

                                                                  March 24, 1994

Dear Electromedics Shareholder:

    I am pleased to invite you to attend the Special Meeting of Shareholders of Electromedics, Inc., which will be held on April 25, 1994, at 10:00 a.m., local time, at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado. At the meeting you will be asked to consider and vote upon a Plan of Merger that provides for the merger of Electromedics with a wholly-owned subsidiary of Medtronic, Inc.

    Under the terms of the Plan of Merger, Electromedics shareholders will receive, at each shareholder's election, either $6.875 in cash or $6.875 in shares of Medtronic, Inc. Common Stock, or a combination of cash and such stock, in exchange for each of their shares of Electromedics Common Stock.

    The attached Proxy Statement/Prospectus is intended to provide you with the information that you will need to make an informed decision regarding how you should vote on the proposed merger. It also serves as a Prospectus for Medtronic, describing the investment in Medtronic that you will be making if the merger is approved and you elect to exchange your Electromedics' Common Stock for Medtronic Common Stock. A copy of the Plan of Merger is attached to the Proxy Statement/Prospectus as Appendix A. I urge you to read this information carefully before voting on the proposed merger.

    The Board of Directors believes that the proposed transaction is fair and in the best interests of Electromedics and its shareholders and unanimously recommends approval of the Plan of Merger. The Board believes that the merger will, among other things, give Electromedics shareholders a significant premium over the trading price of their Electromedics Common Stock preceding the announcement of the retention of Dain Bosworth Incorporated to consider alternatives to maximize Electromedics' shareholder value, and the opportunity to continue their equity participation on a tax-free basis in a larger, more diversified medical products enterprise.

    The Board of Directors of Electromedics retained the investment banking firm of Dain Bosworth Incorporated to advise it with respect to the consideration to be received in the merger. Dain Bosworth Incorporated has advised the Board that, in its opinion, the consideration to be received by the Electromedics shareholders pursuant to the Plan of Merger is fair from a financial point of view. A copy of the opinion is attached to the Proxy Statement/Prospectus as Appendix C.

    The Plan of Merger must be approved by the holders of a majority of the outstanding shares of Electromedics Common Stock. Your vote on this matter is very important. We urge you to carefully review the enclosed material and to return your proxy promptly.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

    In a separate mailing, you will receive an Election Form by which you may indicate the number of shares you wish to have converted into Medtronic stock and the number you wish to have converted into cash. The deadline for returning Election Forms, together with your stock certificate(s) or a proper guaranty of delivery, is April 22, 1994. IF YOUR ELECTROMEDICS SHARES ARE HELD IN THE NAME OF YOUR BANK, BROKER OR OTHER NOMINEE HOLDER, YOU SHOULD CONTACT YOUR NOMINEE HOLDER TO ASSURE THAT AN ELECTION FORM IS SUBMITTED ON YOUR BEHALF. If you or your nominee holder need copies of the Election Form or have any questions or need assistance in completing and submitting an Election Form, contact Chemical Bank at the address or telephone number listed on the cover of the Proxy Statement/ Prospectus.

                                          Sincerely,

                                          F. James Lynch
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

                              ELECTROMEDICS, INC.
                             18501 EAST PLAZA DRIVE
                             PARKER, COLORADO 80134
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1994
                               ------------------

To the Shareholders of Electromedics, Inc.:

    A Special Meeting of the Shareholders of Electromedics, Inc. ("Electromedics") will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on April 25, 1994, at 10:00 a.m., local time, to consider and act upon a proposal to approve a Plan of Merger, a copy of which is included as Appendix A to the Proxy Statement/Prospectus accompanying this Notice. Pursuant to the Plan of Merger, (a) Electromedics will be merged (the "Merger") with and into MDT Acquisition Corp. ("Merger Subsidiary"), with Merger Subsidiary to be the surviving corporation and remain a wholly-owned subsidiary of Medtronic, Inc. ("Medtronic"), and (b) holders of Electromedics common stock, par value $.05 per share ("Electromedics Common Stock"), will be entitled to receive, at each holder's election, either cash or shares of Medtronic common stock, par value $.10 per share ("Medtronic Common Stock"), or a combination of cash and such stock, based upon a conversion ratio described in the Proxy Statement/Prospectus accompanying this Notice.

    With respect to the proposal to approve the Plan of Merger, Electromedics shareholders have a right to dissent and obtain payment for their shares by complying with the terms and procedures of Sections 7-4-123 and 7-4-124 of the Colorado Corporation Code, copies of which are included as Appendix B to the Proxy Statement/Prospectus accompanying this Notice.

    Only shareholders of record as shown on the books of Electromedics at the close of business on March 10, 1994 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Dennis J. Cross
                                          SECRETARY
March 24, 1994

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE  COMPLETE,
       SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
           ENCLOSED  PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE
                               IF MAILED IN THE UNITED STATES

                     SHAREHOLDERS SHOULD NOT SEND ANY STOCK
                        CERTIFICATES WITH THE PROXY CARD

    STOCK CERTIFICATES (OR A GUARANTY OF DELIVERY) SHOULD INSTEAD BE RETURNED WITH THE ELECTION FORM BEING MAILED TO SHAREHOLDERS SEPARATELY
         ON          THE SAME DATE AS THIS PROXY STATEMENT/PROSPECTUS

                           PROXY STATEMENT/PROSPECTUS

Electromedics, Inc.        Medtronic, Inc.
18501 East Plaza Drive     7000 Central Avenue N.E.
Parker, Colorado 80134     Minneapolis, Minnesota 55432
Telephone: (303) 840-4000  Telephone: (612) 574-4000

                            ------------------------

             SPECIAL MEETING OF SHAREHOLDERS OF ELECTROMEDICS, INC.
                          TO BE HELD ON APRIL 25, 1994

                            ------------------------

    This Proxy Statement/Prospectus is being furnished to the shareholders of Electromedics, Inc. ("Electromedics") in connection with the special meeting of shareholders (the "Meeting") of Electromedics to be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on April 25, 1994, at 10:00 a.m. At the Meeting, Electromedics shareholders will be asked to consider and act upon a proposal to approve the Plan of Merger attached hereto as Appendix A (the "Plan of Merger"), pursuant to which (a) Electromedics will be merged (the "Merger") with and into MDT Acquisition Corp. ("Merger Subsidiary"), a wholly-owned subsidiary of Medtronic, Inc. ("Medtronic") and the surviving corporation in the Merger, and (b) each share of Electromedics common stock, par value $.05 per share ("Electromedics Common Stock"), will be converted, at the option of the holder, into either $6.875 cash or a portion of a share of Medtronic common stock, par value $.10 per share ("Medtronic Common Stock"), or a combination of such cash and stock, as described in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus also constitutes the Prospectus of Medtronic with respect to the shares of Medtronic Common Stock to be issued in the Merger. Medtronic has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") covering up to 1,458,808 shares of Medtronic Common Stock for possible issuance in connection with the Merger. This Proxy Statement/Prospectus is first being mailed to Electromedics shareholders on or about March 24, 1994.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus, and, if given or made, such information or representation must not be relied on as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Medtronic, Electromedics or Merger Subsidiary since the date of this Proxy Statement/Prospectus.

    Additional copies of this Proxy Statement/Prospectus, the Proxy card to be returned for the Meeting and the Election Form to be used to elect to receive cash, Medtronic stock, or a combination of cash and stock in the Merger, can be obtained from Chemical Bank, Proxy Solicitation Area, 450 West 33rd Street, 15th Floor, New York, New York 10001, telephone 800-279-1259 (toll free) or Banks and Brokers call (212) 613-7618. QUESTIONS OR REQUESTS FOR ASSISTANCE IN COMPLETING AND SUBMITTING PROXY CARDS AND ELECTION FORMS MAY ALSO BE DIRECTED TO CHEMICAL BANK.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MARCH 21, 1994.

                             AVAILABLE INFORMATION

    This Proxy Statement/Prospectus is a prospectus of Medtronic delivered in compliance with the Securities Act of 1933, as amended (the "Act"). Medtronic has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Act with the Commission with respect to the shares of Medtronic Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement on file with the Commission. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

    Medtronic and Electromedics are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, each files reports, proxy and information statements, and other information with the Commission. The Registration Statement, as well as reports, proxy and information statements, and other information filed by each of Medtronic and Electromedics pursuant to the Exchange Act, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available for inspection and copying at the regional offices of the Commission located in Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048; and, with respect to Medtronic, are available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Copies of such documents can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                     INFORMATION INCORPORATED BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. MEDTRONIC AND ELECTROMEDICS WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, COPIES OF ANY AND ALL SUCH DOCUMENTS (OTHER THAN THE EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROXY STATEMENT/PROSPECTUS INCORPORATES) OF MEDTRONIC OR ELECTROMEDICS, AS THE CASE MAY BE, THAT ARE INCORPORATED BY REFERENCE HEREIN. REQUESTS SHOULD BE DIRECTED TO MEDTRONIC, INC., 7000 CENTRAL AVENUE N.E., MINNEAPOLIS, MINNESOTA 55432, ATTENTION: SHAREHOLDER RELATIONS, TELEPHONE (612) 574-3030 OR TO ELECTROMEDICS, INC., 18501 EAST PLAZA DRIVE, PARKER, COLORADO 80134, ATTENTION: INVESTOR RELATIONS DEPARTMENT, TELEPHONE (303) 840-4000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE NO LATER THAN APRIL 18, 1994.

    The following Electromedics documents are incorporated by reference herein:

        1. Electromedics' Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

        2. Electromedics' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, as amended.

        3. Electromedics' Current Reports on Form 8-K dated December 6, 1993, December 28, 1993 and March 10, 1994.

        4. The description of Electromedics' Common Stock contained in its Registration Statement on Form 10 filed under Section 12 of the Exchange Act.

    All documents filed by Electromedics with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

    The following Medtronic documents are incorporated by reference herein:

        1. Medtronic's Annual Report on Form 10-K for the fiscal year ended April 30, 1993.

        2. Medtronic's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 30, 1993, October 29, 1993 and January 28, 1994.

        3. The description of Medtronic's Common Stock contained in Medtronic's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act.

        4. The description of Medtronic's Preferred Stock Purchase Rights attached to its Common Stock contained in Medtronic's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act.

    All documents filed by Medtronic with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

    Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                               TABLE OF CONTENTS

SUMMARY...............................................................................          5
GENERAL INFORMATION...................................................................         15
THE MERGER............................................................................         16
  General.............................................................................         17
  Effective Time of the Merger........................................................         17
  Background of the Merger............................................................         17
  Electromedics' Reasons for the Merger; Recommendation of the Electromedics Board of
   Directors..........................................................................         21
  Medtronic's Reasons for the Merger..................................................         21
  Electromedics' Financial Advisor....................................................         21
  Vote Required.......................................................................         25
  Conversion of Electromedics Common Stock in the Merger..............................         26
  Shareholder Rights Plan.............................................................         30
  Treatment of Stock Options..........................................................         30
  Conduct of Business of Electromedics Pending the Merger.............................         30
  Conflicts of Interest...............................................................         31
  Conditions; Waiver..................................................................         32
  Amendment and Termination of the Merger Agreement...................................         33
  Expenses and Fees...................................................................         33
  Restrictions on Resale of Medtronic Common Stock....................................         34
  Deregistration of Electromedics Common Stock........................................         34
  Accounting Treatment of the Merger..................................................         34
  Certain Federal Income Tax Consequences.............................................         35
  SJM Termination Fee.................................................................         37
  Indemnification.....................................................................         37
  Regulatory Requirements.............................................................         37
  Rights of Dissenting Electromedics Shareholders.....................................         37
COMPARATIVE STOCK PRICES AND DIVIDENDS................................................         40
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...........................         42
COMPARATIVE RIGHTS OF MEDTRONIC SHAREHOLDERS AND ELECTROMEDICS SHAREHOLDERS...........         50
  Classification, Removal and Election of Directors...................................         50
  Preferred Stock.....................................................................         51
  Special Meetings of Shareholders....................................................         51
  Voting Rights; Shareholder Approvals................................................         52
  Cumulative Voting...................................................................         52
  Preemptive Rights...................................................................         52
  Amendment of the Articles of Incorporation..........................................         52
  Business Combinations and Control Share Acquisitions................................         52
  Shareholder Rights Plan.............................................................         53
  Related Person Business Transactions................................................         53
INFORMATION REGARDING ELECTROMEDICS...................................................         54
  General Information.................................................................         54
  Certain Financial Projections.......................................................         55
LEGAL MATTERS.........................................................................         55
EXPERTS...............................................................................         56
APPENDIX A -- Plan of Merger..........................................................        A-1
APPENDIX B -- Sections 7-4-123 and 7-4-124 of Colorado Corporation Code...............        B-1
APPENDIX C -- Opinion of Dain Bosworth Incorporated...................................        C-1

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO, AND THE DOCUMENTS INCORPORATED IN THIS PROXY STATEMENT/ PROSPECTUS BY REFERENCE.

                             PARTIES TO THE MERGER

Electromedics:.............  Electromedics,  Inc. ("Electromedics"), a Colorado corporation, was incorporated in  1972. Electromedics designs,  manufactures and  markets blood management  and blood conservation equipment and related  disposable  devices  for  use  in  cardiovascular, orthopedic  and  other  medium and  high  blood-loss surgeries.
                             Electromedics is a leader in the autotransfusion segment of the blood processing  industry and  has the  second largest  share, approximately  one-third, of the  United States autotransfusion market. Autotransfusion involves the collection of a  patient's own  blood  before, during  and after  surgery for  washing and reinfusion to the patient, allowing the patient to serve as his or her own blood donor. Electromedics' other medical  equipment and  related disposable  devices focus on  blood management and blood conservation, primarily  in the  areas of  cardiovascular and  orthopedic  surgery,  and  temperature  monitoring.  These products include  blood collection  reservoirs, blood  filters, blood  heating and  cooling systems, suction  lines and tubing, temperature  monitors  and  probes  and  tourniquet  monitoring systems.
                             Electromedics' principal offices and corporate headquarters are located  at  18501 East  Plaza  Drive, Parker,  Colorado 80134,
                             telephone: (303)  840-4000.  See "Information  Incorporated  by
                             Reference" and "Information Regarding Electromedics."
Medtronic:.................  Medtronic,  Inc.  ("Medtronic"), a  Minnesota  corporation, was
                             incorporated  in  1957.  Medtronic   is  the  world's   leading
                             therapeutic  medical  device company,  manufacturing biomedical devices for  improved cardiovascular  and neurological  health.
                             Primary  products developed, manufactured and sold by Medtronic include implantable  pacemaker systems  used for  treatment  of bradycardia,  implantable  tachyarrhythmia  management devices, mechanical and tissue heart valves, perfusion systems including blood oxygenators  and centrifugal  blood pumps,  balloons  and
                             guiding   catheters  used   in  angioplasty,   and  implantable
                             neurostimulation and drug delivery  systems. More than half  of
                             Medtronic's  revenues are  generated from the  sale of implant-
                             able cardiac pacemaker  systems for  treatment of  bradycardia, consisting of implantable pulse generators and leads.
                             Medtronic's  principal offices  and corporate  headquarters are located at  7000 Central  Avenue N.E.,  Minneapolis,  Minnesota
                             55432, telephone: (612) 574-4000. See "Information Incorporated by Reference."

MDT Acquisition
 Corporation:..............  MDT  Acquisition Corporation ("Merger Subsidiary"), a Minnesota
                             corporation, is a corporation  recently organized by  Medtronic for  the purpose  of effecting the  Merger. It  has no material assets  and  has  not  engaged  in  any  activities  except  in connection with the proposed Merger.

                      ELECTROMEDICS SHAREHOLDERS' MEETING

Time, Date, and Place of
 Meeting:..................  A special meeting of shareholders of Electromedics will be held on  April 25, 1994, at 10:00  a.m., local time, at the Sheraton
                             Denver Tech Center  Hotel, 4900 DTC  Parkway, Denver,  Colorado
                             (the "Meeting").
Purpose of the Meeting:....  The  purpose  of the  Meeting is  to consider  and vote  upon a proposal to  approve  the Plan  of  Merger attached  hereto  as
                             Appendix   A,  providing  for  the  merger  (the  "Merger")  of
                             Electromedics with and  into Merger Subsidiary  as a result  of which  Electromedics will  become a  wholly-owned subsidiary of
                             Medtronic. Other terms and provisions related to the Merger are set forth  in an  Agreement  and Plan  of  Merger dated  as  of
                             December  23, 1993  (the "Merger  Agreement"), among Medtronic,
                             Electromedics, and Merger  Subsidiary, a copy  of which can  be
                             obtained   from  Electromedics   upon  request   and  which  is
                             summarized in this Proxy Statement/Prospectus.
Record Date:...............  Only holders of  record of  Electromedics Common  Stock at  the close of business on March 10, 1994, will be entitled to notice
                             of   and  to  vote  at  the   Meeting  or  any  adjournment  or
                             adjournments thereof.
Vote Required:.............  The affirmative  vote  by the  holders  of a  majority  of  the outstanding shares of Electromedics Common Stock is required to approve  the Plan of Merger. As  of the record date, 14,056,800 shares of  Electromedics  Common  Stock  were  outstanding  and entitled to vote. Of such shares, 714,405 shares (approximately
                             5.1% of the shares entitled to vote at the Meeting) are held by directors  and executive officers  of Electromedics and 346,359
                             shares   (approximately   2.5%)   are   held   by    Medtronic.
                             Electromedics'  directors and executive  officers have executed
                             Agreements to Facilitate Merger under which such persons agreed to vote the shares of  Electromedics Common Stock held by  them in  favor of the  Merger. Medtronic intends to  vote all of the shares of Electromedics Common Stock held by it in favor of the
                             Merger.
                             Approval of the Plan of Merger by Medtronic shareholders is not required under  Minnesota law  and,  accordingly, will  not  be sought. See "The Merger -- Vote Required."
Dissenters' Rights:........  Under  Colorado law, holders of  Electromedics Common Stock who give proper  notice to  Electromedics and  who do  not vote  in favor of the Merger have the right to receive in cash the "fair value"  of their  Electromedics shares  in lieu  of cash and/or
                             Medtronic Common Stock pursuant to the Merger. See "The  Merger
                             --   Rights  of  Dissenting   Electromedics  Shareholders"  and
                             Sections 7-4-123 and 7-4-124 of the Colorado Corporation  Code,
                             copies  of which are attached hereto  as Appendix B. Holders of
                             Medtronic Common  Stock  do  not  have  dissenters'  rights  in connection with the Merger.

                           DESCRIPTION OF THE MERGER

General:...................  Upon  consummation of the Merger,  Electromedics will be merged with and into Merger Subsidiary and Electromedics will become a
                             wholly-owned   subsidiary   of   Medtronic.   Each   share   of
                             Electromedics Common Stock outstanding immediately prior to the
                             Merger  (excluding the 346,359 shares held by Medtronic and any shares as to  which dissenters' rights  have been perfected  in the  manner described in  this Proxy Statement/Prospectus) will be converted into the right to receive, at the election of  the holder,  either (i)  $6.875 in cash;  or (ii) the  portion of a share (the "Conversion Ratio") of Medtronic Common Stock  equal to  $6.875 divided  by the  average of  the daily  closing sale prices of Medtronic Common  Stock as reported  on the New  York
                             Stock  Exchange  ("NYSE") Composite  Tape (the  "Average Market
                             Price") for the ten consecutive NYSE trading days ending on the third trading day immediately  preceding the Effective Time  of the  Merger, but not  less than $68.00 per  share nor more than
                             $98.00 per share. Shareholders will have the right to elect  to receive  all  cash, all  stock, or  a  combination of  cash and stock,  subject  to  the  election  and  allocation  procedures described below.
                             The  Conversion Ratio  is subject to  appropriate adjustment in the event of  a stock  split, combination,  dividend, or  other distribution  of shares of the  Medtronic Common Stock prior to the Effective Time of the Merger. See "The Merger."
                             Each share of  Medtronic Common  Stock received  in the  Merger will  also represent  one Preferred Stock  Purchase Right under
                             Medtronic's  Shareholder  Rights  Plan.  See  "The  Merger   --
                             Shareholder Rights Plan."
                             Persons entitled to fractional shares of Medtronic Common Stock upon  such  conversion shall  receive  a cash  payment  in lieu thereof. See "The Merger -- Conversion of Electromedics  Common
                             Stock in the Merger -- Fractional Shares."
Election and Allocation
 Procedures:...............  Subject  to  the election  and allocation  procedures described herein, each holder of Electromedics Common Stock may submit an
                             Election Form specifying the number of shares of  Electromedics
                             Common  Stock that  such holder  wishes to  have converted into cash and the number of shares  that such holder wishes to  have converted  into  Medtronic  Common Stock.  See  "The  Merger --
                             Conversion  of  Electromedics  Common  Stock  in  the  Merger."
                             Election  Forms are being sent to Electromedics shareholders in
                             a  separate   mailing  on   the  same   date  as   this   Proxy
                             Statement/Prospectus.  REQUESTS FOR  ADDITIONAL ELECTION FORMS,
                             AND QUESTIONS  OR REQUESTS  FOR  ASSISTANCE IN  COMPLETING  AND
                             SUBMITTING  ELECTION FORMS, MAY BE DIRECTED TO CHEMICAL BANK AT
                             THE ADDRESS OR  TELEPHONE NUMBER  LISTED ON THE  COVER OF  THIS
                             PROXY STATEMENT/PROSPECTUS.
                             In  order  to  permit  Electromedics  shareholders  to  receive
                             Medtronic Common Stock in the Merger on a "tax-free" basis, the
                             Merger  Agreement  requires  that  no  more  than  50%  of  the aggregate  amounts payable to Electromedics shareholders in the
                             Merger be paid in cash.

                             As a result,  holders of Electromedics  Common Stock cannot  be guaranteed  that  all  shares  of  Electromedics  Common  Stock covered by an Election to  receive cash will be converted  into cash  in the  Merger. Consequently,  a holder  of Electromedics
                             Common Stock may receive cash, shares of Medtronic Common Stock or a  combination  thereof  that does  not  reflect  the  exact
                             Election made by such holder of Electromedics Common Stock.
                             No  Election  will  be  effective  unless  a  properly executed
                             Election  Form,  along  with  the  stock  certificates  covered thereby,  or a  guaranty of  delivery of  such certificates, is received by Norwest Bank Minnesota, N.A. (the "Exchange Agent")
                             by 5:00 p.m., Central  time, on April  22, 1994 (the  "Election
                             Deadline").
                             Any  record holder of shares  of Electromedics Common Stock may change his or her  Election by written  notice received by  the
                             Exchange   Agent  at   or  prior  to   the  Election  Deadline,
                             accompanied by  a  properly completed,  revised  Election  Form
                             (clearly  indicating that it is revising a previously submitted
                             Election Form), or may  revoke his or  her Election by  written notice  received  by  the Exchange  Agent  at or  prior  to the
                             Election Deadline by  withdrawing prior to  the Election  Dead-
                             line his or her certificates for shares of Electromedics Common
                             Stock  (or  the  guaranty  of  delivery  of  such certificates)
                             previously deposited with  the Exchange Agent.  If an  Election
                             Form   was  submitted  jointly  by   two  or  more  holders  of
                             Electromedics Common  Stock,  all  such  holders  must  jointly change, revoke or withdraw such Election Form.
                             Electromedics   shareholders  who  do  not  make  an  effective
                             Election will receive shares of Medtronic Common Stock pursuant to the Merger  (plus cash  in lieu of  fractional shares).  See
                             "The  Merger -- Conversion of Electromedics Common Stock in the
                             Merger."
Effective Time of the
 Merger:...................  It is  expected  that  the  Merger  will  become  effective  as promptly  as  practicable  following approval  of  the  Plan of
                             Merger by the requisite vote of the Electromedics  shareholders and  the satisfaction or waiver of  the other conditions to the
                             Merger. See "The Merger -- Effective Time" and "--  Conditions;
                             Waiver."
Background of the Merger:..  The   terms  of  the   Merger  Agreement  are   the  result  of
                             arm's-length negotiations between representatives of  Medtronic and  Electromedics. The following is  a brief discussion of the background of these  negotiations, negotiations  with St.  Jude
                             Medical, Inc. ("SJM"), the Merger and related transactions.
                             On  July  29,  1993,  representatives  of  Medtronic  met  with
                             officers  of   Electromedics   and  delivered   a   letter   to
                             Electromedics  in  which Medtronic  proposed an  acquisition of
                             Electromedics by  means  of a  merger  of Electromedics  and  a
                             Medtronic  subsidiary in which Electromedics shareholders would receive $5.50 in cash  or $5.50 in  shares of Medtronic  Common
                             Stock  for each share of  Electromedics Common Stock. On August
                             4, 1993, the  Electromedics Board of  Directors held a  special meeting at which it unanimously rejected the Medtronic proposal and  so advised Medtronic by letter on that date. Electromedics agreed to  furnish  due  diligence  information  to  Medtronic, however, as it had done for SJM.

                             From  August through October 1993,  members of Medtronic's man-
                             agement held various discussions  and meetings with members  of
                             Electromedics' management regarding Electromedics' business and
                             operations,   and   Medtronic   conducted   a   due   diligence
                             investigation  of  Electromedics.  See  "Information  Regarding
                             Electromedics."   Members  of  SJM's   management  had  similar
                             discussions and meetings with Electromedics' management  during this  time.  On November  1,  1993, Dain  Bosworth Incorporated
                             ("DBI") was retained by Electromedics as its financial advisor.
                             Thereafter, DBI conducted  an evaluation  of Electromedics  and contacted  14 companies (including Medtronic and SJM) regarding
                             their  interest   in   making  an   acquisition   proposal   to
                             Electromedics.
                             By  letter to Electromedics dated  November 12, 1993, Medtronic proposed a merger of  Electromedics and a Medtronic  subsidiary in  which  Electromedics shareholders  would receive  $6.125 in cash or $6.125  in shares  of Medtronic Common  Stock for  each share of Electromedics Common Stock. The Electromedics Board of
                             Directors  met and, based  on its review  of valuation analyses prepared by DBI and discussions with DBI and counsel, concluded that the  Medtronic offer  was not  adequate, that  DBI  should discuss  with  Medtronic its  flexibility as  to the  price and other terms of the transaction and that DBI should continue its discussions with  other  companies.  DBI, on  behalf  of  Elec-
                             tromedics, continued its discussions with Medtronic and SJM and other  companies that had expressed an interest in discussing a potential acquisition of Electromedics.
                             On November 30, 1993,  SJM delivered a  draft letter of  intent regarding  an acquisition  proposal for  Electromedics to merge with a subsidiary of SJM for a combination of $6.25 in cash  or
                             $6.25  in  shares  of  SJM  Common  Stock  for  each  share  of
                             Electromedics Common Stock. On December 1, 1993, SJM  increased its  proposal to $6.375 per share of Electromedics Common Stock following discussions  regarding  the  adequacy  of  the  $6.25 offer.  Negotiations  continued with  SJM,  and on  December 6,
                             1993, the Board  of Directors of  Electromedics held a  special meeting at which it approved a merger agreement with SJM at the
                             $6.375 price, and the agreement was executed.
                             By  letter to  Electromedics dated December  9, 1993, Medtronic proposed a merger of  Electromedics and a Medtronic  subsidiary in which Electromedics shareholders would receive $6.75 in cash or  $6.75 in shares of Medtronic Common Stock for each share of
                             Electromedics Common Stock. On December  21, 1993, a member  of
                             SJM's  management  advised  DBI  that  SJM  was  considering  a proposal to permit Electromedics to pay a cash dividend to  its shareholders  immediately prior to a  merger with SJM such that
                             the   aggregate   consideration   received   by   Electromedics
                             shareholders  would  equal  $6.75  per  share  of Electromedics
                             Common Stock, although no such  proposal was submitted by  SJM.
                             Later on December 21, 1993, Medtronic increased its proposal to
                             $6.875 per share of Electromedics Common Stock.
                             On  December 22,  1993, the  Electromedics Board  of Directors,
                             based upon the  factors described  below under  "The Merger  --
                             Electromedics'  Reasons for  the Merger;  Recommendation of the
                             Electromedics Board  of  Directors," unanimously  approved  the
                             Merger

                             Agreement  with Medtronic, and the  Merger Agreement was signed on December 23,  1993. The SJM  merger agreement permitted  the
                             Electromedics  Board  of Directors  to terminate  the agreement
                             under  certain  circumstances,   and  on   December  23,   1993
                             Electromedics notified SJM that it had done so. See "The Merger
                             -- Electromedics' Reasons for the Merger; Recommendation of the
                             Electromedics  Board of Directors," "-- Medtronic's Reasons for
                             the Merger," "-- Electromedics' Financial Advisor" and "--  SJM
                             Termination Fee."
Reasons for the Merger:....  In reaching its conclusions to approve the Merger Agreement and
                             Plan  of Merger  and to recommend  the approval of  the Plan of
                             Merger by  the  Electromedics shareholders,  the  Electromedics
                             Board  of Directors considered  the significant premium offered by Medtronic over the trading price of the Electromedics Common
                             Stock during  the  period  preceding the  announcement  of  the
                             retention   of  DBI   to  consider   alternatives  to  maximize
                             Electromedics'   shareholder   value;   the   opportunity   for
                             Electromedics shareholders to elect to maintain a participation in  Electromedics' future on a  tax-free basis; the opportunity for Electromedics shareholders to continue their equity partic-
                             ipation  in  a  larger,   more  diversified  medical   products
                             enterprise;  the opportunity for  Electromedics shareholders to receive cash  dividends on  their stock;  the compatibility  of certain  products  of  Electromedics  and  Medtronic;  and  the increasingly competitive environment  for Electromedics'  major products.  In  addition, the  Electromedics Board  of Directors
                             considered  the  business,  financial  condition,  results   of
                             operations  and  prospects of  Electromedics and  Medtronic, on both a historical  and prospective basis,  and the current  and historical  market prices of Electromedics and Medtronic Common
                             Stock. The Electromedics Board of Directors also considered the opinion of DBI  that the  consideration to be  received by  the
                             Electromedics  shareholders  in  the  Merger  is  fair  to  the
                             Electromedics shareholders from a financial point of view.
                             THE  BOARD  OF  DIRECTORS  OF  ELECTROMEDICS  HAS   UNANIMOUSLY
                             APPROVED   THE  MERGER,  AND  THE  BOARD  RECOMMENDS  THAT  THE
                             SHAREHOLDERS OF  ELECTROMEDICS VOTE  IN FAVOR  OF THE  PROPOSAL
                             SUBMITTED FOR CONSIDERATION AT THE MEETING.
                             See  "The  Merger  -- Electromedics'  Reasons  for  the Merger;
                             Recommendation of the  Electromedics Board  of Directors,"  "--
                             Medtronic's   Reasons  for  the   Merger,"  "--  Electromedics'
                             Financial  Advisor,"  and  "--  Comparative  Stock  Prices  and
                             Dividends." For information on the interests of certain persons in the Merger, see "The Merger -- Conflicts of Interest."
Electromedics' Financial
 Advisor:..................  Dain    Bosworth   Incorporated   ("DBI")   was   retained   by
                             Electromedics to advise it with respect to the consideration to be received by  Electromedics shareholders in  the Merger.  DBI
                             has   issued  its  written  opinion  to  the  effect  that  the
                             consideration to  be received  in the  Merger by  Electromedics shareholders  is fair to the  Electromedics shareholders from a financial point of view. The full  text of the opinion of  DBI, which  contains information as to the assumptions made, matters considered and  the scope  and limitations  on the  review  un-
                             dertaken,   is  set   forth  as   Appendix  C   to  this  Proxy
                             Statement/Prospectus and should  be read in  its entirety.  See
                             "The Merger -- Electromedics' Financial Advisor."

Fluctuation in Market
 Price:....................  The  number of shares of Medtronic Common Stock received in the
                             Merger by  Electromedics'  shareholders who  elect  stock  will depend  on the market value of Medtronic Common Stock, which is subject to  fluctuation. There  can be  no assurance  that  the
                             recent   market  prices  of  Medtronic  Common  Stock  will  be
                             maintained until or after the  consummation of the Merger.  See
                             "Comparative Stock Prices and Dividends."
                             Under  the  Merger  Agreement, the  Conversion  Ratio  will not reflect an Average Market Price of less than $68.00 or  greater than  $98.00 per share. Therefore, the Conversion Ratio may not fully reflect the  price of  Medtronic Common Stock  as of  the
                             Effective  Time of the Merger. See "The Merger -- Conversion of
                             Electromedics Common Stock in the Merger."
Certain Federal Income Tax
 Consequences:.............  The Merger will be treated as a tax-free reorganization  within the  meaning of  Sections 368(a)(1)(A) and  368(a)(2)(D) of the
                             Internal  Revenue  Code  of  1986,  as  amended  (the  "Code").
                             Medtronic,  Electromedics and Merger Subsidiary  will each be a
                             "party to  the reorganization"  within the  meaning of  Section
                             368(b) of the Code.
                             No gain or loss will be recognized by the shareholders of Elec-
                             tromedics  upon  their  receipt of  Medtronic  Common  Stock in exchange for their Electromedics Common Stock. An Electromedics shareholder  receiving  cash,  however,  will  be  required  to recognize  gain, if any, realized in the transaction but not in excess of the  cash received  by such shareholder.  As to  each shareholder  who receives cash, the  character of the resulting
                             gain  will  be  either  capital  gain  or  ordinary   dividend,
                             depending on the nature of such shareholder's investment in the
                             Electromedics  Common Stock. See "The Merger -- Certain Federal
                             Income Tax Consequences."
Accounting Treatment:......  As required by  generally accepted  accounting principles,  the purchase  method  of accounting  will be  used by  Medtronic to account for the Merger. See "The Merger -- Accounting Treatment
                             of the Merger."
Treatment of Stock
 Options:..................  Pursuant to the  Merger Agreement, all  outstanding options  to purchase  Electromedics  Common Stock  will  become immediately exercisable in full and holders  of such options will be  given the  right to exercise the options  prior to the Merger. If not exercised, the options will terminate at the Effective Time  of the  Merger. Electromedics will provide separate written notice to holders  of options  which will  explain the  procedure  and deadline  for exercising  such options  and filing  an Election
                             Form with respect to the  shares of Electromedics Common  Stock acquired  upon  exercise.  Holders of  shares  of Electromedics
                             Common Stock acquired upon any such exercise of options will be entitled to  elect to  receive in  the Merger  cash, shares  of
                             Medtronic  Common  Stock, or  a  combination of  cash  and such shares, as described  in this  Proxy Statement/Prospectus.  See
                             "The Merger -- Treatment of Stock Options."
Conflicts of Interest:.....  Under  previously existing retirement  agreements between Elec-
                             tromedics and F. James Lynch,  Chairman of the Board and  Chief
                             Executive Officer, Howard Prosky, Vice President, Manufacturing

                             and  a  director, and  Richard B.  Carlock, Vice  President and
                             Chief Financial Officer of Electromedics, if such executives do not remain  employed by  Electromedics for  at least  one  year after  a change of control of Electromedics, Electromedics will make certain cash  payments to the  executive. The Merger  will constitute  a change  in control  of Electromedics  and the key executives will cease employment with Electromedics and receive payments under the  retirement agreements.  In addition,  these executives of Electromedics have executed consulting agreements with  Electromedics  that  will provide  for  payments  to such executives for two  years following  the Merger  in return  for their  consulting  services to  Electromedics. The  Merger will also cause all  outstanding options  to purchase  Electromedics
                             Common  Stock, including  options held by  these executives, to become immediately exercisable in  full and remain  exercisable in  accordance with the terms of the options until the exercise deadline specified  in  the  notice from  Electromedics.  As  a result of the foregoing, Messrs. Lynch, Prosky and Carlock have a  conflict of interest in connection with the Merger. See "The
                             Merger -- Conflicts of Interest"  and "The Merger --  Treatment
                             of Stock Options."
Regulatory Approval:.......  The  only federal or state regulatory approval needed to effect the Merger was the expiration  of the waiting period under  the
                             HSR  Act, which period  expired on February  13, 1994. See "The
                             Merger -- Regulatory Requirements."

 COMPARISON OF RIGHTS OF MEDTRONIC SHAREHOLDERS AND ELECTROMEDICS SHAREHOLDERS

    Medtronic and Electromedics are incorporated under the laws of the States of Minnesota and Colorado, respectively. The rights of Electromedics shareholders are currently governed by the Restated Articles of Incorporation and Bylaws, as amended, of Electromedics. Upon consummation of the Merger, Electromedics Shareholders will become shareholders of Medtronic and their rights as such will be governed by the Restated Articles of Incorporation and Bylaws, as amended, of Medtronic. See "The Merger -- Comparative Rights of Medtronic Shareholders and Electromedics Shareholders."

           RECENT PRICES OF MEDTRONIC AND ELECTROMEDICS COMMON STOCK

    On November 18, 1993, the day preceding public announcement of Medtronic's initial $6.125 merger proposal, the reported closing sale price of Medtronic Common Stock on the NYSE was $75.75 per share. On that day, the reported closing sale price of Electromedics Common Stock on the NASDAQ National Market was $5.625 per share. On an equivalent per share basis, the reported closing sale price of Electromedics Common Stock on November 18, 1993 (calculated by multiplying the closing sale price of Medtronic Common Stock by .0859) would have been $6.51. Solely for illustrative purposes of presenting equivalent share calculations, the portion of a Medtronic share into which one Electromedics share would be converted in the Merger is estimated by using $80.00 (the reported closing sale price of Medtronic Common Stock on March 15, 1994) as the Average Market Price of Medtronic Common Stock. The reported closing sale price for shares of Electromedics Common Stock as reported by NASDAQ on that day was $6.50 per share, or $6.87 on an equivalent per share basis as calculated above. See "Comparative Stock Prices and Dividends."

    Pursuant to the Merger, the actual portion of a Medtronic share into which one Electromedics share will be converted will be equal to $6.875 divided by the Average Market Price of Medtronic Common Stock for the ten consecutive NYSE trading days ending on the third trading day immediately preceding the Effective Time of the Merger, but not less than $68.00 nor more than $98.00 per Medtronic share. See "The Merger -- Conversion of Electromedics Common Stock in the Merger."

                       SELECTED HISTORICAL FINANCIAL DATA

    The following table sets forth selected historical financial data for Medtronic for each of the five consecutive fiscal years ended April 30, 1993 and the nine months ended January 28, 1994 and January 29, 1993, and for Electromedics for each of the five consecutive fiscal years ended December 31, 1993. Such data should be read in conjunction with the consolidated financial statements and the unaudited condensed consolidated interim financial statements of Medtronic and Electromedics, all of which are incorporated by reference herein. Selected unaudited financial data for Medtronic for the nine months ended January 28, 1994 and January 29, 1993 include all adjustments (consisting only of normal recurring accruals) that Medtronic considers necessary for a fair presentation of the consolidated operating results for such interim periods. Results for the interim periods are not necessarily indicative of results for the full years. See "Information Incorporated by Reference."

                                MEDTRONIC, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       NINE MONTHS ENDED
                                --------------------------------                    YEAR ENDED APRIL 30,
                                  JANUARY 28,      JANUARY 29,    --------------------------------------------------------
                                     1994             1993           1993        1992        1991       1990       1989
                                ---------------  ---------------  ----------  ----------  ----------  ---------  ---------
Net sales.....................     $ 997,964        $ 969,924     $1,328,208  $1,176,912  $1,021,423  $ 865,918  $ 765,783
Net earnings before cumulative       165,613          153,604        211,584     161,541     133,372    112,874    100,285
 effect of accounting
 changes*.....................
Net earnings..................       165,613          139,248        197,228     161,541     133,372    112,874    100,285
Earnings per share from                 2.88             2.58           3.56        2.71        2.25       1.92       1.73
 continuing operations........
Earnings per share............          2.88             2.34           3.32        2.71        2.25       1.92       1.73
Total assets..................     1,314,939        1,286,450      1,286,450   1,163,456   1,024,141    885,285    783,000
Long-term debt................        19,676           17,140         10,851       8,618       7,918      7,996      8,225
Cash dividends per share......          0.51             0.42           0.56        0.48        0.41       0.35       0.30

                              ELECTROMEDICS, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------------
                                                                    1993       1992       1991       1990       1989
                                                                  ---------  ---------  ---------  ---------  ---------
Net sales.......................................................  $  37,474  $  39,057  $  34,811  $  28,912  $  25,397
Net earnings before extraordinary items and cumulative effect of        405      2,063      1,291        365        341
 accounting changes**...........................................
Net earnings....................................................        405      3,568      1,939        467        583
Earnings per share from continuing operations...................       0.03       0.17       0.13       0.04       0.04
Earnings per share..............................................       0.03       0.29       0.20       0.05       0.07
Total assets....................................................     43,460     42,367     37,115     26,458     25,030
Long-term debt..................................................      5,000      5,147     13,350     15,392     13,112
Cash dividends per share........................................          0          0          0          0          0

- ------------------------------
 * In the first quarter of fiscal year 1993, Medtronic reported the cumulative effect of accounting changes related to the adoption of new accounting standards for post-retirement benefits and income taxes which, net of taxes, totaled $14,356,000. Income from litigation settlements and certain non-recurring costs are included as a component of operating income.
** In fiscal year 1992, Electromedics reported the cumulative effect of accounting changes related to the adoption of a new accounting standard for income taxes totalling $1,569,000. In 1992, 1991, and 1990, Electromedics reported extraordinary losses of $64,000, $72,000, and $82,000, respectively, relating to the early extinguishment of debt. Tax benefits resulting from net operating loss carry forwards totalling $720,000, $184,000, $242,000, and $377,000 were recognized as extraordinary income in 1991, 1990, 1989, and 1988, respectively.

                           COMPARATIVE PER SHARE DATA

    The following summary presents Medtronic's and Electromedics' historical per share data at the respective dates and for the respective periods indicated, the unaudited Medtronic and DLP pro forma combined data, and the unaudited Medtronic, DLP and Electromedics pro forma combined data per Medtronic share and per Electromedics equivalent share. The pro forma combined data for Medtronic and DLP reflect Medtronic's acquisition of DLP, Inc. and its affiliated entities in March 1994. See "Unaudited Pro Forma Condensed Combined Financial Statements." The unaudited Medtronic, DLP and Electromedics pro forma combined data reflect consummation of the Merger as of the dates and for the periods shown and assume, solely for illustrative purposes of this presentation, that holders of Electromedics Common Stock elect to receive only shares of Medtronic Common Stock in the Merger and no cash and that the Average Market Price for Medtronic Common Stock is $80.00 (the reported closing sale price of Medtronic Common Stock on March 15, 1994). The actual Average Market Price that will be used in the Merger will be the Average Market Price of Medtronic Common Stock for the ten consecutive NYSE trading days ending on the third trading day immediately preceding the Effective Time of the Merger, but not less than $68.00 nor more than $98.00 per Medtronic share. The pro forma data are provided for comparative purposes only and do not purport to be indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger. The information presented below should be read in conjunction with the separate historical consolidated financial statements of Medtronic and of Electromedics, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "Information Incorporated by Reference."

                                                                                EARNINGS FROM
                                                              BOOK VALUE    CONTINUING OPERATIONS    CASH DIVIDENDS
                                                              -----------  -----------------------  -----------------
MEDTRONIC HISTORICAL DATA:
  Per Medtronic share at and for the nine months ended         $   16.05          $    2.88             $    0.51
   January 28, 1994.........................................
  Per Medtronic share at and for the fiscal year ended April       14.55               3.56                  0.56
   30, 1993.................................................
MEDTRONIC AND DLP PRO FORMA COMBINED DATA:
  Per Medtronic share at and for the nine months ended         $   16.05          $    2.88             $    0.51
   January 28, 1994 (1).....................................
  Per Medtronic share at and for the fiscal year ended April       14.55               3.56                  0.56
   30, 1993 (2).............................................
ELECTROMEDICS HISTORICAL DATA:
  Per Electromedics share at and for the fiscal year ended     $    2.34          $    0.03             $    0.00
   December 31, 1993........................................
  Per Electromedics share at and for the twelve months ended        2.36               0.14                  0.00
   March 31, 1993...........................................
  Per Electromedics share at and for the nine months ended          2.34               0.01                  0.00
   December 31, 1993........................................
MEDTRONIC, DLP AND ELECTROMEDICS PRO FORMA COMBINED DATA:
  Per Medtronic share at and for the nine months ended         $   17.34          $    2.80             $    0.51
   January 28, 1994 (1).....................................
  Per Electromedics share equivalent (3) at and for the nine        1.49               0.24                  0.04
   months ended January 28, 1994 (1)........................
  Per Medtronic share at and for the fiscal year ended April       15.89               3.49                  0.56
   30, 1993 (2).............................................
  Per Electromedics share equivalent (3) at and for the             1.36               0.30                  0.05
   fiscal year ended April 30, 1993 (2).....................

- ------------------------------
(1) The combined pro forma data combine the financial information of Medtronic at and for the nine-month period ended January 28, 1994 with the financial information of Electromedics and/or DLP at and for the nine-month period ended December 31, 1993.
(2) The combined pro forma data combine the financial information of Medtronic at and for the year ended April 30, 1993 with the financial information of DLP at and for the year ended April 30, 1993 and of Electromedics at and for the year ended March 31, 1993.
(3) The "Per Electromedics share equivalent" amounts reflect the pro forma "Per Medtronic share" amounts multiplied by the conversion ratio that results from assuming, for illustrative purposes of this presentation, that the Average Market Price for Medtronic Common Stock is as noted above in the introduction to this table.

                              GENERAL INFORMATION

    This Proxy Statement/Prospectus is being furnished to the shareholders of Electromedics in connection with the solicitation by the Board of Directors of Electromedics of proxies to be voted at the Meeting to be held on April 25, 1994.

    At the Meeting, Electromedics shareholders will be asked to consider and vote upon the approval of the Plan of Merger, providing for the Merger of Electromedics with and into Merger Subsidiary, a wholly-owned subsidiary of Medtronic, as a result of which Electromedics will become a wholly-owned subsidiary of Medtronic. A copy of the Plan of Merger is attached as Appendix A to this Proxy Statement/Prospectus. Other terms and provisions related to the Merger are set forth in an Agreement and Plan of Merger dated as of December 23, 1993 (the "Merger Agreement"), among Medtronic, Electromedics, and Merger Subsidiary, as described herein and incorporated herein by reference. A copy of the Merger Agreement may be obtained from Electromedics upon request. See "Information Incorporated by Reference."

    The Board of Directors of Electromedics has unanimously approved the Merger. The Board of Directors of Medtronic has approved the Merger and the issuance of shares of Medtronic Common Stock in the Merger. See "The Merger -- Background of the Merger." Applicable Minnesota law does not require that Medtronic shareholders approve the Merger, and no such approval is being sought.
Medtronic, as the sole shareholder of Merger Subsidiary, has approved the Merger.

    Pursuant to the Plan of Merger, upon effectiveness of the Merger, each outstanding share of Electromedics Common Stock, except for 346,359 shares of Electromedics Common Stock owned by Medtronic and except for shares of Electromedics Common Stock held by shareholders who perfect dissenters' rights under Colorado law (see "The Merger -- Rights of Dissenting Electromedics Shareholders"), will be converted into the right to receive, at the election of the holder, either (i) $6.875 in cash; or (ii) a portion of a share of Medtronic Common Stock. Electromedics shareholders will have the right to elect to receive all cash, all stock, or a combination of cash and stock, subject to the election and allocation procedures described below. See "The Merger -- General" and "The Merger -- Conversion of Electromedics Common Stock in the Merger."

    The close of business on March 10, 1994 (the "Record Date") has been fixed as the record date for determination of the holders of Electromedics Common Stock who are entitled to notice of and to vote at the Meeting or at any adjournment thereof. Electromedics has only one class of capital stock outstanding, Common Stock, $.05 par value per share. As of the Record Date, there were 14,056,800 shares of Electromedics Common Stock outstanding held by approximately 11,167 holders of record. The holders of record on the Record Date of shares of Electromedics Common Stock are entitled to one vote per share at the Meeting. The presence at the Meeting in person or by proxy of the holders of one-third of the outstanding shares of Electromedics common stock entitled to vote shall constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares of Electromedics Common Stock is required for approval of the Merger. Medtronic intends to vote its Electromedics shares in favor of the Merger, and the directors and executive officers of Electromedics have agreed to vote their Electromedics shares in favor of the Merger. See "The Merger -- Vote Required."

    Representatives of Deloitte & Touche, Electromedics' independent accountants, are expected to be present at the Meeting. Such representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

    A proxy card is enclosed for use by Electromedics shareholders. Such shareholders are solicited on behalf of the Board of Directors of Electromedics to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. An Election Form, for use in electing to receive cash, stock, or a combination of cash and stock, in exchange for Electromedics Common Stock, is being sent to Electromedics shareholders in a separate mailing on the same date as this Proxy Statement/Prospectus. See "The Merger -- Conversion of

Electromedics Common Stock in the Merger" for directions and the deadline for submitting the Election Forms. QUESTIONS OR REQUESTS FOR ASSISTANCE IN COMPLETING AND SUBMITTING PROXY CARDS AND ELECTION FORMS MAY BE DIRECTED TO CHEMICAL BANK AT THE ADDRESS OR TELEPHONE NUMBER LISTED ON THE COVER OF THIS PROXY STATEMENT/PROSPECTUS.

    All properly executed proxies not revoked will be voted at the Meeting in accordance with the instructions contained therein. Proxies containing no instructions will be voted in favor of approval of the Plan of Merger. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to an officer of Electromedics, or by attending the Meeting and voting in person. Abstentions will be treated as shares present for purposes of determining a quorum for the Meeting but will have the same effect as a vote against approval of the Plan of Merger. If a broker or other record holder or nominee indicates on a proxy that it does not have direction or authority as to certain shares to vote on the Plan of Merger, those certain shares will not be considered as present at the Meeting with respect to the vote on the Plan of Merger.

    If any other matters are properly presented for consideration at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    THE BOARD OF DIRECTORS OF ELECTROMEDICS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PLAN OF MERGER. See "The Merger -- Conflicts of Interest" for a discussion of conflicts of interest that certain directors and members of management have in connection with the Merger.

    SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. INSTEAD, STOCK CERTIFICATES (OR A GUARANTY OF DELIVERY) SHOULD BE
RETURNED   WITH  THE  ELECTION  FORMS  BEING  SENT  IN  A  SEPARATE  MAILING  TO
SHAREHOLDERS.

    In addition to the solicitation of proxies by use of mail, the directors, officers or regular employees of Electromedics may, but without compensation other than their regular compensation, solicit proxies personally or by telephone or telegraph. In addition, Chemical Bank, a firm that provides professional proxy soliciting services, has been engaged to assist in the solicitation of proxies from brokers, bank nominees, institutional holders and other Electromedics shareholders and to serve as information agent in connection with the Merger. Chemical Bank will receive reasonable and customary compensation for such services and reimbursement of reasonable out-of-pocket expenses. Electromedics intends to reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Electromedics Common Stock held of record by such persons. Electromedics and Medtronic have agreed to share equally all expenses relating to the printing and mailing of this Proxy Statement/ Prospectus and the filing of it with the Commission and the costs and fees of the Exchange Agent and Chemical Bank.

    All information in this Proxy Statement/Prospectus with respect to Medtronic
has   been  furnished  by   Medtronic  and  all   information  with  respect  to
Electromedics has been furnished by Electromedics.

    The  mailing  of   this  Proxy  Statement/Prospectus   to  shareholders   of
Electromedics is expected to commence on or about March 24, 1994.

                                   THE MERGER

    SET FORTH BELOW IS A BRIEF DESCRIPTION OF CERTAIN TERMS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF MERGER, WHICH IS ATTACHED HERETO AS APPENDIX A, AND TO THE MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT MAY BE OBTAINED FROM ELECTROMEDICS UPON REQUEST. SEE "INFORMATION INCORPORATED BY REFERENCE."

GENERAL

    Medtronic, Merger Subsidiary, and Electromedics have entered into the Merger Agreement, which provides that Electromedics will be merged with and into Merger Subsidiary, with Merger Subsidiary remaining a wholly-owned subsidiary of Medtronic. In the Merger, Merger Subsidiary will change its name to "Electromedics, Inc." Each outstanding share of Electromedics Common Stock, other than the 346,359 shares owned by Medtronic and shares held by Electromedics shareholders who perfect dissenters' rights under Colorado law, will be converted at the Effective Time (as defined below) into the right to receive, at the election of each shareholder, either (i) $6.875 in cash; or (ii) the portion of a share of Medtronic Common Stock equal to $6.875 divided by the Average Market Price (determined as described below) of Medtronic Common Stock for the Determination Period (as defined below), but not less than $68.00 per share or more than $98.00 per share. Subject to the election and allocation procedures described below, each Electromedics shareholder will be able to receive all cash, all Medtronic Common Stock, or a combination of cash and Medtronic Common Stock, in exchange for the holder's shares of Electromedics Common Stock. See "The Merger -- Conversion of Electromedics Common Stock in the Merger."

EFFECTIVE TIME OF THE MERGER

    As soon as practicable after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, articles of merger will be filed with the Secretaries of State of the States of Colorado and Minnesota, at which time the Merger will become effective (the "Effective Time"). It is presently contemplated that the Effective Time will be as soon as practicable after approval of the Plan of Merger at the Meeting.

BACKGROUND OF THE MERGER

    The terms of the Merger Agreement are the result of arm's-length negotiations between representatives of Medtronic and Electromedics. The following is a brief discussion of the background of these negotiations, negotiations with St. Jude Medical, Inc. ("SJM"), the Merger and related transactions.

    Medtronic first considered a possible acquisition of Electromedics in 1989, and again in 1991, as part of its ongoing, systematic process of reviewing potential acquisition candidates in the medical device business that appear to offer products complementary to those of Medtronic. Its consideration of Electromedics was part of a larger search by Medtronic for appropriate acquisitions and business combinations. Medtronic began evaluating Electromedics more seriously beginning in early 1993, as a result of the price of Electromedics stock at that time and a view that Electromedics' business could fit well with that of Medtronic. Prior to July 1993, however, Medtronic had not received from Electromedics any indication of interest in a possible business combination.

    SJM first approached Electromedics regarding a possible acquisition at an industry meeting in April 1993. Electromedics expressed no interest in an acquisition at that time. Electromedics furnished certain due diligence information regarding Electromedics to SJM on a confidential basis in June 1993.

    In July 1993, Willard H. Lewis, Vice President and President, Cardiac Surgery Business, of Medtronic and F. James Lynch, Electromedics' Chief Executive Officer, discussed informally whether Electromedics might be willing to consider an acquisition proposal from Medtronic. These discussions were informal and no formal offer was solicited by Electromedics or made by Medtronic. On July 29, 1993, Mr. Lewis and Michael D. Ellwein, Vice President, Corporate Development and Associate General Counsel of Medtronic met with Mr. Lynch and delivered a letter to Electromedics in which Medtronic proposed an acquisition of Electromedics by means of a merger of Electromedics and a Medtronic subsidiary in which Electromedics shareholders would receive $5.50 in cash or $5.50 in shares of Medtronic Common Stock for each share of Electromedics Common Stock. Medtronic's initial offer of $5.50 in cash or in shares of Medtronic Common Stock was determined based upon its review of the values produced from a financial modeling of projected revenues and profits for Electromedics and a general review of stock trading prices and revenue multiples for other publicly-held medical device companies, all of which was done internally by Medtronic. Medtronic also believed that the choice of cash, stock, or a combination of cash and stock would offer flexibility and be attractive to Electromedics' shareholders. The parties to the meeting on July 29, 1993 discussed the price and other terms of the Medtronic offer as contained in the proposal letter. Mr. Lynch also indicated at the meeting that SJM had expressed an interest in the possible acquisition of Electromedics, and he offered to send to Medtronic a package of due diligence information. On August 4, 1993, the Electromedics Board of Directors held a special meeting at which it unanimously rejected the Medtronic proposal and so advised Medtronic by letter on that date.

    At about the same time that Medtronic received the Electromedics letter rejecting its proposal, Medtronic was sent due diligence information on Electromedics on a confidential basis. At a regular meeting held on August 26, 1993, the Electromedics Board of Directors discussed Medtronic's continued interest in Electromedics and authorized management to investigate the retention of a financial advisor in the event that another acquisition proposal was made by any party. On September 1, 1993, Mr. Lewis, Mr. Ellwein, Mr. Lynch and Richard B. Carlock, Vice President and Chief Financial Officer of Electromedics, met to continue discussions about Electromedics' business in connection with a possible acquisition. This was followed by a few informal telephonic discussions among these individuals and Dian E. Rosenhamer, Vice President, Finance, Cardiac Surgery Business, of Medtronic to discuss various aspects of Electromedics' business and arrange an on-site due diligence meeting. On September 16 and 17, 1993, Ms. Rosenhamer, Dean E. Rustad, Manager, Financial Analysis, Corporate Development of Medtronic and Thomas M. Tefft, Assistant Controller of Medtronic, met with Mr. Lynch, Mr. Carlock, and Howard Prosky, Vice President, Manufacturing of Electromedics, to conduct business and financial due diligence. See "Information Regarding Electromedics." Electromedics provided Medtronic with additional follow-up information periodically from September 18, 1993 through October 21, 1993, when another due diligence meeting was held between Ms. Rosenhamer and Mr. Carlock.

    In early September 1993, a member of SJM's management contacted Mr. Lynch to express an interest in continuing informal discussions with Electromedics regarding a possible acquisition of Electromedics. On September 20 and 21, 1993, members of SJM's management held a due diligence meeting with Mr. Lynch, Mr. Carlock and Mr. Prosky. Similar informal discussions occurred telephonically between members of SJM's management and Messrs. Lynch and Carlock sporadically from September 21, 1993 through the commencement of formal negotiations with SJM in late November 1993, as discussed below.

    Electromedics' management engaged in the informal discussions with Medtronic and SJM following rejection of Medtronic's July 29 offer because it believed that it was in the best interests of shareholders to do so, both from the perspective of a potential acquisition of Electromedics at a premium over then-existing market prices for Electromedics Common Stock and because Medtronic and SJM could be valuable partners in strategic alliances to develop Electromedics products.

    After the meeting on October 21, 1993 between Ms. Rosenhamer and Mr. Carlock, Electromedics' management concluded that a financial advisor should be engaged in light of the apparent level of interest of both SJM and Medtronic. During the week of October 25, 1993, Mr. Lewis and Mr. Lynch had a telephone conversation to arrange a meeting to continue discussions about a possible acquisition of Electromedics by Medtronic. On October 28, 1993, Mr. Lynch and Mr. Carlock met with representatives of Dain Bosworth Incorporated ("DBI") regarding the retention of DBI as financial advisor to Electromedics. Messrs. Lynch and Carlock negotiated an advisory agreement with DBI on October 29 and November 1, 1993. Electromedics' Board of Directors approved the retention of DBI at a meeting on November 1, 1993, and the advisory agreement between Electromedics and DBI was executed on that date. Other than the July 29, 1993 offer by Medtronic discussed above, no firm offer was made by Medtronic or SJM prior to the retention of DBI by Electromedics on November 1. See "The Merger -- Electromedics' Financial Advisor."

    DBI was engaged to analyze the business, operations, financial condition and prospects of Electromedics, to assist Electromedics in its analysis and implementation of methods to increase and maximize shareholder value, to assist Electromedics by identifying potential purchasers and determining the extent of any interest of potential purchasers, to advise Electromedics regarding any proposed transaction and to render a fairness opinion if requested by Electromedics. In connection with its engagement, DBI conducted a financial evaluation of Electromedics as described below under "The Merger -- Electromedics' Financial Advisor." In addition, DBI contacted 14 companies (including Medtronic and SJM) regarding their interest in making an acquisition proposal to Electromedics. Through DBI, Electromedics provided nine companies other than Medtronic and SJM who expressed an interest in Electromedics with a package of confidential information about Electromedics after receiving signed confidentiality agreements.

    On November 3, 1993, Mr. Lewis and Mr. Ellwein of Medtronic met with Mr. Lynch and Mr. Carlock to discuss Medtronic's interest in acquiring Electromedics, and the Medtronic representatives stated a purchase price of $6.125 per share but made no formal offer. By letter to Electromedics dated November 12, 1993, Medtronic proposed a merger of Electromedics and a Medtronic subsidiary in which Electromedics shareholders would receive $6.125 in cash or $6.125 in shares of Medtronic Common Stock for each share of Electromedics Common Stock. Medtronic's increased offer of $6.125 in cash or in shares of Medtronic Common Stock was determined by it as within the range of prices supported by Medtronic's earlier financial projections and was adjusted based on Medtronic's desire to present an offer that would be competitive with offers that Electromedics might receive from other potential acquirors of Electromedics.

    At a regular meeting held November 18, 1993, the Electromedics Board of Directors met to consider the valuation analyses of Electromedics prepared by DBI and to consider the Medtronic offer. The DBI valuation analyses are summarized below under "The Merger -- Electromedics' Financial Advisor." Based on its review of the DBI analyses and discussions with DBI and counsel, the Board of Directors concluded that the Medtronic offer was not adequate, that DBI should discuss with Medtronic its flexibility as to the price and other terms of the transaction and that DBI should continue its discussions with other companies. The Electromedics Board of Directors believed that Electromedics should not be sold at the price offered by Medtronic.

    After the November 18 Board meeting, DBI, on behalf of Electromedics, had a meeting on November 22, 1993 and other discussions with Medtronic in accordance with the Board's directive and a meeting on November 22, 1993 and other discussions with SJM to determine SJM's interest in making an acquisition proposal to Electromedics. In addition, DBI inquired of the other companies that had received confidential information regarding Electromedics as to whether they had an interest in making an acquisition proposal. DBI reported the results of these discussions to Electromedics' management on November 23, 1993. In addition, a member of SJM's management telephoned Mr. Lynch on November 23, 1993 to express SJM's interest in making an acquisition proposal to Electromedics. The Electromedics Board of Directors held a special meeting on November 24, 1993 to review the discussions held by DBI with Medtronic and SJM following the November 18 Board meeting and authorized management to commence negotiations with SJM regarding a specific acquisition proposal from SJM. Based on DBI's discussions with SJM, Electromedics' Board of Directors believed that SJM might be interested in making an offer to acquire Electromedics at a price higher than the Medtronic offer. In addition, DBI continued discussions with Medtronic regarding its flexibility as to price and other terms and continued discussions with other companies as to their interest in Electromedics in order to maximize the potential value that might be received by Electromedics shareholders.

    On November 29, 1993, SJM advised Electromedics orally of its interest in making an acquisition proposal for Electromedics to merge with a subsidiary of SJM for a combination of $6.25 in cash or

$6.25 in shares of SJM Common Stock for each share of Electromedics Common Stock. On November 30, 1993, SJM delivered a draft letter of intent regarding this acquisition proposal, and on December 1, 1993, SJM increased its proposal to $6.375 per share of Electromedics Common Stock following discussions with DBI regarding the adequacy of the $6.25 offer.

    The Electromedics Board of Directors held a special meeting on December 2, 1993 to consider the SJM proposal. At the meeting, DBI summarized the SJM proposal and negotiations by DBI with SJM and its financial advisor that led to the proposal and discussed SJM, its business and stock valuation. DBI also presented an updated valuation analysis of Electromedics that was based on revised estimates prepared by Electromedics management. See "The Merger -- Electromedics' Financial Advisor." In addition, DBI reported that SJM, Medtronic and one other company were the remaining interested companies, that the other companies contacted had concluded not to pursue discussions further and that the other interested company had deferred its due diligence visit in light of the SJM offer. This company subsequently did not pursue its investigation of Electromedics or make any acquisition proposal to Electromedics. After discussion of the SJM proposal, including an oral opinion from DBI that the proposed merger consideration to be paid by SJM was fair to the Electromedics shareholders from a financial point of view, the Board of Directors authorized management of Electromedics to enter into a letter of intent to merge with SJM subject to completion of negotiations regarding a proposed termination fee. These negotiations continued during the evening of December 2, 1993 without resolution of certain issues, including the terms of the proposed termination fee. On December 3, 1993, Electromedics' Board of Directors held a special meeting to review the status of these negotiations and authorized continued negotiations toward a definitive merger agreement with SJM. These negotiations occurred on December 4 and 5, 1993. On December 6, 1993, the Electromedics Board of Directors held a special meeting at which it approved a merger agreement with SJM at the $6.375 price, and the agreement was executed. The factors underlying the Board's decision to approve the merger agreement with SJM are the same as those that led the Board subsequently to approve the merger with Medtronic at a higher price. See "The Merger -- Electromedics' Reasons for the Merger."

    By letter to Electromedics dated December 9, 1993, Medtronic proposed a merger of Electromedics and a Medtronic subsidiary in which Electromedics shareholders would receive $6.75 in cash or $6.75 in shares of Medtronic Common Stock for each share of Electromedics Common Stock. Thereafter, Mr. Lynch, Mr. Carlock and DBI discussed the Medtronic proposal with members of Medtronic's management (principally Mr. Lewis and Mr. Ellwein) and with members of SJM's management. The discussions with Medtronic covered negotiation of the terms of a definitive agreement with Medtronic. The discussions with SJM concerned SJM's interest in amending its agreement with Electromedics to increase the acquisition price. In addition, Medtronic and SJM conducted additional due diligence regarding Electromedics. An agreement and plan of merger was negotiated by representatives of Electromedics and Medtronic. On December 21, 1993, a member of SJM's management advised DBI that SJM was considering a proposal to permit Electromedics to pay a cash dividend to its shareholders immediately prior to a merger with SJM such that the aggregate consideration received by Electromedics shareholders would equal $6.75 per share of
Electromedics Common Stock, although no such proposal was submitted by SJM. Later on December 21, 1993, Medtronic increased its proposal to $6.875 per share of Electromedics Common Stock.

    On December 22, 1993, the Electromedics Board of Directors, based upon the factors described below under "Electromedics' Reasons for the Merger; Recommendation of the Electromedics Board of Directors," unanimously approved the Merger Agreement with Medtronic. Negotiations regarding the Merger Agreement were completed by representatives of Medtronic and Electromedics on December 23, 1993, and the Merger Agreement was signed on that day. The SJM merger agreement permitted the Electromedics Board of Directors to terminate the agreement under certain circumstances, and on December 23, 1993 Electromedics notified SJM that it had done so. See "The

Merger  --  Electromedics'  Reasons  for  the  Merger;  Recommendation  of   the
Electromedics Board of Directors," "-- Medtronic's Reasons for the Merger," "-- Electromedics' Financial Advisor" and "-- SJM Termination Fee."

ELECTROMEDICS' REASONS FOR THE MERGER; RECOMMENDATION OF THE ELECTROMEDICS BOARD OF DIRECTORS

    The Electromedics Board of Directors believes that the Merger is in the best interests of Electromedics shareholders and unanimously recommends to its shareholders that they vote FOR approval of the Plan of Merger. See "The Merger
- -- Conflicts of Interest" for a discussion of conflicts of interest that certain directors and members of management have in connection with the Merger. In reaching these conclusions, the Electromedics Board of Directors considered the following factors. The Electromedics Board of Directors recognized that the Merger consideration offered a significant premium over the trading price of the Electromedics Common Stock during the period preceding the announcement of the engagement of DBI to consider alternatives to maximizing shareholder value and also provided the opportunity for Electromedics shareholders to maintain a participation in Electromedics' future on a tax-free basis through the election of Medtronic Common Stock. Medtronic Common Stock represents an opportunity for Electromedics shareholders to continue equity participation in a larger, more diversified medical products enterprise as well as a method to receive cash dividends on their shareholdings. Medtronic, which reported net sales of approximately $1.3 billion for the fiscal year ended April 30, 1993, produces a greater number and variety of products than Electromedics and has less dependence on any single product. Electromedics has never declared a cash dividend on Electromedics Common Stock. Electromedics intended to retain earnings to finance the growth of its business and did not anticipate that any cash dividends would be paid in the foreseeable future.

    The Electromedics Board of Directors has recognized that certain products sold by Electromedics and Medtronic are compatible. Competition in Electromedics' core business has increased significantly, and Electromedics' principal competitor has more financial resources than Electromedics. The environment for Electromedics' major products will become increasingly competitive in the near future. Accordingly, the Electromedics Board of Directors believes that combination with a larger, more diversified medical products company will result in higher value to be derived from Electromedics' core business than if Electromedics remains independent.

    In addition, the Electromedics Board of Directors considered the business, financial condition, results of operations and prospects of Electromedics and Medtronic, on both a historical and prospective basis, and the current and historical market prices of Electromedics and Medtronic Common Stock. These factors led the Electromedics Board of Directors to conclude that combination with Medtronic at this time would result in greater shareholder value than if Electromedics remained independent. The Electromedics Board of Directors also considered the opinion of DBI that the consideration to be received by the
Electromedics shareholders in the Merger is fair to the Electromedics shareholders from a financial point of view. See "The Merger -- Electromedics' Financial Advisor" and "Comparative Stock Prices and Dividends."

MEDTRONIC'S REASONS FOR THE MERGER

    Medtronic believes that the acquisition of Electromedics will enhance Medtronic's product offerings and will complement Medtronic's leadership in technologies for blood-handling and monitoring during major surgery. Medtronic believes that, amid rising costs of donor blood and rising concern about blood-borne diseases, technologies like those developed and manufactured by Electromedics that enable use of the patient's blood for reinfusion during surgery present an increasingly attractive alternative.

ELECTROMEDICS' FINANCIAL ADVISOR

    Electromedics has retained Dain Bosworth Incorporated ("DBI") to act as its exclusive financial advisor in connection with the Merger. See "The Merger -- Background of the Merger." DBI has advised Electromedics with respect to the respective merger proposals by SJM and Medtronic and the consideration to be received by Electromedics shareholders in the Merger. DBI was selected by

Electromedics' Executive Committee based upon its view of DBI's qualifications, expertise and reputation. In addition, DBI has provided certain investment banking services to Electromedics from time to time, including acting as managing underwriter of a public offering of Electromedics Common Stock in November 1990. The selection of DBI was ratified and approved by Electromedics' Board of Directors. The amount of the consideration to be received by Electromedics shareholders was determined through negotiations between
Electromedics and Medtronic and not by DBI, although DBI did assist the Electromedics Board of Directors in certain of these negotiations.

    DBI has rendered to the Electromedics Board of Directors an opinion that the per share consideration to be received by holders of Electromedics Common Stock in the Merger is fair to such shareholders from a financial point of view. A copy of the opinion of DBI, reaffirmed in writing as of the date hereof, is attached as Appendix C to this Proxy Statement/Prospectus. No limitations were imposed on DBI with respect to the scope of its investigation. As set forth in its opinion, DBI relied on, and did not independently verify, the accuracy, completeness and fairness of the financial and other information furnished to it by Electromedics and Medtronic, and publicly available information concerning Electromedics and Medtronic. DBI did not make an independent evaluation or appraisal of the assets and liabilities of Electromedics and Medtronic, and expressed no opinion regarding the liquidation value of any entity. Holders of Electromedics Common Stock are urged to read DBI's opinion in its entirety for a description of the procedures followed, the factors considered and the assumptions made by DBI in rendering its opinion.

    For purposes of its opinion, DBI reviewed and analyzed certain publicly available information relating to Electromedics, as well as various other information provided by Electromedics including certain financial forecasts and internal management reports. DBI analyzed the historical reported market prices and trading activity of Electromedics, as well as earnings, rates of return, capitalization, dividends, and other relevant factors associated with Electromedics. DBI visited the headquarters and primary manufacturing facility of Electromedics. DBI also held discussions with members of the senior management of Electromedics regarding its past and current business operations, financial condition and future prospects. DBI used the foregoing information to educate itself about Electromedics and the market for Electromedics' Common Stock.

    In conducting the review and in performing the analyses described below, DBI did not attribute any particular weight to any information or analysis considered by it, but rather made qualitative judgments as to the significance and relevance of each factor and analysis. Accordingly, DBI believes that the information reviewed and the analysis conducted must be considered as a whole and that considering any portion of such information or analyses, without considering all of such information and analyses, could create a misleading or incomplete view of the process underlying the opinion.

    DISCOUNTED CASH FLOW ANALYSIS. DBI assessed the present value of the future cash flows that business segments of Electromedics could be expected to generate over a defined time period and the residual value of these business segments at the end of the time period (the "DCF Analysis"). In preparing its DCF Analysis, DBI worked with management of Electromedics to develop operating projections for five business segments: (i) the historical domestic business (the "Core Business"); (ii) Electromedics' German operations ("ELMD Germany"); (iii) Electromedics' French operations ("ELMD France"); (iv) a new application of Electromedics' technology for platelet gel ("Platelet Gel"); and (v) a new technology that Electromedics is developing for an intravenous membrane oxygenator ("IMO"). To develop the projections used in the DCF Analysis, Electromedics provided to DBI preliminary five-year projections for Electromedics. DBI and Electromedics organized these projections into the five business segments. DBI then reviewed Electromedics' preliminary projections with Electromedics' management to refine the assumptions and develop a set of projections that were mutually agreed upon by DBI and Electromedics' management.

    Each of the five business segments was then valued individually, combining the projections for the business with assumptions regarding discount rates and multiples of operating statistics in the final year of the projections. The analysis yielded the following results:

        (i) CORE BUSINESS -- DBI analyzed the five-year projections developed for this business segment using discount rates ranging from 14.0% to 17.0%. DBI applied operating cash flow multiples ranging from 8.0 to 9.5 to determine the residual value of the business in the final year of the projections. DBI determined that the most appropriate discount rates were 15.0% and 16.0% and that the most appropriate operating cash flow multiples were 8.5 and 9.0. The combination of these discount rates and operating cash flow multiples yielded values for this segment ranging from $56.9 to $62.3 million.

        (ii) ELMD GERMANY -- DBI analyzed the five-year projections developed for this business segment using discount rates ranging from 22.5% to 30.0%. DBI applied operating cash flow multiples ranging from 8.0 to 9.5 to determine the residual value of the business in the final year of the projections. DBI determined that the most appropriate discount rates were 25.0% and 27.5% and that the most appropriate operating cash flow multiples were 8.5 and 9.0. The combination of these discount rates and operating cash flow multiples yielded values for this segment ranging from $3.3 to $3.8 million.

       (iii) ELMD FRANCE -- DBI analyzed the five-year projections developed for this business segment using discount rates ranging from 22.5% to 30.0%. DBI applied operating cash flow multiples ranging from 8.0 to 9.5 to determine the residual value of the business in the final year of the projections. DBI determined that the most appropriate discount rates were 25.0% and 27.5% and that the most appropriate operating cash flow multiples were 8.5 and 9.0. The combination of these discount rates and operating cash flow multiples yielded values for this segment ranging from $0.7 to $0.9 million. DBI and Electromedics determined that the projections for ELMD France were uncertain. To account for the uncertainty, DBI applied a range of value to ELMD France of between ($0.5) and $0.9 million.

       (iv) PLATELET GEL -- DBI analyzed the five-year projections developed for this business segment using discount rates ranging from 22.5% to 30.0%. DBI applied revenue multiples ranging from 1.2 to 1.8 to determine the residual value of the business in the final year of the projections. DBI determined that the most appropriate discount rates were 25.0% and 27.50% and that the most appropriate revenue multiples were 1.4 and 1.6. The combination of these discount rates and revenue multiples yielded values for this segment ranging from $9.2 to $11.5 million.

        (v) IMO -- The IMO analysis was based on ten-year projections as revenues were not expected until 1998. DBI analyzed the ten-year projections developed for this business segment using discount rates ranging from 37.5% to 45.0%. DBI applied revenue multiples ranging from 1.5 to 2.25 to determine the residual value of the business in the final year of the projections. DBI determined that the most appropriate discount rates were 40.0% and 42.50% and that the most appropriate revenue multiples were 1.75 and 2.0. The combination of these discount rates and revenue multiples yielded values for this segment ranging from $8.5 to $12.2 million.

    The results of these individual analyses were combined to yield a total value for Electromedics of between $77.4 and $90.8 million. This range of values was then adjusted for such balance sheet statistics as cash and equivalents and debt and other financial information including proceeds from options that would be exercised and the present value of net operating losses and tax carryforwards (the "Adjustments"). After including the Adjustments, it was determined that the equity value of Electromedics was between $87.7 and $101.1 million. This range of equity values is equal to approximately $5.93 to $6.84 per fully diluted share of Electromedics Common Stock.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. DBI compared financial and stock market information of Electromedics to similar information for certain publicly traded companies operating in the medical device industry. Companies reviewed by DBI included American Medical Products;

Conmed Corporation; Gish Biomedical; Haemonetics Corporation; Minntech Corporation; and Protocol Systems, Inc. (the "Comparable Companies"). Of the companies that operate in the medical device industry, the Comparable Companies are those determined by DBI to be most comparable to Electromedics based on a number of criteria, including: the similarity of product offerings with particular focus on products that are used in blood management and products that have disposable components; the size of the companies as measured by revenues; and the relative profitability as measured by operating income as a percent of revenues. For purposes of comparing each of these companies with Electromedics, DBI calculated financial ratios and compared these ratios with comparable ratios for Electromedics. The financial ratios used consisted of (i) total market value of capitalization to last-twelve-month's revenues (the "Revenue Multiple"), (ii) total market value of capitalization to last-twelve-month's operating cash flow (the "OCF Multiple"), and (iii) total market value of capitalization to last-twelve-month's operating income (the "Operating Income Multiple"). After reviewing the financial results of the Comparable Companies, DBI used Revenue Multiples ranging from 1.7 to 2.2, OCF Multiples ranging from 10.0 to 13.2, and Operating Income Multiples ranging from 12.0 to 16.0. Applying these ranges to Electromedics operating results for the twelve months ending September 30, 1993 yielded valuation ranges for the total capitalization of Electromedics of between $22.6 and $83.7 million. Based on this ratio analysis of Electromedics' operating statistics and the Adjustments, it was determined that the total equity value for Electromedics was between $50.3 million and $60.3 million. This range of equity values is equal to approximately $3.40 to $4.08 per fully diluted share.

    ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. DBI reviewed and summarized the terms of 16 selected acquisitions in the medical device industry. The following table lists the transactions that DBI analyzed (the "Comparable Acquisitions").

 EFFECTIVE
  DATE OF
TRANSACTION        ACQUIRING COMPANY                 ACQUIRED COMPANY
- -----------  ------------------------------  --------------------------------
 09/21/93    Mallinkrodt Medical             DAR SpA
 09/08/93    Corning, Inc.                   Costar Corp.
 07/28/93    Sunrise Medical, Inc.           DiVilbiss Health Care
 07/12/93    Conmed Corp.                    Andover Medical, Inc.
 04/30/93    Union Carbide Chemicals         Vitaphore Corp.
 02/11/93    Mallinkrodt Medical             Shiley Respiratory
 09/25/92    Mallinkrodt Medical             HemoCue Intressenter
 04/16/92    Vital Signs, Inc.               Biomedical Dynamics Corp.
 07/29/92    Cabot Medical                   Surgitek
 02/28/92    Sorin Biomedica SpA             Shiley, Inc.
 02/24/92    Eli Lilly & Co.                 Origin Medsystems, Inc.
 12/31/91    Birtcher Medical Systems        Solos Endoscopy
 10/01/91    Thermo Electron Corp.           International Technidyne
 09/21/90    Medtronic, Inc.                 Bio-Medicus, Inc.
 06/29/90    Bristol-Myers Squibb            Concept, Inc.
 06/19/90    Gambro AB                       COBE Laboratories

    The Comparable Acquisitions were selected based on the comparability of the acquired company to Electromedics based on a number of criteria including: primary line of business in the medical device industry; the similarity of product offerings; and the size of the companies as measured by revenues. In addition, DBI focused on transactions that have occurred since June 1990. For purposes of determining valuation parameters for Electromedics, DBI computed financial ratios for each of these transactions, where the information was available, and applied these ratios to Electromedics' operating statistics. As in the analysis of the Comparable Companies, the financial ratios used consisted of the Revenue Multiple, the OCF Multiple, and the Operating Income Multiple. After reviewing the financial results of the Comparable Acquisitions, DBI used Revenue Multiples ranging from 1.5 to 2.5, OCF Multiple ranging from 10.0 to 15.0, and Operating Income Multiples ranging from 13.0 to 18.0. Applying these ranges to Electromedics operating results for the twelve months ending September 30, 1993 yielded valuation ranges for the total capitalization of Electromedics of between $24.5 and $95.2 million. Based on this ratio analysis of Electromedics' operating statistics and the Adjustments, it was determined that the total equity value for Electromedics was between $60.3 million and $70.3 million. This range of equity values is equal to approximately $4.08 to $4.76 per fully diluted share.

    DBI did not assign any particular weight to the individual analyses described above, which represent a summary of the material analyses performed by DBI. DBI's determination regarding the fairness of the transaction is not based on a mathematical model but rather upon the consideration of the body of information obtained from such analysis and qualitative factors.

    Electromedics has paid DBI a fixed engagement fee of $35,000 for certain services as Electromedics' financial advisor, including DBI's analysis of the business, operations, financial condition and future prospects of Electromedics and analysis and implementation of methods to increase and maximize shareholder value. For DBI's analysis of the Merger consideration and preparation of a written opinion to the Electromedics Board of Directors, Electromedics has paid DBI a fixed fee of $150,000. Electromedics has also agreed to pay DBI an additional fee of approximately $1,016,000 (against which the $150,000 will be credited), which represents one percent (1.0%) of the consideration to be received by Electromedics' shareholders in connection with the Merger, for assisting Electromedics in the negotiations with Medtronic relating to the consideration to be received by Electromedics' shareholders. Such additional fee is payable at the time of, and contingent upon, the consummation of the Merger or other acquisition transaction involving Electromedics consummated pursuant to an agreement or commitment entered into prior to November 1, 1995. Electromedics has also agreed to reimburse DBI for its out-of-pocket expenses, including reasonable fees and disbursements of counsel, not to exceed $35,000 without prior approval of Electromedics. Electromedics has also agreed to indemnify DBI against certain liabilities, including those arising under securities laws.

    DBI is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DBI makes a market in Electromedics Common Stock. In the course of its market making and other trading activities, DBI may, from time to time, have a long or short position in, and buy and sell securities of, Electromedics and Medtronic. DBI also periodically publishes research reports regarding medical device industry companies, including Electromedics and Medtronic. The board of directors of DBI's parent company, Inter-Regional Financial Group, Inc., elected two new directors at its meeting on February 1, 1994, including Robert L. Ryan, Senior Vice President and Chief Financial Officer of Medtronic.

VOTE REQUIRED

    Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Electromedics Common Stock. Each holder of Electromedics Common Stock outstanding as of the Record Date is entitled to one vote for each share held. On the Record Date, there were 14,056,800 shares of Electromedics Common Stock outstanding. Of such shares, 714,405 shares (approximately 5.1% of the outstanding shares of Electromedics Common Stock) are held by directors and executive officers of Electromedics and 346,359 shares (approximately 2.5% of the outstanding shares of Electromedics Common Stock) are held by Medtronic. Electromedics' directors and executive officers have executed Agreements to Facilitate Merger under which such persons have agreed to vote the shares of Electromedics Common Stock held by them in favor of the Merger. Medtronic intends to vote all of the shares of Electromedics Common Stock held by it in favor of the Merger.

    Medtronic, as the sole shareholder of Merger Subsidiary, has approved the Merger Agreement. Approval of the Merger Agreement by Medtronic's shareholders is not required under Minnesota law and is not being sought.

CONVERSION OF ELECTROMEDICS COMMON STOCK IN THE MERGER

    At the Effective Time, each share of Electromedics Common Stock issued and outstanding immediately prior thereto, excluding 346,359 shares of Electromedics Common Stock held by Medtronic and excluding any shares of Electromedics Common Stock held by holders who have perfected their dissenters' rights under Colorado law (see "The Merger -- Rights of Dissenting Electromedics Shareholders"), will be automatically converted into the right to receive, at the election of each shareholder, either (i) $6.875 in cash; or (ii) the portion of a share (the "Conversion Ratio") of Medtronic Common Stock equal to $6.875 divided by the average of the daily closing sale prices of Medtronic Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape (the "Average Market Price") for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Time (the "Determination Period"), but not less than $68.00 per share nor more than $98.00 per share. Subject to the election and allocation procedures described below, each Electromedics shareholder will have the right to elect to receive cash, Medtronic Common Stock or a combination of cash and Medtronic Common Stock, in exchange for the holder's Electromedics Common Stock.

    The $6.875 amount per share of Electromedics Common Stock, payable in cash or shares of Medtronic Common Stock as provided above, shall be reduced proportionately if the sum of the number of shares of Electromedics Common Stock outstanding at the Effective Time plus the number of shares subject to outstanding options at the Effective Time exceeds 14,801,250 (the sum of Electromedics shares outstanding and shares underlying options outstanding on the date the Merger Agreement was signed). Electromedics does not anticipate that such number will be exceeded at the Effective Time.

    If, prior to the Effective Time, Medtronic splits or combines the Medtronic Common Stock or pays a stock dividend or other stock distribution in shares of Medtronic Common Stock, then the Conversion Ratio will be appropriately adjusted.

    Based on the number of shares of Electromedics Common Stock outstanding on the Record Date (excluding 346,359 shares of Electromedics Common Stock held by Medtronic and assuming a Conversion Ratio of .0859, or one Medtronic share for every 11.64 Electromedics shares, calculated by using the March 15, 1994 Medtronic closing sale price of $80.00 as the assumed Average Market Price solely for illustrative purposes of this paragraph), an estimated maximum 1,239,446 shares of Medtronic Common Stock may be issued in exchange for Electromedics Common Stock upon consummation of the Merger, assuming that all of the outstanding shares of Electromedics Common Stock are converted into Medtronic Common Stock. Such shares would represent approximately 2.1% of the approximately 58,594,332 shares of Medtronic Common Stock that would be outstanding after consummation of the Merger. The actual number of Medtronic shares that will be issued as a result of the Merger will also depend on the number of Electromedics shares that holders elect to convert into cash rather than Medtronic Common Stock.

    Electromedics shareholders should understand that shareholders receiving Medtronic Common Stock in the Merger will receive a number of Medtronic shares determined pursuant to the Conversion Ratio, as defined at the beginning of this section. Because the Conversion Ratio does not take into account an Average Market Price of Medtronic Common Stock of less than $68.00 per share or more than $98.00 per share, and because the market price of Medtronic Common Stock is subject to fluctuation, the market value of the Medtronic shares that
Electromedics shareholders receive in the Merger (whether measured at the Election Deadline, as defined below, or at the Effective Time of the Merger or another date), may be less than or greater than the Average Market Price used for purposes of determining the Conversion Ratio. In addition, because of such fluctuations in the value of Medtronic shares, the market value of the Medtronic Common Stock that Electromedics shareholders receive in the Merger may increase or decrease following the Merger. See "Comparative Stock Prices and Dividends" for information regarding the historical market prices of Medtronic Common Stock.

    Subject to the election and allocation procedures described below, each holder of Electromedics Common Stock may, by properly delivering an Election Form to the Exchange Agent, indicate a preference as to the number of shares of Electromedics Common Stock that such holder desires to have converted into cash and the number of shares of Electromedics Common Stock that such holder desires to have converted into Medtronic Common Stock. PROPERLY EXECUTED ELECTION FORMS, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY (OR A GUARANTY OF DELIVERY OF SUCH CERTIFICATES), MUST BE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., CENTRAL TIME, ON APRIL 22, 1994 (THE "ELECTION DEADLINE"), WHICH IS THE LAST BUSINESS DAY PRIOR TO THE DATE OF THE MEETING. Election Forms are being mailed separately to holders of Electromedics Common Stock on the same date that this Proxy Statement/ Prospectus is mailed. Holders of Electromedics Common Stock who do not execute and deliver properly completed Election Forms by the Election Deadline will receive, without regard to their preferences, Medtronic Common Stock. See "Procedure for Submitting Election Forms" below.

    RIGHT OF ELECTION BY HOLDERS OF ELECTROMEDICS COMMON STOCK

    The Merger Agreement provides that each holder of Electromedics Common Stock may, by properly completing and delivering to Norwest Bank Minnesota, N.A., as the Exchange Agent, an Election Form as described below under "-- Procedure for Submitting Election Forms," indicate the number of shares of Electromedics Common Stock owned by such holder that such holder desires to have converted into the right to receive cash in the Merger (a "Cash Election") and the number of such shares that the holder desires to have converted into the right to receive Medtronic Common Stock in the Merger (a "Stock Election").

    Except as provided in the following sentence, each Electromedics shareholder must submit only one Election Form for all shares of Electromedics Common Stock held by such shareholder, indicating both the Cash Election and the Stock Election for such holder (and the number of shares covered by each such Election). Different Election Forms may be submitted for different portions of a holder's shares only if each such Election Form covers all shares of Electromedics Common Stock held on behalf of a particular beneficial owner. Holders of record of shares of Electromedics Common Stock who act as nominees, trustees, or in other representative capacities must certify that each such Election Form submitted by them covers all the shares of Electromedics Common Stock that they hold for a particular beneficial owner.

    Two or more holders of shares of Electromedics Common Stock, either of whom may be deemed constructively to own the other's shares of Electromedics Common Stock by reason of the ownership attribution rules of Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), may submit a combined Election Form containing a single Election as to their shares of Electromedics Common Stock. Any combined Election Form and change in or revocation of such combined Election Form must be signed by or on behalf of all holders of the Electromedics Common Stock covered thereby. All shares of Electromedics Common Stock covered by a single combined Election Form held by holders of
Electromedics Common Stock submitting such combined Election Form will be treated as being held by a single holder.

    If Cash Elections are received for a number of shares of Electromedics Common Stock that is more than the Cash Conversion Number (as hereinafter defined), such Elections will be subject to the allocation procedures described below under "-- Cash Elections; Allocation and Proration."

    The "Cash Conversion Number" means the number of shares of Electromedics Common Stock to be converted into the right to receive cash in the Merger pursuant to the Merger Agreement, which, assuming exercise of all outstanding Electromedics options, shall be not greater than 6,939,291 shares minus the aggregate number of shares of Electromedics Common Stock, if any, as to which the holders of such shares have properly exercised dissenters' rights pursuant to Colorado law.

    CASH ELECTIONS; ALLOCATION AND PRORATION

    If Cash Elections are received for a number of shares of Electromedics Common Stock which is not, in the aggregate, more than the Cash Conversion Number, then each share of Electromedics Common Stock covered by a Cash Election will be converted into the right to receive cash in the Merger.

    If Cash Elections are received for a number of shares of Electromedics Common Stock which is more than the Cash Conversion Number, then the shares of Electromedics Common Stock for which Cash Elections have been received will be converted into the right to receive cash and Medtronic Common Stock in the Merger as follows:

        (i) A cash proration factor (the "Cash Proration Factor") will be determined by dividing the Cash Conversion Number by the total number of shares of Electromedics Common Stock with respect to which effective Cash Elections were made.

        (ii) The number of shares of Electromedics Common Stock covered by each Cash Election to be converted into the right to receive cash shall be determined by multiplying the Cash Proration Factor by the total number of shares covered by such Election, rounded to the next lowest whole number.

       (iii) Shares of Electromedics Common Stock covered by a Cash Election and not converted into a right to receive cash in the Merger as set forth above, and shares of Electromedics Common Stock not covered by a Cash Election, will be converted into Medtronic Common Stock in the Merger.

    NON-ELECTING SHARES

    Any outstanding shares of Electromedics Common Stock (other than shares owned by Medtronic and other than shares held by Electromedics shareholders who have perfected their dissenters' rights under Colorado law) as to which an Election is not in effect at the Election Deadline, including any shares of Electromedics Common Stock with respect to which Medtronic and Electromedics determine for any reason that an Election was not properly made, will be called "Non-Electing Shares." Each Non-Electing Share will be converted into Medtronic Common Stock in the Merger.

    FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Medtronic Common Stock will be issued, and no Medtronic dividend, stock split or interest will relate to any fractional share. No fractional share interests will entitle the owner thereof to vote or to any rights of a shareholder of Medtronic. In lieu of any such fractional shares, each holder of Electromedics Common Stock who otherwise would be entitled to receive a fractional share of Medtronic Common Stock in the Merger will receive an amount of cash (without interest) determined by multiplying (i) the Average Market Price by (ii) the fractional share interest to which such holder would otherwise be entitled.

    PROCEDURE FOR SUBMITTING ELECTION FORMS

    No Election will be effective unless a properly completed and signed Election Form, ACCOMPANIED BY CERTIFICATES for the shares of Electromedics Common Stock to which such Election Form relates OR BY A GUARANTY OF DELIVERY OF SUCH CERTIFICATES in the form set forth in the Election Form by a member of any national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided that such certificates are in fact delivered by the time set forth in such guaranty of delivery, has been received by the Exchange Agent by April 22, 1994, the Election Deadline. Failure to deliver shares covered by such a guaranty of delivery within five business days after the Election Deadline will invalidate any otherwise properly made Election. REQUESTS FOR ADDITIONAL
ELECTION FORMS, AND QUESTIONS OR REQUESTS FOR ASSISTANCE IN COMPLETING AND SUBMITTING ELECTION FORMS, MAY BE DIRECTED TO CHEMICAL BANK AT THE ADDRESS OR TELEPHONE NUMBER LISTED ON THE COVER OF THIS PROXY STATEMENT/PROSPECTUS.

    An Election relating to shares of Electromedics Common Stock shall be deemed to have been automatically revoked as of the Election Deadline if the holder of such shares has filed and not withdrawn as of the Effective Time of the Merger a valid claim for dissenters' rights under Colorado law with respect to such shares. See "The Merger -- Rights of Dissenting Electromedics Shareholders."

    Any holder of Electromedics Common Stock may at any time prior to the Election Deadline change his or her Election Form by written notice received by the Exchange Agent at or prior to the Election Deadline accompanied by a properly completed, revised Election Form (clearly indicating that it is revising a previously submitted Election Form). Any holder of Electromedics Common Stock also may at any time prior to the Election Deadline revoke his or her Election Form by written notice received by the Exchange Agent at or prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates representing Electromedics Common Stock or the guaranty of delivery of such certificates previously deposited with the Exchange Agent. In the event that a single Election Form is submitted for shares held by more than one holder of Electromedics Common Stock, any change, revision or revocation of such Election Form must be signed by or on behalf of all such shareholders who signed such Election Form.

    OTHER RULES

    Medtronic and Electromedics have the right to make additional rules not inconsistent with the Merger Agreement governing the validity of the Election Forms, the manner and extent to which Elections are to be taken into account in selecting the shares of Electromedics Common Stock to be converted either into the right to receive cash, Medtronic Common Stock or a combination thereof, the issuance and delivery of certificates for shares of Medtronic Common Stock into which shares of Electromedics Common Stock are converted in the Merger, and the payment for shares of Electromedics Stock converted into the right to receive cash in the Merger. All such rules and determinations will be final and binding on all holders of Electromedics Common Stock.

    PAYMENT OF CASH AND EXCHANGE OF SHARES OF ELECTROMEDICS COMMON STOCK

    As soon as practicable after the Effective Time, the Exchange Agent will furnish a letter of transmittal to holders of a certificate or certificates that prior to the Effective Time represented shares of Electromedics Common Stock, but only if and to the extent that such certificates were not previously submitted to the Exchange Agent with an Election Form (or pursuant to a duly executed guaranty of delivery). The letter of transmittal will include instructions regarding the surrender of certificates representing shares of Electromedics Common Stock in exchange for certificates representing shares of Medtronic Common Stock. Electromedics shareholders who filed an effective Election Form prior to the Election Deadline, and who surrendered their certificates at that time or later pursuant to a guaranty of delivery, will not receive a letter of transmittal.

    As soon as practicable after the Effective Time, the Exchange Agent will distribute to holders of shares of Electromedics Common Stock, upon surrender to the Exchange Agent (unless previously surrendered with an Election Form or pursuant to a guaranty of delivery) of one or more certificates for such shares of Electromedics Common Stock for cancellation, (i) a bank check in the amount of cash into which the shares represented by the certificate(s) have been converted (including cash in lieu of fractional shares) and/or (ii) one or more certificates representing the number of whole shares of Medtronic Common Stock into which the shares represented by the certificate(s) have been converted. Holders of Electromedics Common Stock will not be entitled to receive interest on any cash to be received in the Merger.

    After the Effective Time, certificates representing shares of Electromedics Common Stock converted into Medtronic Common Stock in the Merger will be deemed for all purposes to evidence ownership of the shares of Medtronic Common Stock into which they were converted. Holders of Electromedics Common Stock will be entitled to any dividends that become payable to persons who are holders of record of Medtronic Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their certificates representing shares of Electromedics Common

Stock for exchange. Any such dividends will be remitted to each Electromedics shareholder entitled thereto, without interest, at the time that such certificates representing shares of Electromedics Common Stock are surrendered for exchange, subject to any applicable abandoned property, escheat or similar law. Holders of Electromedics Common Stock will not be entitled, however, to dividends that become payable after the Effective Time to persons who were holders of record of Medtronic Common Stock as of a record date prior to the Effective Time.

SHAREHOLDER RIGHTS PLAN

    Each Electromedics shareholder entitled to receive shares of Medtronic Common Stock pursuant to the Merger will receive, together with each share of Medtronic Common Stock, one Medtronic Preferred Stock Purchase Right pursuant to the Medtronic Shareholder Rights Plan. Such Right will be represented by the certificate representing such share of Medtronic Common Stock. See "Comparative Rights of Medtronic Shareholders and Electromedics Shareholders -- Shareholder Rights Plan."

TREATMENT OF STOCK OPTIONS

    Under the terms of the Merger Agreement, Electromedics will cause each outstanding option to purchase shares of Electromedics Common Stock to be vested prior to the Effective Time. Electromedics will provide 30 days' prior written notice of cancellation of such options to the holders of each of the options, contingent on the occurrence of the Merger. As provided in such notice, the holders of such options may, prior to the Effective Time of the Merger, exercise such options, in whole or in part, and purchase the shares of Electromedics Common Stock subject to such options. The holders of any options so exercised will have the same rights as other shareholders of Electromedics Common Stock to elect to receive cash or Medtronic Common Stock, or a combination of the two, pursuant to the Merger as described in this Proxy Statement/Prospectus. If any options are not so exercised prior to the Effective Time, they will terminate at the Effective Time, and the holders will have no further rights to purchase stock pursuant to such options.

CONDUCT OF BUSINESS OF ELECTROMEDICS PENDING THE MERGER

    Electromedics has agreed that, prior to consummation of the Merger, unless Medtronic agrees otherwise, it will conduct its business only in the ordinary course, it will use its best efforts to preserve intact its business organization and relationships with third parties, and it will not: declare or pay any dividends or other distributions; amend or alter any material term of its securities; incur, assume or guarantee any indebtedness other than in the ordinary course of business; create, assume or incur any lien on any material asset; issue or repurchase any securities (other than issuances of securities upon the exercise of stock options previously granted); alter its accounting principles; increase the compensation or benefits of any of its directors, officers or other employees (except under existing agreements and except for certain consulting agreements, severance agreements, and key employee retirement agreements); amend its Articles of Incorporation or Bylaws; sell any property, pay any liabilities or waive any claims, except in the ordinary course of business; make capital investments in any other company; purchase fixed assets exceeding a specified aggregate purchase price; distribute mass communications to any group without allowing Medtronic to comment on them; subject to the fiduciary duties of the Electromedics Board of Directors, merge or consolidate with any person, acquire the stock or assets of any business, liquidate, dissolve or reorganize, take or fail to take any action that would cause its representations and warranties in the Merger Agreement to be inaccurate, or enter into or make any material change in any material agreements, except in the ordinary course and consistent with past practice; or agree or commit to do any of the foregoing.

    Electromedics has agreed that (except as is required by the fiduciary duties of Electromedics' directors and officers as so advised by independent counsel) neither Electromedics nor any of its representatives or affiliates will, directly or indirectly, solicit, initiate or encourage any acquisition proposal, or engage in any negotiations with, or provide any information to, any person, entity or group (other than Medtronic) that has made or may make an acquisition proposal with respect to Electromedics or any subsidiary. For these purposes, an "acquisition proposal" would include a proposal involving a merger or
consolidation,   a  purchase  or  lease  of  10%  or  more  of  the  assets,  an

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acquisition (however  effected)  of  10% or  more  of  the voting  power,  or  a disposition (except in the ordinary course) of all or part of the intellectual property rights or technology of Electromedics or any subsidiary. Electromedics has agreed that it will notify Medtronic promptly regarding the terms of any such proposal that Electromedics may receive, and that it will not enter into an agreement with respect to any such proposal for at least three days after Medtronic receives such notice.

    Pursuant to the Merger Agreement and a confidentiality agreement between Medtronic and Electromedics, Electromedics has agreed to give Medtronic and its representatives access to Electromedics' offices, properties, books and records, and to furnish to Medtronic and its representatives such financial and operating data and other information as Medtronic may reasonably request, and will have its employees and representatives cooperate with Medtronic in Medtronic's investigation of the business of Electromedics.

CONFLICTS OF INTEREST

    Except for 346,359 shares of Electromedics Common Stock owned by Medtronic, neither Medtronic nor any of its executive officers or directors owns or has agreed to purchase any shares of Electromedics Common Stock. Electromedics' executive officers and directors collectively hold 714,405 shares of Electromedics Common Stock and also hold outstanding options to purchase 505,000 shares of Electromedics Common Stock, which will be exercised at or before the Effective Time, and are entitled to receive for all shares owned at the Effective Time the amounts payable to other Electromedics shareholders pursuant to the Merger.

    Three of Electromedics' executive officers, F. James Lynch, Chairman of the Board, President and Chief Executive Officer, Richard B. Carlock, Vice President and Chief Financial Officer, and Howard S. Prosky, Vice President, Manufacturing and a director, have previously existing Key Employee Retirement Agreements with Electromedics that are affected by the Merger. The agreements entitle such employees to begin to receive immediately the full amount of retirement benefits due under the agreement upon the occurrence of an "unapproved change of control," provided that they terminate their employment with Electromedics within one year after the unapproved change of control and do not become employed by a competitor of Electromedics within a specified period thereafter. The agreements define the execution of a definitive merger agreement by
Electromedics, among other events, as an unapproved change of control. Commencing on the first day of the month following the Effective Time of the Merger, each of these employees will receive payments in an annual amount equal to 55% of the average annual total cash compensation received by the employee for the five full calendar years of employment preceding the Merger (or such lesser period, if applicable, that the employee has actually been employed by Electromedics). Payments under the agreements continue until the earlier of the death of the employee and the employee's surviving spouse, if any, or until ten years after the Merger. Electromedics has estimated that the amount of the payments that Messrs. Lynch, Carlock and Prosky will receive under the Key Employee Retirement Agreements will be $871,000, $631,000, and $634,000, respectively. Messrs. Lynch, Carlock and Prosky will receive payments pursuant to the Key Employee Retirement Agreements irrespective of the Consulting Agreements that each has entered into, as described below. Electromedics has also entered into Severance Agreements with two other executive officers of Electromedics which entitle the employee to a severance payment equal to 50% of the employee's monthly base salary at termination multiplied by the number of years the employee has been employed by Electromedics.

    Electromedics has entered into Consulting Agreements under which Merger Subsidiary will retain the services of Messrs. Carlock, Lynch and Prosky for a period of two years, beginning on the effective date of the Merger. During the term of the Consulting Agreement, Messrs. Carlock, Lynch and Prosky will receive compensation equal to their base salary in effect for the 12-month period ended November 1993. These persons may also participate in company benefit programs.

    Electromedics has agreed to reimburse Mr. Carlock the amount of excise tax liability that he will incur as a result of the Merger under Section 280G of the Internal Revenue Code of 1986. In addition,

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
Electromedics will reimburse Mr. Carlock the amount of any income tax liability incurred as a result of the reimbursement of excise tax liability. In no event will the payments described in this paragraph exceed $200,000.

    Medtronic has agreed to cause Merger Subsidiary to provide to the directors and officers of Electromedics indemnification equivalent to that provided by the Articles of Incorporation and Bylaws of Electromedics with respect to matters occurring prior to the Effective Time. Medtronic has also agreed to cause Merger Subsidiary to provide, for a period of six years, officers' and directors' liability insurance with respect to acts occurring prior to the Effective Time. Specifically, Medtronic has agreed to cause Merger Subsidiary to indemnify the directors and officers of Electromedics for a period of six years with respect to acts or omissions occurring prior to the Effective Time and any damage, liability, payment or expense incurred by such officers or directors in connection with a claim by SJM or any affiliate of SJM relating to the Merger, the SJM merger agreement with Electromedics, or claims that SJM is entitled to payment under the SJM merger agreement. Medtronic has deposited the sum of $3,000,000 into an escrow account to secure such indemnity. Medtronic has further agreed to release any claim it may have against any officer, director, employee or agent of Electromedics in connection with Electromedics entering into the SJM merger agreement. See "The Merger -- SJM Termination Fee" and "-- Indemnification."

    As a result of the foregoing, Messrs. Lynch, Carlock and Prosky have a conflict of interest in connection with the Merger. Each of these persons participated in the discussions and deliberations of the Electromedics Board of Directors in connection with the Merger, and Messrs. Lynch and Prosky voted in favor of the Merger. Mr. Carlock is not a Board member.

CONDITIONS; WAIVER

    The respective obligations of Medtronic, Merger Subsidiary and Electromedics to effect the Merger are subject to the satisfaction at or prior to the consummation of the Merger of certain conditions, including, among others: (a) the approval by the Electromedics shareholders of the Merger; (b) the effectiveness of the Registration Statement; (c) the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act; (d) the shares of Medtronic Common Stock issuable in the Merger having been duly authorized for listing by the NYSE, subject to official notice of issuance; and (e) the absence of an order, decree or injunction by any federal or state court or other governmental body, agency or official that would prohibit or materially delay consummation of the Merger (except for any proceedings brought by SJM or its affiliates in connection with the SJM merger agreement). See "The Merger -- SJM Termination Fee."

    In addition, the obligations of Electromedics to effect the Merger are subject to the satisfaction at or prior to the Closing of the conditions that:
(a) Medtronic and Merger Subsidiary have performed in all material respects their obligations under the Merger Agreement required to be performed by them;
(b) each representation and warranty of Medtronic and Merger Subsidiary contained in the Merger Agreement shall be true in all material respects as of the Effective Time; (c) Electromedics shall have received an opinion that the Merger is fair from a financial point of view to the Electromedics shareholders;
(d) Electromedics shall have received an opinion of Deloitte & Touche, its tax advisors, substantially to the effect that the Merger will constitute a "tax-free" reorganization for federal income tax purposes; and (e) no events shall have occurred that have caused a material adverse change in the business or condition of Medtronic. See "The Merger -- Certain Federal Income Tax Consequences."

    In addition, the obligations of Medtronic and Merger Subsidiary to effect the Merger are subject to the satisfaction at or prior to the Closing of the conditions that: (a) Electromedics shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it; (b) each representation and warranty of Electromedics contained in the Merger Agreement shall be true in all material respects as of the Effective Time; (c) all necessary consents shall have been received; (d) Medtronic shall have received written resignations from each of the directors

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
and officers of Electromedics effective immediately following the Effective Time; and (e) no events shall have occurred that have caused a material adverse change in the business or condition of Electromedics.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT

    Any of the provisions of the Merger Agreement may be amended by written agreement of the respective parties at any time before or after approval of the Plan of Merger by the Electromedics shareholders; provided, however, that after such approval no amendment may be made to the Plan of Merger attached hereto as Appendix A without shareholder approval.

    The Merger Agreement may be amended and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Plan of Merger by the Electromedics shareholders, only as follows:

        (a) By mutual consent of the Board of Directors of each of Medtronic and Electromedics;

        (b) By either Medtronic or Electromedics if the Merger has not been effected by May 31, 1994, except that a party cannot terminate the Merger Agreement if its own willful failure to perform under the Merger Agreement is the primary cause of the Merger not being effected by such date;

        (c)   By  either  Medtronic  or  Electromedics   if  a  court  or  other
    governmental authority has issued a final, nonappealable order, decree or ruling that permanently enjoins or prohibits the Merger;

        (d) By either Medtronic or Electromedics if the Electromedics shareholders do not vote to approve the Plan of Merger, except that a party cannot terminate the Merger Agreement if its own willful failure to perform under the Merger Agreement is the primary cause of the failure of the Electromedics shareholders to approve the Merger;

        (e) By Medtronic if it is not in material breach of its obligations under the Merger Agreement and Electromedics has solicited or entertained a competing offer to acquire Electromedics, or negotiated the terms of any such offer, or recommended, approved, or entered into a definitive agreement regarding any such offer, or withdrawn or modified (in a manner adverse to Medtronic) its recommendation of the Merger;

        (f) By Electromedics if it is not in material breach of its obligations under the Merger Agreement and its Board of Directors has accepted a competing offer by a party other than Medtronic to acquire Electromedics, and has paid to Medtronic the termination fee described below; or

        (g) By either Medtronic or Electromedics if there occurs a material breach of any representation, warranty or obligation under the Merger Agreement on the part of the other that cannot be cured within 30 days.

    Electromedics has agreed to pay Medtronic $2,000,000 if the Merger Agreement is terminated as described in paragraph (e) or (f) above or if each of the following occurs: (i) a third party either makes an acquisition proposal or in fact acquires 10% or more of the outstanding Electromedics Common Stock prior to the Meeting, (ii) the Electromedics shareholders do not approve the Merger,
(iii) the Merger Agreement is terminated, and (iv) by December 23, 1994, either Electromedics enters into an agreement relating to an acquisition proposal or an acquisition proposal is in fact consummated.

EXPENSES AND FEES

    Whether or not the Merger is consummated, all out-of-pocket expenses incurred in connection with the Merger (including but not limited to accounting and legal fees) and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that Medtronic and

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
Electromedics will share equally all expenses related to printing and mailing the Registration Statement and this Proxy Statement/Prospectus, all SEC registration fees and Blue Sky registration fees applicable to the Merger, the filing fees required under the HSR Act and the costs and fees charged by the Exchange Agent and the Proxy Solicitor/Information Agent.

RESTRICTIONS ON RESALE OF MEDTRONIC COMMON STOCK

    The Medtronic Common Stock issuable in connection with the Merger has been registered under the Act, but this registration does not cover resales by shareholders of Electromedics who may be deemed to control or be under common control with Electromedics at the time of the Meeting ("Affiliates"). Affiliates may not sell their shares of Medtronic Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Act covering such shares, or in compliance with Rule 145 promulgated under the Act or another applicable exemption from the registration requirements of the Act. Prior to the Effective Time, Electromedics will deliver to Medtronic a list identifying all persons who, in Electromedics' opinion, upon advice of counsel, are Affiliates of Electromedics for purposes of Rule 145. Electromedics has agreed to use its best efforts to cause each person who is identified as an Affiliate to deliver to Medtronic, at or prior to the Effective Time, an agreement satisfactory to the parties that such persons (i) will not offer to sell, sell, or otherwise dispose of any shares of Medtronic Common Stock received in the Merger in violation of the Act and (ii) have no present intention to sell, transfer or otherwise dispose of any of the Medtronic Common Stock received in the Merger. It is expected that Affiliates will be able to sell such shares without registration and in accordance with the volume, manner of sale, and other applicable limitations of the Act and the rules and regulations of the Commission thereunder.

    It is estimated that Affiliates of Electromedics will receive a maximum of approximately 104,747 shares of Medtronic Common Stock upon consummation of the Merger (assuming full exercise of all outstanding Electromedics options held by such Affiliates, assuming a Conversion Ratio of .0859 and assuming that all such Affiliates elect to receive solely Medtronic Common Stock in the Merger). Such shares would constitute less than approximately 0.2% of the total number of shares of Medtronic Common Stock anticipated to be outstanding immediately after the Effective Time after giving effect to the shares issued pursuant to the Merger. Solely for illustrative purposes of the foregoing estimate, the Conversion Ratio was calculated by using the March 15, 1994 Medtronic closing sale price of $80.00 as the assumed Average Market Price. See "The Merger -- Conversion of Electromedics Common Stock in the Merger."

DEREGISTRATION OF ELECTROMEDICS COMMON STOCK

    If the Merger is consummated, the Electromedics Common Stock will cease to be quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market and Medtronic will apply to the Commission for the deregistration of Electromedics Common Stock under the Exchange Act.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for as a purchase of Electromedics by Medtronic in accordance with generally accepted accounting principles. Accordingly,
Electromedics' results of operations will be included in Medtronic's consolidated results of operations from and after the Effective Time. For purposes of preparing Medtronic's consolidated financial statements, Medtronic will establish a new accounting basis for Electromedics' assets and liabilities based upon the fair values thereof and Medtronic's purchase price, including the costs of the acquisition. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of Electromedics has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the comparative pro forma per share financial information appearing elsewhere in the Summary of this Proxy Statement/Prospectus are preliminary and subject to change.

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
CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following general description of the federal income tax consequences of the Merger does not take into account the facts and circumstances of any particular shareholder of Electromedics. Each Electromedics shareholder should consult his or her advisor about the specific tax consequences to him or her of the proposed transactions, including the application and effect of state, local, foreign, and other tax laws. Neither Medtronic nor Electromedics has sought a ruling from the Internal Revenue Service with respect to the income tax consequences of the Merger and related transactions, and there can be no assurance that the Internal Revenue Service will not take a different view of the transaction.

    Deloitte & Touche, tax advisor to Electromedics, has advised Electromedics concerning the federal income tax consequences of the proposed Merger. In the opinion of Deloitte & Touche, the federal income tax consequences of the proposed Merger will be:

        (a) The Merger will be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

        (b) Medtronic, Electromedics, and Merger Subsidiary will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

        (c) No gain or loss will be recognized to the Electromedics shareholders upon their receipt of Medtronic Common Stock in exchange for their Electromedics Common Stock. If an Electromedics shareholder receives cash, however, he or she will be required to recognize the gain, if any, that he or she realizes in the transaction, but not in excess of the cash received by such shareholder. The gain realized by each shareholder is equal to the excess of the fair market value of the Medtronic Common Stock and the cash received by such shareholder over the shareholder's basis in his or her Electromedics Common Stock. As to each shareholder, the recognized portion of the realized gain will be treated (i) as capital gain or, (ii) if the exchange has the effect of the distribution of a dividend under the tests set forth in Sections 356 and 302 of the Code, then as a dividend to the extent of the shareholder's share of Electromedics' accumulated earnings and profits, with the remainder of the gain, if any, treated as capital gain. In applying the dividend tests under Section 302 of the Code to a particular Electromedics shareholder, stock of Electromedics or Medtronic that is held by a person related to the Electromedics shareholder may be deemed to be owned by such shareholder, in accordance with the rules under Section 318 of the Code.

        Under Section 302, a redemption will be treated as a sale or exchange of stock (and not as a dividend) if it is a "complete redemption" of a shareholder's interest, if it is "substantially disproportionate" with respect to a shareholder, or if it is "not essentially equivalent to a dividend." The constructive ownership rules of Section 318 are applicable for purposes of Section 302.

        The Supreme Court has taken the position that, in determining whether an exchange has the effect of the distribution of a dividend, the application of Section 302 of the Code is determined as if the gain is recognized as a result of a post-reorganization redemption of the acquiring corporation's stock. Thus, each shareholder will be treated as having received solely Medtronic Common Stock for the shareholder's Electromedics Common Stock, a portion of which Medtronic stock will then be treated as redeemed by Medtronic for an amount equal in value to the cash that such shareholder will actually receive. The determination as to whether an exchange has the effect of the distribution of a dividend is made on a shareholder-by-shareholder basis.

        If an Electromedics shareholder terminates his or her interest in a complete redemption of such shareholder's stock by electing to receive only cash, he or she should receive capital gain or loss treatment. However, to the extent that persons related to such Electromedics shareholder continue to hold stock in Medtronic after the Merger, the rules of Section 318 may require dividend treatment.

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
        A distribution will be "substantially disproportionate" with respect to a particular shareholder if that shareholder's actual and constructive proportionate interest in Medtronic after his or her shares are treated as redeemed is less than 80% of that shareholder's actual and constructive proportionate interest in Medtronic immediately prior to such redemption and, after such redemption, the shareholder owns, actually and constructively, less than 50% of the total combined voting power of all stock entitled to vote. The rules of Section 318 are also applicable to the discussion in this paragraph.

        Even if a shareholder fails to meet the "80% test" described above, an exemption from dividend treatment may nevertheless be available depending upon the individual shareholder's facts and circumstances. For example, under the facts of a published ruling of the Internal Revenue Service, the receipt of cash by a shareholder whose relative stock interest was minimal (approximately .0001%) and who exercised no control over the affairs of the issuing corporation was treated as "not essentially equivalent to a dividend." Electromedics shareholders should consult their own personal tax advisors as to the possible application of the effect of the ruling to their own situation. The constructive ownership rules of Section 318 described above are also applicable to the discussion in this paragraph.

        (d) The aggregate basis of the Medtronic Common Stock to be received by an Electromedics shareholder will be the same as the aggregate basis of the Electromedics Common Stock surrendered in exchange therefor, decreased by the amount of cash received, and increased by the amount that was treated as a dividend, if any, and the amount of gain recognized on the exchange (not including any portion of such gain that was treated as a dividend).

        (e) The holding period of the Medtronic Common Stock to be received by an Electromedics shareholder will include the holding period of the Electromedics Common Stock surrendered in exchange therefor, provided that the Electromedics Common Stock was held as a capital asset on the date of the exchange.

        (f) An Electromedics shareholder who receives solely cash for his or her Electromedics Common Stock pursuant to the exercise of dissenters' rights, or pursuant to a Cash Election, will be obligated to report either (i) capital gain or loss equal to the difference between the cash received and the shareholder's basis in his or her Electromedics Common Stock, if such Electromedics Common Stock is held as a capital asset on the date of the Merger, or (ii) dividend income, depending on whether the redemption qualifies for sale or exchange treatment under the tests set forth in
    Section 302(b) of the Code, as described in greater detail above. Most such shareholders should receive capital gain or loss treatment, if the deemed redemption of their Electromedics Common Stock constitutes a complete termination of their interest in Electromedics (and Medtronic, after the Merger). To the extent that persons related to any such shareholder continue to hold stock in Medtronic after the Merger, however, the rules of Section 318 of the Code may require dividend treatment unless Section 302 permits those rules to be waived in a particular instance.

        (g) An Electromedics shareholder who receives cash in lieu of a fractional share of Medtronic Common Stock will generally be obligated to report capital gain or loss equal to the difference between the cash received and the shareholder's basis in his or her Electromedics Common Stock for which the fractional share would otherwise be received.

    In describing its conclusions as to the tax consequences of the transaction, Deloitte & Touche is relying on certain representations of Medtronic and Electromedics.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGE, WHICH MAY OR MAY NOT BE RETROACTIVE, COULD ALTER THE TAX CONSEQUENCES TO ELECTROMEDICS OR ITS SHAREHOLDERS DESCRIBED ABOVE. THE FOREGOING DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES, IF ANY, OF THE MERGER

UNDER APPLICABLE STATE, LOCAL, FOREIGN AND OTHER TAX LAWS. ELECTROMEDICS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE POSSIBLE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

SJM TERMINATION FEE

    The merger agreement dated December 6, 1993 between Electromedics and SJM included a "termination fee" of $3,000,000 to be paid by Electromedics to SJM under certain circumstances set forth in the agreement, including termination by Electromedics of the agreement with SJM. By letter dated December 23, 1993, Electromedics terminated its agreement with SJM in connection with the acceptance of the proposal by Medtronic to enter into the Merger Agreement with Medtronic. On January 3, 1994, SJM filed suit against Medtronic and Electromedics in the Hennepin County District Court, State of Minnesota, seeking to recover the $3,000,000 termination fee plus attorneys' fees.

    In connection with its Merger Agreement with Electromedics, Medtronic has agreed to indemnify Electromedics and its directors, officers, employees and agents, with certain exceptions, from any liability incurred by Electromedics and such persons in connection with the SJM litigation. To partially secure this indemnity, Medtronic has deposited $3,000,000 into an escrow account. See "The Merger -- Background of the Merger."

INDEMNIFICATION

    Under the Merger Agreement, Medtronic has agreed to cause Merger Subsidiary, as the surviving corporation in the Merger, to indemnify the present and former officers and directors of Electromedics for a period of six years following the Merger with respect to (i) acts or omissions occurring prior to the Effective Time, to the extent that they were indemnified under Electromedics' Articles of Incorporation and Bylaws as of the date of the Merger Agreement, and (ii) certain claims by SJM or any of its affiliates in connection with Electromedics' merger agreement with SJM that arise by reason of the negotiation, execution or performance of the Merger Agreement. See "The Merger -- SJM Termination Fee." Medtronic also agreed to maintain officers' and directors' liability insurance substantially comparable to that previously maintained by Electromedics.

    In addition, under the Merger Agreement, regardless of whether the Merger occurs (unless a breach of the Merger Agreement by Electromedics causes the Merger not to occur), Medtronic has agreed to indemnify Electromedics and each director, officer, employee or agent of Electromedics with respect to certain claims by SJM or any of its affiliates in connection with Electromedics' merger agreement with SJM that arise by reason of the negotiation, execution or performance of the Merger Agreement.

REGULATORY REQUIREMENTS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), certain acquisition transactions, including the Merger, cannot be consummated unless certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and certain waiting period requirements have been satisfied. Medtronic and Electromedics each furnished such information and the requisite waiting period expired on February 13, 1994. See "The Merger -- Conditions; Waiver."

RIGHTS OF DISSENTING ELECTROMEDICS SHAREHOLDERS

    The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Colorado Corporation Code (the "Colorado Statute") and is qualified in its entirety by reference to the full text of
Section 7-4-123 and 7-4-124 of the Colorado Statute attached to this Proxy Statement/Prospectus as Appendix B. Any shareholder of Electromedics who wishes to exercise such dissenters' rights or who wishes to preserve his or her right to do so should review the following discussion and Appendix B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under the Colorado Statute. Medtronic shareholders are not entitled to dissenters' rights in connection with the Merger.

    PROCEDURE  TO  PRESERVE  DISSENTERS'  RIGHTS.    Under  Colorado  law,   any
Electromedics shareholder who follows the procedures set forth in Section 7-4-124 of the Colorado Statute will be entitled to receive payment in cash of the "fair value" of such shareholder's shares.

    Under Section 7-4-124 of the Colorado Statute, if a corporation calls a shareholders' meeting at which a plan of merger to which such corporation is a party is to be voted upon, the notice of the meeting must inform each shareholder of the right to dissent and must include a copy of sections 7-4-123 and 7-4-124 of the Colorado Statute and a brief description of the procedure to be followed under such sections. This Proxy Statement/Prospectus constitutes such notice to the shareholders of Electromedics and the applicable statutory provisions of the Colorado Statute are attached to this Proxy Statement/Prospectus as Appendix B. An Electromedics shareholder who fails to follow this procedure will not be entitled to receive dissenters' rights.

    The Merger must be approved by the holders of a majority of the outstanding shares of Electromedics Common Stock. A shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the Merger a written notice of intent to demand the fair value of the shares owned by such shareholder and must not vote his or her shares in favor of the Merger.

    As used in this section regarding dissenters' rights, the "fair value" of dissenting shares means the value of the shares of the corporation immediately before the effective date of the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

    After the proposed Merger has been approved by the board and the shareholders of Electromedics, Electromedics must send a written notice to all shareholders who have not voted their shares in favor of the Merger and have filed with Electromedics before the vote on the Merger a written notice of intent to demand the fair value of the shares owned by such shareholder. The notice from Electromedics must contain:

        (1) The address to which a demand for payment and the place to which stock certificates must be sent in order to obtain payment and the date by which they must be received;

        (2) A form to be used for demanding payment which will certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them; and

        (3) A copy of sections 7-4-123 and 7-4-124 and a brief description of the procedures to be followed under such sections.

    In order to receive the fair value of the dissenting shares, a dissenting shareholder must demand payment and deposit his or her stock certificates within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the Merger takes effect.

    A shareholder may not assert dissenters' rights as to fewer than all of the shares of Electromedics registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter will be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of such beneficial owner, and will be treated as a dissenting shareholder under the terms of sections 7-4-123 and 7-4-124, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder holding such beneficial owners' shares.

    PROCEDURES FOLLOWING AN ASSERTION OF DISSENTERS' RIGHTS. After the Merger takes effect, or after Electromedics receives a valid demand for payment, whichever is later, Electromedics must remit to each dissenting shareholder who has not voted his or her shares in favor of the proposed Merger and has filed with Electromedics before the vote on the proposed Merger a written notice of intent to demand the fair value of the shares owned by such shareholder, the amount Electromedics estimates to be the fair value of the shares, plus interest ("interest" commences five days after the effective date of the Merger up to and including the date of payment, calculated at a rate provided under Colorado law for interest on verdicts and judgments), accompanied by:

        (1) Electromedics' balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the remittance, together with the latest available interim financial statements;

        (2) An estimate by Electromedics of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) A copy of sections 7-4-123 and 7-4-124, and a brief description of the procedure to be followed in demanding supplemental payment.

    Electromedics may withhold the above-described remittance from a person who was not a shareholder on the date the Merger Agreement was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has not voted his or her shares in favor of the proposed Merger and has filed with Electromedics before the vote on the proposed Merger a written notice of intent to demand the fair value of the shares owned by such shareholder, Electromedics must forward to the dissenter the materials described in the preceding paragraph, a statement of reasons for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment of the dissenter's own estimate of the fair value of the shares, plus interest, by written notice to Electromedics within 30 days after the date of mailing of Electromedics' offer. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, the procedures, costs, fees and expenses described below for petitioning the court shall apply.

    If Electromedics fails to remit payment within 60 days of the deposit of certificates, it must return all deposited certificates. However, Electromedics may require deposit of the certificates at a later time and again give notice that contains:

        (1) The address to which a demand for payment and the place to which stock certificates must be sent in order to obtain payment and the date by which they must be received;

        (2) A form to be used for demanding payment which will certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them; and

        (3) A copy of sections 7-4-123 and 7-4-124 and a brief description of the procedures to be followed under such sections.

    If a dissenter believes that the amount remitted by Electromedics is less than the fair value of the shares plus interest, the dissenter may give written notice to Electromedics of the dissenter's own estimate of the fair value of shares, plus interest, within 30 days after the corporation mails the remittance, and demand payment of the difference (a "Demand"). Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    If Electromedics receives a Demand, it must, within 60 days after receiving the Demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with Electromedics or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition must be filed in Douglas County, Colorado. The petition must name as parties all dissenters who made a Demand for payment and who have not reached agreement with Electromedics. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court must determine whether the shareholder or the shareholders in question have fully complied with the requirements of section 7-4-124, and must determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by Electromedics or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted by Electromedics, but shall not be liable to Electromedics for the amount, if any, by which the amount, if any, remitted to the dissenter exceeds the fair value of the shares as determined by the court, plus interest.

    The court must determine the costs and expenses of any appraisers in a proceeding under the preceding paragraph, including the reasonable expenses and compensation of any appraisers appointed by the court, and must assess those costs and expenses against Electromedics, except that the court may assess part or all of those costs and expenses against a dissenter whose Demand is found to be arbitrary, vexatious, or not in good faith.

    If the court finds that Electromedics has failed to comply substantially with section 7-4-124, the court may assess against Electromedics all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a dissenter who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    The court may award, in its discretion, fees and expenses to any attorney for the dissenters out of the amount awarded to the dissenters, if any.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

    Medtronic Common Stock is listed and traded on the New York Stock Exchange (symbol: MDT), and it is a condition to all parties' obligations to consummate the Merger that the Medtronic Common Stock to be issued in the Merger be approved for such listing. Electromedics Common Stock is traded on the NASDAQ National Market (symbol: ELMD).

    The following table sets forth, for the quarters indicated, the high and low sales prices per share of Medtronic Common Stock on the NYSE and the cash dividends paid per share of Medtronic Common Stock. Also set forth, for the calendar period indicated, are the high and low sales prices per share of Electromedics Common Stock as reported by NASDAQ.

                                                                                      Electromedics Common
                                                        Medtronic Common Stock               Stock
                                                   ---------------------------------  --------------------
                                                     High        Low      Dividends     High        Low
                                                   ---------  ---------  -----------  ---------  ---------
CALENDAR 1992
First Quarter....................................  $   98.75  $  73.25    $    .12    $    9.75  $   6.25
Second Quarter...................................  $   82.50  $  63.25    $    .12    $    6.62  $   4.62
Third Quarter....................................  $  101.00  $  72.00    $    .14    $    6.38  $   4.00
Fourth Quarter...................................  $  104.50  $  89.625   $    .14    $    7.12  $   5.12
CALENDAR 1993
First Quarter....................................  $   95.50  $  67.75    $    .14    $    7.38  $   4.81
Second Quarter...................................  $   75.75  $  51.625   $    .14    $    5.38  $   3.75
Third Quarter....................................  $   69.00  $  57.50    $    .17    $    4.38  $   3.25
Fourth Quarter...................................  $   85.37  $  67.625   $    .17    $    6.94  $   3.75
CALENDAR 1994
First Quarter
 (through March 15, 1994)........................  $   87.50  $  77.75    $    .17    $    6.75  $   6.375

    Electromedics has never paid cash dividends. Under the Merger Agreement, Electromedics has agreed not to pay any dividends on Electromedics Common Stock prior to the Merger. Medtronic has paid regular quarterly cash dividends on Medtronic Common Stock since 1978. It is expected that the Board of Directors of Medtronic will continue the practice of declaring cash dividends on a quarterly basis; however, no assurance can be given as to the amount of future dividends, which will necessarily be dependent on future earnings, financial requirements of Medtronic and its subsidiaries, and other factors.

    On November 18, 1993, the day preceding public announcement of Medtronic's initial $6.125 merger proposal, the reported closing sale price of Medtronic Common Stock on the NYSE was $75.75 per share. On that day, the reported closing sale price of Electromedics Common Stock on the NASDAQ National Market was $5.625 per share. On an equivalent per share basis, the reported closing sale price of Electromedics Common Stock on November 18, 1993 (calculated by multiplying the closing sale price of Medtronic Common Stock by .0859) would have been $6.51. Solely for illustrative purposes of presenting equivalent share calculations, the portion of a Medtronic share into which one Electromedics share would be converted in the Merger is estimated by using $80.00 (the reported closing sale price of Medtronic Common Stock on March 15, 1994) as the Average Market Price of Medtronic Common Stock. The reported closing sale price for shares of Electromedics Common Stock as reported by NASDAQ on that day was $6.50 per share, or $6.87 on an equivalent per share basis as calculated above. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

    As of March 10, 1994, there were approximately 13,305 registered holders  of
Medtronic   Common  Stock   and  approximately  11,167   registered  holders  of
Electromedics Common Stock.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Medtronic of all the outstanding shares of Electromedics pursuant to the Merger and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma information has been prepared utilizing audited historical consolidated financial statements and unaudited condensed consolidated interim financial statements of Electromedics and Medtronic, and the unaudited pro forma condensed combined financial statements reflecting the recent acquisition by Medtronic of DLP, Inc. and its affiliated entities (described in Note (a) of the accompanying Notes to Unaudited Pro forma Condensed Combined Financial
Statements), and should be read in conjunction with those financial statements and notes thereto which are incorporated by reference in this Proxy Statement/Prospectus. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of those results which may be obtained in the future.

    The pro forma financial information is based on the purchase method of accounting for the proposed Merger. The pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma condensed combined statements of earnings assume that the acquisition of Electromedics occurred on May 1, 1992 (combining Medtronic and DLP pro forma results for the fiscal year ended April 30, 1993, and Electromedics results for the twelve-month period ended March 31, 1993, and combining Medtronic and DLP pro forma results for the nine-month period ended January 28, 1994, and Electromedics results for the nine-month period ended December 31, 1993). The unaudited pro forma condensed combined balance sheet assumes that the acquisition of Electromedics occurred on January 28, 1994 (combining the pro forma balance sheet for Medtronic and DLP as of January 28, 1994 and the balance sheet for Electromedics as of December 31, 1993).

    For  purposes  of  this  presentation,   it  is  assumed  that  holders   of
Electromedics Common Stock elect to receive only shares of Medtronic Common Stock in the Merger and no cash and that the Average Market Price for Medtronic Common Stock is $80.00 (the reported closing sale price of Medtronic Common Stock on March 15, 1994), resulting in a conversion ratio of .0859, or one Medtronic share for every 11.64 Electromedics shares. The assumed conversion ratio of .0859 has been used to calculate the pro forma weighted average shares outstanding, and the Electromedics shares outstanding have been adjusted to eliminate Electromedics shares held by Medtronic. The final conversion ratio is subject to change, as it is based on the Average Market Price of Medtronic Common Stock for the ten consecutive NYSE trading days ending on the third trading day immediately preceding the Effective Time of the Merger, but not less than $68.00 nor more than $98.00 per Medtronic share. See "The Merger -- Conversion of Electromedics Common Stock in the Merger."

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                                       43

                    MEDTRONIC, INC. AND ELECTROMEDICS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             Medtronic,
                                                                                                              DLP, and
                                                               Medtronic and                                Electromedics
                                                  Medtronic    DLP Pro Forma  Electromedics                   Pro Forma
Year ended April 30, 1993                        Historical     Combined(a)   Historical(b)   Adjustments     Combined
- ----------------------------------------------  -------------  -------------  -------------  -------------  -------------
Net sales.....................................  $   1,328,208   $ 1,361,458    $    38,856                  $   1,400,314
Costs and expenses:
  Cost of products sold.......................        420,132       431,700         21,183                        452,883
  Research and development expense............        132,955       133,865          2,077                        135,942
  Selling, general, and administrative
   expense....................................        480,006       500,486         12,620       3,054(c)         516,160
  Interest expense............................         10,448        11,208            916                         12,124
  Interest income.............................         (8,791)       (8,791)          (892)                        (9,683)
  Litigation settlement.......................        (50,000)      (50,000)                                      (50,000)
  Other expenses..............................         30,000        30,005              5                         30,010
                                                -------------  -------------  -------------  -------------  -------------
  Total costs and expenses....................      1,014,750     1,048,473         35,909       3,054          1,087,436
                                                -------------  -------------  -------------  -------------  -------------
Earnings before income taxes, accounting
 changes and extraordinary item...............        313,458       312,985          2,947      (3,054)           312,878
Provision for income taxes....................        101,874       101,720          1,169      (1,204)(d)        101,685
                                                -------------  -------------  -------------  -------------  -------------
Earnings from continuing operations...........  $     211,584   $   211,265    $     1,778   $  (1,850)     $     211,193
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------
Weighted average shares outstanding...........     59,416         59,416         13,105                        60,553
Net earnings per share from continuing
 operations...................................      $3.56          $3.56          $0.14                         $3.49
                                                      -----          -----          -----                         -----
                                                      -----          -----          -----                         -----
Primary weighted average shares outstanding...     60,105         60,105                                       61,242
Primary earnings per share from continuing
 operations...................................      $3.52          $3.51                                        $3.45
                                                      -----          -----                                        -----
                                                      -----          -----                                        -----
Fully diluted weighted average shares
 outstanding..................................     60,186         60,186                                       61,323
Fully diluted earnings per share from
 continuing operations........................      $3.52          $3.51                                        $3.44
                                                      -----          -----                                        -----
                                                      -----          -----                                        -----

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                    MEDTRONIC, INC. AND ELECTROMEDICS, INC.
   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS (CONTINUED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             Medtronic,
                                                                                                              DLP, and
                                                               Medtronic and                                Electromedics
                                                   Medtronic   DLP Pro Forma  Electromedics                   Pro Forma
Nine months ended January 28, 1994                Historical    Combined(a)   Historical(e)   Adjustments     Combined
- ------------------------------------------------  -----------  -------------  -------------  -------------  -------------
Net sales.......................................  $   997,964   $ 1,025,864    $    28,000                  $   1,053,864
Costs and expenses:
  Cost of products sold.........................      309,067       319,612         15,772                        335,384
  Research and development expense..............      112,964       113,650          1,637                        115,287
  Selling, general, and administrative
   expense......................................      342,851       359,712          9,999       2,291(c)         372,002
  Interest expense..............................        6,189         6,752            319                          7,071
  Interest income...............................       (6,332)       (6,332)          (512)                        (6,844)
  Other (income) expense........................      (13,962)      (13,975)            37                        (13,938)
                                                  -----------  -------------  -------------  -------------  -------------
  Total costs and expenses......................      750,777       779,419         27,252       2,291            808,962
                                                  -----------  -------------  -------------  -------------  -------------
Earnings before income taxes....................      247,187       246,445            748      (2,291)           244,902
Provision for income taxes......................       81,574        81,327            627      (1,136)(d)         80,818
                                                  -----------  -------------  -------------  -------------  -------------
Net earnings....................................  $   165,613   $   165,118    $       121   $  (1,155)     $     164,084
                                                  -----------  -------------  -------------  -------------  -------------
                                                  -----------  -------------  -------------  -------------  -------------
Weighted average shares outstanding.............    57,405        57,405         14,096                        58,631
Net earnings per share..........................     $2.88         $2.88          $0.01                         $2.80
                                                       -----         -----          -----                         -----
                                                       -----         -----          -----                         -----
Primary weighted average shares outstanding         57,856        57,856                                       59,082
Primary earnings per share......................     $2.86         $2.85                                        $2.78
                                                       -----         -----                                        -----
                                                       -----         -----                                        -----
Fully diluted weighted average shares
 outstanding....................................    58,088        58,088                                       59,314
Fully diluted earnings per share................     $2.85         $2.84                                        $2.77
                                                       -----         -----                                        -----
                                                       -----         -----                                        -----

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                    MEDTRONIC, INC. AND ELECTROMEDICS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                JANUARY 28, 1994
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                                             Medtronic,
                                                               Medtronic and                                  DLP, and
                                                  Medtronic    DLP Combined   Electromedics                 Electromedics
                                                 January 28,    January 28,   December 31,                    Pro Forma
                                                    1994         1994 (a)         1993        Adjustments     Combined
                                                -------------  -------------  -------------  -------------  -------------
Current assets:
  Cash and cash equivalents...................  $     118,986   $    31,321    $       454                  $      31,775
  Short-term investments......................         87,721        87,721         10,249                         97,970
  Accounts receivable.........................        345,091       350,801          6,554                        357,355
  Allowance for doubtful accounts.............        (26,229)      (26,229)          (132)                       (26,361)
                                                -------------  -------------  -------------  -------------  -------------
  Net accounts receivable.....................        318,862       324,572          6,422                        330,994
  Inventories:
    Finished goods............................         85,548        90,313          6,083         921(f)          97,317
    Work in process...........................         40,911        41,628          1,678       1,145(f)          44,451
    Raw materials.............................         60,935        63,111          4,109                         67,220
                                                -------------  -------------  -------------  -------------  -------------
    Total inventories.........................        187,394       195,052         11,870       2,066            208,988
  Prepaid expenses and other current assets...         81,307        81,580            984                         82,564
  Current portion of sales type leases........                                         723                            723
                                                -------------  -------------  -------------  -------------  -------------
  Total current assets........................        794,270       720,246         30,702       2,066            753,014
Property, plant and equipment.................        562,446       579,205         12,265                        591,470
  Less accumulated depreciation...............       (295,615)     (302,175)        (2,717)                      (304,892)
                                                -------------  -------------  -------------  -------------  -------------
  Net property, plant and equipment...........        266,831       277,030          9,548                        286,578
Net investment in sales type leases...........       --                              1,282                          1,282
Goodwill and other intangible assets..........        174,913       290,864          2,085      76,350(c)         369,299
  Less accumulated amortization of intangible
   assets.....................................        (35,173)      (35,206)          (659)                       (35,865)
                                                -------------  -------------  -------------  -------------  -------------
  Net goodwill and other intangible assets....        139,740       255,658          1,426      76,350            333,434
Other assets..................................        114,098       114,455            502      (1,775)(g)        113,182
                                                -------------  -------------  -------------  -------------  -------------
  Total assets                                  $   1,314,939   $ 1,367,389    $    43,460   $  76,641      $   1,487,490
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------

   See accompanying Notes to Unaudited Pro Forma condensed Combined Financial
                                  Statements.

                    MEDTRONIC, INC. AND ELECTROMEDICS, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)
                                JANUARY 28, 1994
                                 (IN THOUSANDS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                             Medtronic,
                                                           Medtronic and                                      DLP, and
                                              Medtronic    DLP Combined   Electromedics                     Electromedics
                                             January 28,    January 28,   December 31,                        Pro Forma
                                                1994           1994           1993          Adjustments       Combined
                                            -------------  -------------  -------------  -----------------  -------------
Current liabilities:
  Short-term borrowings...................  $      27,685   $    70,789                                     $      70,789
  Accounts and notes payable..............         65,581        66,655    $     2,705                             69,360
  Accrued expenses and other current
   liabilities............................        190,194       192,472          1,849                            194,321
                                            -------------  -------------  -------------    --------         -------------
  Total current liabilities...............        283,460       329,916          4,554                            334,470
Long-term liabilities.....................        111,180       117,174          6,007       14,350(h)            137,531
Shareholders' equity:
  Common stock............................          5,734         5,734            723         (601)(i)             5,856
                                                                                             61,008 (c)(f
  Retained earnings.......................        969,347       969,347         34,399        (g)(h)(i)(j)      1,064,754
  Treasury shares.........................                                      (1,884)       1,884(j)                  0
  Cumulative translation adjustment.......        (21,232)      (21,232)          (339)                           (21,571)
                                            -------------  -------------  -------------    --------         -------------
                                                  953,849       953,849         32,899       62,291             1,049,039
Receivable from employee stock ownership
 plan.....................................        (33,550)      (33,550)                                          (33,550)
                                            -------------  -------------  -------------    --------         -------------
  Total shareholders' equity..............        920,299       920,299         32,899       62,291             1,015,489
                                            -------------  -------------  -------------    --------         -------------
  Total liabilities and shareholders'
   equity.................................  $   1,314,939   $ 1,367,389    $    43,460   $   76,641         $   1,487,490
                                            -------------  -------------  -------------    --------         -------------
                                            -------------  -------------  -------------    --------         -------------

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) On March 17, 1994, Medtronic acquired substantially all of the assets and assumed substantially all of the liabilities of DLP, Inc., a Michigan corporation, and its affiliated entities (DLP Sterilization, Inc. d/b/a Sterile Systems, Inc., DLP-Holland, Inc., DLP-Deutschland, Inc., IOMED, Inc., and FFS Incorporated) (collectively, "DLP"). DLP develops, manufactures and markets cannulae devices used in cardiopulmonary by-pass surgery, fine needle aspiration kits for biopsies, and radiographic needles and kits for interventional radiology.

    The Medtronic and DLP pro forma condensed combined financial statements presented herein were derived from Medtronic and DLP historical audited financial statements, Medtronic unaudited condensed quarterly financial statements, and DLP unaudited monthly financial statements. DLP was not subject to the reporting requirements of the Commission.

    The Medtronic and DLP pro forma condensed combined balance sheet reflects: pro forma adjustments reducing cash by approximately $88.3 million and increasing short term borrowings by approximately $40.0 million relating to the funding of the acquisition; adjustments to record DLP assets at estimated fair market value; and an increase in goodwill and other intangible assets of approximately $115.5 million relating to the fair value of acquired patents, technology, licensing agreements, and goodwill.

    The pro forma condensed combined statements of earnings for the year ended April 30, 1993 and the nine months ended January 28, 1994 reflect pro forma adjustments of approximately $6.3 million and $4.7 million, respectively, relating to incremental costs associated with the amortization of goodwill and other intangible assets over periods of 8 to 25 years.

(b) Electromedics data is for the twelve-month period ended March 31, 1993. This data was derived from Electromedics' audited financial statements for the year ended December 31, 1992 and the unaudited financial statements for the quarters ended March 31, 1993 and 1992.

(c) Adjustment to reflect goodwill and intangible assets recorded in conjunction with the acquisition of Electromedics by Medtronic assumed to be amortized over 25 years.

(d) Reflects income tax effect of pro forma adjustments and adjustment of Electromedics' income tax expense. The tax benefit for losses on foreign operations which were not reflected by Electromedics are assumed to be utilized by Medtronic; Medtronic's effective tax rate therefore remains unchanged.

(e) Electromedics data is for the nine-month period ended December 31, 1993. This data was derived from Electromedics' audited financial statements for the year ended December 31, 1993 and the unaudited financial statements for the quarter ended March 31, 1993.

(f) Adjustment required to restate Electromedics' assets to estimated fair market value.

(g) Adjustment required to eliminate Electromedics shares held by Medtronic prior to the acquisition.

(h) Adjustment to reflect deferred taxes provided on nondeductible intangible assets resulting from the Merger.

(i) Adjustment required to reflect the actual shares outstanding as if the Merger had taken place on May 1, 1992. For purposes of determining this adjustment, an assumed conversion ratio of .0859 of a Medtronic share for each outstanding Electromedics share, or one Medtronic share for each 11.64 Electromedics shares, has been used to calculate the pro forma shares outstanding, and the Electromedics shares outstanding have been adjusted to eliminate shares held by Medtronic.

(j) Adjustment required to eliminate treasury shares not reportable by a Minnesota corporation.

    Certain historical financial statement amounts of Electromedics have been reclassified to conform to Medtronic's presentation.

    The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have occurred had the companies actually been combined during the periods presented or of future results of operations of the combined companies.

    The unaudited pro forma condensed balance sheet reflects the restatement of Electromedics' inventory to estimated fair market value (see Note (f) above). The adjustment related to inventory is a non-recurring charge which is expected to be reflected in the income statement within twelve months subsequent to the acquisition and, consequently, the impact of this adjustment is not reflected in the pro forma statements of earnings.

                  COMPARATIVE RIGHTS OF MEDTRONIC SHAREHOLDERS
                         AND ELECTROMEDICS SHAREHOLDERS

    Upon consummation of the Merger, shareholders of Electromedics will become shareholders of Medtronic. Medtronic and Electromedics are incorporated under the laws of the states of Minnesota and Colorado, respectively. The rights of Medtronic shareholders under Medtronic's Restated Articles of Incorporation as amended ("Medtronic's Articles"), Medtronic's Bylaws, and the Minnesota Business Corporation Act (the "MBCA") differ in certain respects from the rights of Electromedics shareholders under Electromedics' Restated Articles of Incorporation as amended ("Electromedics' Articles"), Electromedics' Amended Bylaws, and the Colorado Corporation Code (the "CCC"). Certain significant differences between the rights of Medtronic shareholders and Electromedics shareholders are summarized below. This summary does not, however, purport to be a complete description of all of the differences between the rights of shareholders of Electromedics and the rights of shareholders of Medtronic.

CLASSIFICATION, REMOVAL AND ELECTION OF DIRECTORS

    CLASSIFICATION. Medtronic's Articles provide for a classified Board of Directors, under which directors are elected to three-year terms, with one-third of the directors being elected each year. Electromedics' Articles do not similarly classify its Board of Directors, and directors are elected each year for a one-year term. Both Medtronic's Articles and Electromedics' Bylaws provide for vacancies on the Board to be filled by a majority of the remaining Board members.

    REMOVAL. Medtronic's Articles provide that directors may be removed, with or without cause, only by the vote of not less than 75% of the voting power of all then outstanding voting shares. Neither Electromedics' Articles nor its Bylaws specifically provide that directors may be removed except upon reaching age 70 or failing to attend a specified number of Board meetings. Under Colorado law, a director may be removed by the vote of the holders of a majority of the shares then entitled to vote at an election of directors.

    NOMINATION AND ELECTION. Medtronic's Articles provide that nominations for the election of directors may be made by or at the direction of the Medtronic Board of Directors or by any shareholder entitled to vote in the election of directors generally. Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary of Medtronic. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of Medtronic not less than 50 days nor more than 90 days prior to the meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must set forth certain information concerning such shareholder and his or her nominee(s), including their names and addresses, the principal occupation or employment of the nominee(s), the class and number of shares of capital stock of Medtronic that are beneficially owned by such persons, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder, and the consent of each nominee to serve as a director of Medtronic if so elected. Electromedics' Articles and Bylaws do not address the issue of nomination of directors.

    AMENDMENT OF PROVISIONS. Medtronic's Articles require the affirmative vote of not less than 75% of the voting power of all then outstanding voting shares to amend, repeal or adopt any provisions inconsistent with these provisions regarding classification, removal and nomination of directors. Electromedics' Bylaws require only the affirmative vote of a majority of the directors to amend or modify such provisions.

    The above-described provisions of Medtronic's Articles regarding directors will be subject to the terms of the certificate of designation or other instrument creating any class or series of preferred stock giving the holders of such class or series of preferred stock the right, voting separately as a class, to elect one or more directors (such as is often required by the terms of preferred stock in the event that dividend payments are in arrears for a period of time). See "Comparative Rights of Medtronic Shareholders and Electromedics Shareholders -- Preferred Stock."

    These provisions regarding classification, removal and nomination of directors afford some assurance of stability in the composition of the Medtronic Board of Directors, but may discourage or deter attempts by individuals or entities to take control of Medtronic by electing their own slate of directors. To the extent that potential acquirers of Medtronic stock are deterred by the classified Board, such provision also may deter certain mergers, tender offers, or other future takeover attempts which some or a majority of holders of Medtronic Common Stock may deem to be in their best interests. In addition, the classified Medtronic Board would delay shareholders who do not favor the policies of Medtronic's Board of Directors from removing a majority of the Medtronic Board of Directors for two years, unless they can obtain the requisite vote.

    LIABILITY OF DIRECTORS. Both Medtronic's Articles and Electromedics' Articles exempt directors from personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by Minnesota and Colorado law, respectively.

PREFERRED STOCK

    Medtronic has 2,500,000 authorized but unissued shares of Preferred Stock, par value $1 per share. Medtronic's Articles provide that whenever the holders of a class or series of Preferred Stock have the right to elect any directors, the election, term and other features of such directorships shall be governed by the terms set forth in the resolution of the Medtronic Board of Directors designating the rights and preferences of such class or series of Preferred Stock, and any directors elected by the holders of Preferred Stock shall not be divided into classes unless provision is expressly made for such classification by the terms of such Preferred Stock. Shares of Medtronic Preferred Stock could be issued that would have the right to elect directors, either separately or together with the Medtronic Common Stock, with such directors either divided or not divided into classes.

    Under certain circumstances such Medtronic Preferred Stock could be used to create voting impediments or to deter persons seeking to effect a takeover or otherwise gain control of Medtronic in a transaction which holders of some or a majority of the Medtronic Common Stock may deem to be in their best interests. Such shares of Medtronic Preferred stock could be sold in public or private transactions to purchasers who might support the Medtronic Board of Directors in opposing a takeover bid that the Medtronic Board of Directors determines not to be in the best interests of Medtronic and its shareholders. In addition, the Medtronic Board of Directors could authorize holders of a class or series of Preferred Stock to vote, either separately as a class or together with the holders of Medtronic Common Stock, on any merger, sale, or exchange of assets by Medtronic or any other extraordinary corporate transaction. The ability to issue such Medtronic Preferred Stock might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Medtronic Common Stock, to acquire control of Medtronic with a view to imposing a merger, sale of all or any part of the assets or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of such person or entity. See "Comparative Rights of Medtronic Shareholders and Electromedics Shareholders -- Shareholder Rights Plan."

    Electromedics has no authorized stock other than Common Stock.

SPECIAL MEETINGS OF SHAREHOLDERS

    Under Minnesota law, a special meeting of shareholders may be called by certain officers, two or more directors, a person authorized to do so in the articles or bylaws, or shareholders holding at least 10% of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering an action to effect, directly or indirectly, a business combination must be called by shareholders holding at least 25% of the voting power of all shares entitled to vote.

    Under Colorado law, a special meeting of shareholders may be called by the president, the board of directors, shareholders holding at least 10% of the voting power of all shares entitled to vote, or such other officers or persons authorized to do so in the articles or bylaws. Electromedics' Articles and Bylaws do not so authorize any other officers or persons.

VOTING RIGHTS; SHAREHOLDER APPROVALS

    Under both Medtronic's Articles and Electromedics' Articles, holders of Medtronic Common Stock and Electromedics Common Stock, respectively, are entitled to one vote per share on all matters submitted to a vote of the shareholders. Medtronic's Bylaws provide that, except as specifically required otherwise under Medtronic's Articles, Bylaws or Minnesota law, all matters submitted to the shareholders are decided by a majority vote of the shares entitled to vote and represented at a meeting at which there is a quorum.

    Under Colorado law, all matters submitted to the shareholders are decided by a majority vote of the shares entitled to vote and represented at a meeting at which there is a quorum, unless the CCC or a corporation's articles of incorporation require a different number; if the CCC requires a two-thirds majority, the articles can reduce that but not below a majority. Electromedics' Articles provide that the affirmative vote of the holders of two-thirds of the stock of Electromedics then issued and outstanding and having voting power is required to approve an action by the Electromedics Board of Directors to sell, lease, exchange and/or convey all of Electromedics' property and assets. The Merger does not constitute such an action.

CUMULATIVE VOTING

    Neither  Medtronic's  Articles  nor  Electromedics'  Articles  provide   for
cumulative voting with regard to the Medtronic Common Stock or the Electromedics Common Stock, respectively.

PREEMPTIVE RIGHTS

    Under  both  Medtronic's  Articles and  Electromedics  Articles,  holders of
Medtronic stock and Electromedics stock, respectively, are expressly denied preemptive rights.

AMENDMENT OF THE ARTICLES OF INCORPORATION

    Under Minnesota law, an amendment to the articles of incorporation requires the affirmative vote of the holders of a majority of the shares present and entitled to vote unless a larger affirmative vote is required by the corporation's articles. Except as specifically described otherwise in this "Comparative Rights of Medtronic Shareholders and Electromedics Shareholders," Medtronic's Articles do not contain any provisions that require a larger affirmative vote in order to amend Medtronic's Articles.

    Under Colorado law, an amendment to the articles of incorporation requires the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon, unless the corporation's articles require a greater or lesser (but not less than a majority) number for approval. Electromedics' Articles do not contain any provision requiring a different number for approval.

BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITIONS

    Medtronic is governed by Sections 302A.671 and 302A.673 of the MBCA. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock. Such provisions of Minnesota law could have the effect of delaying, deferring or preventing a change in control of Medtronic.

    Colorado law does not contain any similar provisions regarding business combinations or control share acquisitions.

SHAREHOLDER RIGHTS PLAN

    Medtronic adopted a Shareholder Rights Plan in 1991, which replaced the Shareholder Rights Plan that it adopted in 1986, and has entered into a Rights Agreement with Norwest Bank Minnesota, National Association, as Rights Agent. Pursuant to its Rights Plan, Medtronic declared and paid a dividend of one preferred stock purchase right (a "Right") on each outstanding share of Medtronic Common Stock. As a result of Medtronic's 2-for-1 stock split effective August 30, 1991, the Right associated with each outstanding share of Medtronic Common Stock now entitles a holder, until July 10, 2001, to buy 1/200th of a Series A Junior Participating Preferred Share (the "Series A Preferred Shares") of Medtronic at a price of $300 per 1/200th of a Series A Preferred Share, subject to adjustment. The Rights are not currently exercisable or transferable apart from the Medtronic Common Stock.

    The Rights will not be exercisable until the 15th day after a third party acquires beneficial ownership of 15% or more of the outstanding Medtronic Common Stock (and thereby becomes an "Acquiring Person") or announces a tender offer or exchange offer that would increase the Acquiring Person's beneficial ownership to 15% or more of the outstanding Medtronic Common Stock. In the event that any person becomes an Acquiring Person, then each Right, other than Rights held by an Acquiring Person, will entitle the holder to receive, upon exercise thereof at the then current exercise price, Medtronic Common Stock that has a value of two times the exercise price of the Right. In the event that Medtronic is acquired in a merger or other business combination transaction, or 50% or more of its assets or earning power is sold, each Right will entitle the holder to receive, upon exercise thereof at the then current exercise price, Common Stock of the acquiring entity that has a value of two times the exercise price of the Right.

    In certain events the Medtronic Board of Directors may exchange Rights for Medtronic Common Stock or equivalent securities having a market price equal to the exercise price of the Rights. Each Right is redeemable by Medtronic at $.005 any time before a person or group triggers the 15% threshold to become an Acquiring Person.

    The Rights issued under the Medtronic Shareholder Rights Plan may make any merger not approved by Medtronic's Board of Directors prohibitively expensive, because the Rights allow Medtronic shareholders to purchase the voting securities of a potential acquirer at one-half of its fair market value.

    Electromedics does not have a shareholders rights plan.

RELATED PERSON BUSINESS TRANSACTIONS

    Medtronic's Articles provide that, in certain circumstances, an affirmative vote of two-thirds (66.7%) of the voting power of all then outstanding voting shares is required for the approval or authorization of any "related person business transaction." Such two-thirds (66.7%) approval is not required, however, if (i) a majority vote of "continuing directors" (as defined below) expressly approves the related person business transaction, or (ii) the related person business transaction is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of Medtronic, and the cash or fair market value of the property received by the Medtronic shareholders is equal to a defined minimum purchase price. For purposes of this provision, a "continuing director" means, generally, those directors who were directors before the "related person" (as defined below) became a related person.

    Generally, a related person business transaction includes (i) any merger or consolidation of Medtronic with or into a related person, (ii) any exchange of shares of Medtronic (or a subsidiary) for shares of a related person which would have required an affirmative vote of at least a majority of the voting power of the outstanding shares entitled to vote, (iii) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any substantial part of the assets of Medtronic (or a subsidiary) to or with a related person, (iv) any sale, lease, transfer, or other disposition (in one transaction or a series of transactions) of all or any substantial part of the assets of a related person to or with Medtronic (or a subsidiary), (v) the issuance, sale, transfer or other disposition to a related person of any securities of Medtronic (except pursuant to stock dividends, stock splits, or similar transactions that would not have the effect of increasing the proportion of voting power of a related person) or of a subsidiary (except pursuant to a pro rata distribution to all holders of Medtronic Common Stock), (vi) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a related person, and (vii) any agreement, contract, arrangement or understanding providing for any of the transactions described above.

    Generally, for purposes of a related person business transaction, the term "related person" is broadly defined to include a wide range of potential persons, including any person or entity that, together with affiliates and associates, beneficially owns 15% or more of the outstanding voting stock of Medtronic.

    Such a provision could have the effect of impeding a potential acquirer of Medtronic by requiring a larger than normal majority of Medtronic shareholders to approve a transaction. There is no similar "related person business transaction" provision in Electromedics' Articles.

                      INFORMATION REGARDING ELECTROMEDICS

GENERAL INFORMATION

    Electromedics designs, manufactures and markets blood management and blood conservation equipment and related disposable devices for use in cardiovascular, orthopedic and other medium and high blood-loss surgeries. Electromedics is a leader in the autotransfusion segment of the blood processing industry and has the second largest share, approximately one-third, of the United States autotransfusion market. Autotransfusion involves the collection of a patient's own blood before, during and after surgery for washing and reinfusion to the patient, allowing the patient to serve as his or her own blood donor.

    Electromedics' autotransfusion systems improve the safety, quality and cost of blood transfusions by (i) reducing the incidence of transmission of blood-borne diseases such as AIDS and hepatitis, (ii) eliminating adverse transfusion reactions, (iii) mitigating the global shortage of donor blood and
(iv) providing significant cost savings over homologous (third-party donor) blood. Electromedics anticipates increased market acceptance of autotransfusion products as the safety benefits and cost savings of autotransfusion become more widely recognized. Electromedics' autotransfusion equipment and related disposable devices accounted for approximately 57% of its net sales for the year ended December 31, 1993.

    Electromedics' other medical equipment and related disposable devices focus on blood management and blood conservation, primarily in the areas of cardiovascular and orthopedic surgery, and temperature monitoring. These products include blood collection reservoirs, blood filters, blood heating and cooling systems, suction lines and tubing, temperature monitors and probes and tourniquet monitoring systems.

    Until December 1993, Electromedics operated from nine buildings located on a 14-acre site that Electromedics owned in the Denver, Colorado metropolitan area. In January 1993, Electromedics purchased for $4,000,000 fifteen acres of land and a 137,000 square foot building in Parker, Colorado, a suburb of Denver. The purchase was financed with cash and a $2.6 million bridge loan, subsequently replaced by a $5,000,000, 7-year loan secured by a note and deed of trust on the property. Electromedics has constructed clean rooms and administrative offices and has made substantial improvements to the building to house its entire work force under one roof. Management believes that, in addition to certain tax savings, Electromedics will achieve efficiencies through consolidating its operations which could not be attained in its former nine-building structure. In addition, the newly acquired building provides a greater potential for expansion needs. The new facilities will be sufficient to accommodate its operations for the foreseeable future. Construction was completed by late 1993 and Electromedics completed its move by December 1993. Electromedics has ceased payments on the $5,116,000 nonrecourse loan on its former facilities.

CERTAIN FINANCIAL PROJECTIONS

    Electromedics does not, as a matter of course, make public forecasts as to future sales or earnings. Certain projections were, however, made available to Medtronic on a confidential basis during the course of the discussions regarding the Merger. See "The Merger -- Background of the Merger." The information summarized below was included in the information provided to Medtronic.

    The financial projections below were not prepared with a view to public disclosure or to compliance with published guidelines of the Commission or the American Institute of Certified Public Accountants. The projections were based upon the assumptions indicated below and were also based on other estimates and assumptions that are inherently uncertain. Technological, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond Electromedics' control, may render any or all of these assumptions inaccurate. In addition, the projected results do not take into account costs and expenses to Electromedics resulting from the negotiation and consummation of the Merger. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. These uncertainties increase in the case of projections for later years. Neither Price Waterhouse nor Deloitte & Touche compiled or examined the projected financial information.

                                                1994       1995       1996       1997        1998
                                              ---------  ---------  ---------  ---------  -----------
                                                                  (IN THOUSANDS)
Sales.......................................  $  46,017  $  58,631  $  72,391  $  90,891  $   105,645
Gross profit................................     20,733     26,303     32,104     40,218       47,331
Income from operations......................      2,835      4,982      6,452      9,024       18,797

The principal assumptions employed in the creation of the above projections include the following: (a) unit growth of autotransfusion products averages 10% for disposable products and 7.5% for autotransfusion machines; (b) international sales grow at an average rate of 28%; (c) the percentage of domestic sales sold directly by Electromedics increases from 14% in 1993 to 40% in 1998; (d) excluding the effect of the shift toward direct sales, gross profit margins are held relatively constant at 44%; (e) selling general and administrative expenses decline from 34% of revenues in 1993 to 23% of revenues in 1998; and (f) research and development expenses as a percentage of revenues increase from 5% in 1993 to 10% in 1997 as a result of significant development costs relating to a new product, and research and development expenses as a percentage of revenues decline to 4% in 1998 upon completion of the new product.

                                 LEGAL MATTERS

    The validity of the Medtronic Common Stock to be issued in connection with the Merger will be passed upon for Medtronic by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Members of such firm own, in the aggregate, approximately 12,000 shares of Medtronic Common Stock.

    Certain legal matters for Electromedics in connection with the Merger were passed upon by Holme Roberts & Owen LLC, Denver, Colorado, and Brenman Key & Bromberg, P.C., Denver, Colorado. Members of Brenman Key & Bromberg, P.C. own, in the aggregate, approximately 11,000 shares of Electromedics Common Stock.

                                    EXPERTS

    The consolidated financial statements and schedules incorporated in this Proxy Statement/ Prospectus by reference to the Annual Report on Form 10-K of Medtronic, Inc. for the fiscal year ended April 30, 1993 have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, and given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and the related financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K of Electromedics, Inc. for the year ended December 31, 1992, and from the Current Report on Form 8-K of Electromedics, Inc. dated March 10, 1994, have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

    The description of certain tax matters in this Proxy Statement/Prospectus has been included herein in reliance upon the tax opinion of Deloitte & Touche, independent accountants, given on the authority of said firm as experts in tax matters.

                                   APPENDIX A
                                 PLAN OF MERGER

                                   ARTICLE 1
                       NAMES OF CONSTITUENT CORPORATIONS
                           AND SURVIVING CORPORATION

    The names of the Constituent Corporations are MDT Acquisition Corp., a Minnesota corporation ("Merger Subsidiary"), and Electromedics, Inc., a Colorado corporation ("Electromedics"). Merger Subsidiary is a wholly-owned subsidiary of Medtronic, Inc., a Minnesota corporation ("Medtronic"). The Constituent Corporations shall be combined by the merger of Electromedics into Merger Subsidiary as the Surviving Corporation (the "Merger"), pursuant to the applicable provisions of the Colorado Corporation Code ("CCC") and the Minnesota Business Corporation Act ("MBCA").

                                   ARTICLE 2
                     MEANS OF EFFECTING REORGANIZATION AND
                          MERGER AND CONVERTING STOCK

    2.1 THE MERGER. The Merger shall be effective upon the filing of this Plan together with the Articles of Merger and such other documents as are required by the CCC and the MBCA to be filed with the Secretaries of State of the States of Colorado and Minnesota (the time of such filing being the "Effective Time"). At the Effective Time the separate existence of Electromedics shall cease and Merger Subsidiary shall alone continue in existence. All transactions after the Effective Time shall be deemed transactions of and for the account of Merger Subsidiary as the Surviving Corporation.

    2.2 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of Electromedics or Merger Subsidiary:

        2.2.1 Subject to the provisions of Sections 2.3 and 2.4 hereof, each share of common stock of Electromedics, par value $.05 per share (the "Electromedics Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares (as defined in Section 2.6 hereof) and except for shares referred to in Section 2.2.2 hereof) shall be converted into the right to receive, at the election of the holder, either:

           2.2.1.1 the number of shares (the "Conversion Ratio") of common stock of Medtronic, par value $.10 per share ("Medtronic Common Stock"), equal to $6.875 divided by the Average Market Price. Each such share of Medtronic Common Stock shall be fully paid and nonassessable. The "Average Market Price" shall be equal to the average of the daily closing sale prices of Medtronic Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape, as reported in the Wall Street Journal, for the ten consecutive NYSE trading days ending on and including the third trading day immediately preceding the Effective Time, but not less than $68 per share or more than $98 per share; or

           2.2.1.2  $6.875 in cash (without interest).

    The $6.875 amount per share of Electromedics Common Stock, payable in cash or shares of Medtronic Common Stock as provided above, shall be reduced if the sum of the number of shares of Electromedics Common Stock outstanding at the Effective Time plus the number of shares subject to outstanding options at the Effective Time exceeds 14,801,264 such shares. In such event, the amount per share shall be equal to (a) $101,758,690 minus the aggregate exercise price of all options outstanding as of the date of the Agreement and Plan of Merger dated December 23, 1993 (the "Merger Agreement"), among Medtronic, Merger Subsidiary and Electromedics, plus the aggregate exercise price of all options outstanding at the Effective Time, divided by (b) such sum of the number of shares of Electromedics Common Stock outstanding at the Effective Time plus the number of shares subject to options then outstanding. An appropriate and proportionate adjustment shall similarly be made in the event that, prior to the Effective Time, the outstanding shares of Electromedics Common Stock, without new consideration, are changed into or exchanged for a different kind of shares or securities through a reorganization, reclassification, stock dividend or other like change in Electromedics' capitalization.

        2.2.2 Each share of Electromedics Common Stock that is held in the treasury of Electromedics or which is then owned beneficially or of record by Medtronic, Merger Subsidiary or any direct or indirect subsidiary of Medtronic or Electromedics shall be cancelled without payment of any consideration therefor and without any conversion thereof.

        2.2.3 Each share of any other class of capital stock of Electromedics (other than Electromedics Common Stock) shall be cancelled without payment of any consideration therefor and without any conversion thereof.

        2.2.4 Each share of common stock of Merger Subsidiary (the "Merger Subsidiary Common Stock"), issued and outstanding immediately prior thereto shall remain outstanding. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of common stock of the Surviving Corporation.

    2.3 ELECTION PROCEDURES. Prior to the Effective Time, each holder of Electromedics Common Stock (other than holders of shares of Electromedics Common Stock to be cancelled as set forth in Section 2.2.2) shall have the right to submit a request, in accordance with the following procedures, specifying the number of shares of Electromedics Common Stock that such holder desires to have converted into the right to receive Medtronic Common Stock in the Merger and the number of shares of Electromedics Common Stock that such holder desires to have converted into the right to receive cash in the Merger.

        2.3.1 Each holder of Electromedics Common Stock shall have the right to specify in a request made in accordance with the provisions of this Section
    2.3 (herein called an "Election"):

           2.3.1.1 the number of shares of Electromedics Common Stock owned by such holder that such holder desires to have converted into a right to receive cash in the Merger ("Cash Election"); and

           2.3.1.2 the number of shares of Electromedics Common Stock owned by such holder that such holder desires to have converted into Medtronic Common Stock in the Merger ("Stock Election").

        2.3.2 Medtronic shall authorize one or more persons to receive Elections and to act as Exchange Agent hereunder (the "Exchange Agent") pursuant to an agreement or agreements satisfactory to Medtronic and Electromedics.

        2.3.3 Holders of Electromedics Common Stock shall receive a form (the "Election Form") pursuant to which each such holder shall have the right to make an Election. The "Election Deadline" means 5:00 p.m. local time in the city in which the Exchange Agent is located, on the last business day prior to the date of the Electromedics Shareholders Meeting (as defined in the Merger Agreement); except that, if the Electromedics Shareholders Meeting shall be postponed or adjourned without adoption of the Merger Agreement and approval of the Merger, the "Election Deadline" shall mean 5:00 p.m. local time in the city in which the Exchange Agent is located, on the last business day prior to the date of the postponed or adjourned meeting at which the Merger Agreement was adopted and the Merger was approved. To be effective, an Election Form shall be properly completed, signed (with the signature thereon guaranteed if required by the Election Form), and submitted to the Exchange Agent, along with the certificates representing the Electromedics Common Stock as to which the holder made the election (or a guaranty of delivery of such certificates in the form customarily used in transactions of this nature from a member of any national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided that such certificates were in fact delivered by the time set forth in such guaranty of delivery), no later than the Election Deadline. Failure to deliver shares covered by such a guaranty of delivery within five business days after the Election Deadline shall be deemed to invalidate any otherwise properly made Election. Any Election relating to shares of Electromedics Common Stock with respect to which the holder thereof has filed and not withdrawn as of the Effective Time a written demand for payment of the fair value of Electromedics Common Stock in accordance with the provisions of Section 2.6 hereof shall be deemed to have been automatically revoked as of the Election Deadline.

           2.3.3.1 Notwithstanding anything herein to the contrary, a combined Election Form containing a single Election (a "Combined Election Form") may be submitted by two or more holders of shares of Electromedics Common Stock either of whom may be deemed constructively to own the other's shares of Electromedics Common Stock by reason of the ownership attribution rules of Section 318 of the Code. Any Combined Election Form and any change or revocation in such Combined Election Form shall be signed by or on behalf of all holders of the Electromedics Common Stock covered thereby. For purposes of this Article 2, all shares of Electromedics Common Stock covered by a single Combined Election Form held by holders of Electromedics Common Stock submitting such Combined Election Form shall be treated as being held by a single holder.

           2.3.3.2 Any holder of Electromedics Common Stock may at any time on or before the Election Deadline change such holder's Election by written notice received by the Exchange Agent on or before the Election Deadline accompanied by a properly completed, revised Election Form.

           2.3.3.3 Any holder of Electromedics Common Stock may at any time on or before the Election Deadline revoke such holder's Election by written notice received by the Exchange Agent on or before the Election Deadline or by withdrawal on or before the Election Deadline of such holder's certificates for Electromedics Common Stock or of the guaranty of delivery of such certificates, previously deposited with the Exchange Agent. Within five business days after receipt of the revocation, the Exchange Agent shall mail to the holder the certificates previously deposited with the Exchange Agent.

           2.3.3.4 As used in this Plan of Merger, "holders" of Electromedics Common Stock shall mean record holders of shares of Electromedics Common Stock. Record holders who hold such shares only as nominees, trustees or in other representative capacities ("Representatives") may submit a separate Election Form for each beneficial owner for whom any such record holder is a nominee; PROVIDED, HOWEVER, that, at the request of Medtronic, such Representative shall certify to the satisfaction of Medtronic that such record holder holds such shares as nominee, trustee or in another representative capacity for the beneficial owner thereof and that each such Election Form covers all the shares of Electromedics Common Stock held by such Representative for a particular beneficial owner. For purposes of this Plan of Merger, each beneficial owner for which an Election Form is submitted shall be treated as a separate holder of shares.

           2.3.3.5 Medtronic and Electromedics shall have the right (which right may be delegated to the Exchange Agent in whole or in part) jointly to make rules not inconsistent with the terms of this Plan of Merger governing the validity of the Election Forms, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.4, the issuance and delivery of certificates for Medtronic Common Stock into which Electromedics Common Stock is converted in the Merger, and the payment for shares of Electromedics Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of shares of Electromedics Common Stock.

    2.4 SELECTION OF ELECTROMEDICS COMMON STOCK. The manner in which each share of Electromedics Common Stock (other than shares of Electromedics Common Stock to be cancelled as set forth in Section 2.2.2 and other than Dissenting Shares) shall be converted at the Effective Time into either cash or Medtronic Common Stock shall be as set forth below in this Section 2.4.

        2.4.1 As more fully set forth below, the aggregate number of shares of Electromedics Common Stock to be converted into the right to receive cash in the Merger (the "Cash Conversion Number") shall be not greater than (i) 50% of the number of shares of Electromedics Common Stock outstanding immediately prior to the Effective Time minus (ii) the sum of (A) any shares of Electromedics Common Stock owned by Medtronic or any subsidiary of Medtronic, (B) the number of shares of Electromedics Common Stock redeemed by Electromedics after January 1, 1993 and prior to the Effective Time, and
    (C) the aggregate number of shares of Electromedics Common Stock, if any, as to which the holders of such shares have filed and not withdrawn a written demand for payment of the fair value of Electromedics Common Stock pursuant to the provisions of Section 2.6 hereof or otherwise withdrawn or lost their rights to appraisal before the Effective Time.

        2.4.2 If Cash Elections are received for a number of shares of Electromedics Common Stock which is equal to or less than the Cash Conversion Number, then each share of Electromedics Common Stock for which a Cash Election has been made shall be converted into a right to receive cash in the Merger.

        2.4.3 If Cash Elections are received for a number of shares of Electromedics Common Stock which is more than the Cash Conversion Number, then the shares of Electromedics Common Stock for which a holder has made a Cash Election shall be converted into a right to receive cash and Medtronic Common Stock in the following manner:

           2.4.3.1 A cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Conversion Number by the total number of shares of Electromedics Common Stock with respect to which effective Cash Elections were made.

           2.4.3.2 The number of shares of Electromedics Common Stock covered by each Cash Election to be converted into the right to receive cash shall be determined by multiplying the Cash Proration Factor by the total number of shares of Electromedics Common Stock covered by such Cash Election, rounded to the next lowest whole number.

           2.4.3.3 Shares of Electromedics Common Stock covered by a Cash Election and not converted into a right to receive cash as set forth above shall be converted into Medtronic Common Stock in the Merger.

           2.4.3.4   The cash  proration method provided  in Section 2.4.3.1 and
       2.4.3.2 may be modified by Electromedics if a different method would facilitate one or more of the Electromedics' shareholders qualifying for capital gain treatment with respect to the cash received in the Merger.

        2.4.4 Each share of Electromedics Common Stock for which a Stock Election has been made shall be converted into the right to receive Medtronic Common Stock in the Merger.

        2.4.5 Outstanding shares of Electromedics Common Stock (other than shares of Electromedics Common Stock to be cancelled as set forth in Section
    2.2.2 and other than Dissenting Shares) as to which an Election is not in effect on the Election Deadline shall be called "Non-Electing Electromedics Shares." If Medtronic and Electromedics determine for any reason that any Election was not properly made (or timely received by the Exchange Agent) with respect to shares of Electromedics Common Stock, as set forth in
    Section 2.3 hereof or otherwise, such Election shall be deemed to be not in effect and shares of Electromedics Common Stock covered by such election shall, for purposes hereof, be deemed to be Non-Electing Electromedics Shares. Each Non-Electing Electromedics Share shall be converted into the right to receive Medtronic Common Stock in the Merger.

    2.5  EXCHANGE OF ELECTROMEDICS COMMON STOCK.

        2.5.1 Promptly after completion of the election and allocation procedures set forth in Sections 2.3 and 2.4, Medtronic shall deposit or cause to be deposited with the Exchange Agent the amount of cash and certificates representing the shares of Medtronic Common Stock payable to the holders of Electromedics Common Stock pursuant to Section 2.2 (as modified by Sections 2.3 and 2.4), based on the number of shares of Electromedics Common Stock (A) covered by a Cash Election and converted into cash pursuant to Sections 2.4.2 or 2.4.3.2, (B) covered by a Cash Election and converted into Medtronic Common Stock pursuant to Section 2.4.3.3, (C) covered by a Stock Election and converted into Medtronic Common Stock pursuant to Section 2.4.4, (D) deemed to be Non-Electing Electromedics Shares and converted into Medtronic Common Stock pursuant to Section 2.4.5, and (E) converted into fractional shares of Medtronic Common Stock and paid in cash pursuant to Section 2.5.7. The Exchange Agent may invest portions of the cash deposited with it, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper, obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poors Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $250,000,000 or in money market funds that are invested substantially in any such investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Medtronic.

        2.5.2 As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Medtronic, Merger Subsidiary, Electromedics or any subsidiary of Medtronic or Electromedics, and other than holders of Dissenting Shares, as defined in Section 2.6 below) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Electromedics Common Stock (the "Certificates"), to the extent not previously surrendered with an Election Form or pursuant to a guaranty of delivery, a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificate(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Certificates in exchange for certificates representing shares of Medtronic Common Stock.

        2.5.3 As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Electromedics Common Stock, upon surrender to the Exchange Agent (to the extent not previously surrendered with an Election Form or pursuant to a guaranty of delivery) of one or more Certificates for cancellation, together with a duly-executed letter of transmittal, if applicable pursuant to Section 2.5.2, (i) a bank check in the amount of cash into which the shares represented by the Certificate(s) shall have been converted pursuant to Sections 2.4.2, 2.4.3.2, and 2.5.7, and (ii) one or more certificates representing the number of whole shares of Medtronic Common Stock into which the shares represented by the Certificate(s) shall have been converted pursuant to Sections 2.4.3.3, 2.4.4, and 2.4.5, and the Certificate(s) so surrendered shall be cancelled. In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any of the funds received in the Merger. In the event of a transfer of ownership of Electromedics Common Stock that is not registered in the transfer records of Electromedics, it shall be a condition to the payment of cash and/or issuance of shares of Medtronic Common Stock pursuant to the above-described Sections that the Certificate so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required, or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        2.5.4 No dividends or other distributions declared after the Effective Time with respect to Medtronic Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Medtronic Common Stock represented thereby until the holder of record shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, that previously became payable with respect to shares of Medtronic Common Stock represented by such Certificate.

        2.5.5 All cash paid and shares of Medtronic Common Stock issued upon the surrender for exchange of Electromedics Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 2.5.7 hereof) shall be deemed to have been paid or issued, as applicable, in full satisfaction of all rights pertaining to such shares of Electromedics Common Stock.

        2.5.6 After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Electromedics Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented to the Surviving Corporation, they shall be deemed to be Electromedics Non-Electing Shares as provided in
    Section 2.4.5  and shall  be cancelled  and exchanged  as provided  in  this
    Article 2. As of the Effective Time, the holders of Certificates representing shares of Electromedics Common Stock shall cease to have any rights as shareholders of Electromedics, except such rights, if any, as they may have pursuant to Colorado law. Except as provided above, until such certificates are surrendered for exchange, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Medtronic Common Stock into which the shares of Electromedics Common Stock shall have been converted by the Merger as provided in Sections 2.2.1 and 2.4.5 hereof and the right to receive the cash value of any fraction of a share of Medtronic Common Stock as provided in Section 2.5.7 hereof.

        2.5.7 No fractional shares of Medtronic Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Medtronic shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Medtronic. All fractional shares of Medtronic Common Stock to which a holder of Electromedics Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective
    Time, shall be aggregated. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Electromedics Common Stock who otherwise would be entitled to receive such fractional share of Medtronic Common Stock an amount of cash (without interest) determined by multiplying
    (i) the Average Market Price by (ii) the fractional share of Medtronic Common Stock to which such holder would otherwise be entitled. Medtronic will make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, any cash necessary for this purpose.

        2.5.8 In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Medtronic Common Stock and/or cash as may be required pursuant to this Article 2; PROVIDED, HOWEVER, that Medtronic may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Medtronic or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed; and PROVIDED, FURTHER, that the shares represented by such

    Certificates shall be deemed to be Electromedics Non-Electing Shares unless the holder thereof shall have made such affidavit and properly submitted a Form of Election, in accordance with the provisions of Section 2.3.3, on or before the Election Deadline.

        2.5.9 Each person entitled to receive shares of Medtronic Common Stock pursuant to this Article 2 shall receive together with such shares the number of Medtronic Preferred Stock Purchase Rights (pursuant to the Rights Agreement dated as of June 27, 1991, between Medtronic and Norwest Bank Minnesota, N.A.) per share of Medtronic Common Stock equal to the number of Medtronic Preferred Stock Purchase Rights associated with one share of Medtronic Common Stock at the Effective Time.

    2.6  DISSENTING SHARES.

        2.6.1 Notwithstanding any provision hereof to the contrary, each outstanding share of Electromedics Common Stock, the holder of which has demanded and perfected his or her right for appraisal of such shares in accordance with Colorado law (the "Appraisal Laws") and, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Medtronic Common Stock or cash into which Electromedics shares are converted pursuant to Section 2.2, but the holder thereof shall only be entitled to such rights as are granted by the Appraisal Laws.

        2.6.2 Notwithstanding the provisions of Section 2.4.1, if any holder of shares of Electromedics Common Stock who demands appraisal of such shares under the Appraisal Laws shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, at or prior to the Election Deadline, then the shares of Electromedics Common Stock of such holder shall be converted into a right to receive Medtronic Common Stock or cash in accordance with the applicable provisions hereof, including Section
    2.3. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment after the Election Deadline, each share of Electromedics Common Stock of such holder shall be treated in the same manner as Non-Electing Electromedics Shares under
    Section 2.4.5 hereof.

        2.6.3 Electromedics shall give Medtronic (i) prompt written notice of any notice of intent to demand fair value for any shares of Electromedics Common Stock, withdrawals of such notices and any other instruments served pursuant to the Appraisal Laws or any other provisions of Colorado law and received by Electromedics and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Electromedics Common Stock under the Appraisal Laws. Electromedics shall not, except with the prior written consent of Medtronic, voluntarily make any payment with respect to any demands for fair value for shares of Electromedics Common Stock or offer to settle or settle any such demands.

    2.7 ADJUSTMENTS. In the event that, between December 23, 1993 and the Effective Time, the outstanding shares of Medtronic Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities and such increase, decrease, change or exchange shall have been effected through a stock dividend, stock split, reverse stock split, exchange or similar action, then an appropriate and proportionate adjustment shall be made in the manner in which the Conversion Ratio and all per share price amounts are calculated hereunder.

    2.8  STOCK OPTIONS.

        2.8.1 Electromedics shall cause each outstanding option (the "Options") under the Stock Option Plans (as defined in Section 3.6 of the Merger Agreement) to vest at such time prior to the Effective Time as Electromedics deems appropriate. Electromedics may make any acceleration of Options and any exercise of Options accelerated under this Section 2.8 subject to consummation of the Merger, and any holder of an Option may make any exercise of the Option subject to consummation of the Merger by so specifying to Electromedics in writing upon exercise of such Option. Electromedics shall cause any such option not so exercised to terminate at or before the Effective Time, in accordance with the terms of the Stock Option Plans.

        2.8.2 Electromedics may make interest-free loans or similar financial assistance to enable holders of the Electromedics Options to exercise such Options prior to the Effective Time. Any such loan or similar financial assistance may be made by Electromedics only within the 30-day period prior to the Effective Time and shall be repaid to Electromedics by an optionee receiving such assistance from the cash received by such optionee in the Merger. Any Stock Election submitted by such optionee shall be decreased, and such optionee's Cash Election correspondingly increased, to provide sufficient cash from the Merger to repay such loan.

                                   ARTICLE 3
                   ORGANIZATION OF THE SURVIVING CORPORATION

    3.1 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law;
provided, however, that section 1.1 of Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended in its entirety to read as follows:

        "1.1) The name of the corporation shall be Electromedics, Inc."

    3.2 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

    3.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Subsidiary and the officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.

                                   ARTICLE 4
                               GENERAL PROVISIONS

    At the Effective Time, Merger Subsidiary shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities and duties of Electromedics; and all and singular, the rights, privileges, powers, franchises and immunities of both of the Constituent Corporations and all property, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of Merger Subsidiary as they were or would be of the Constituent Corporations or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by any reason of this merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth become those of Merger Subsidiary and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

                                   APPENDIX B
                           COLORADO CORPORATION CODE

7-4-123 RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES. --

    (1) Any shareholder of a corporation shall have the right to dissent from, and to obtain payment for his shares in the event of, any of the following corporate actions:

        (a) Except as provided in subsection (3) of this section, any plan of merger or consolidation to which the corporation is a party or any plan of exchange pursuant to section 7-7-102.5 as to which the corporation is a party other than the acquiring corporation; or

        (b) Any sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, including a sale in dissolution but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

    (2) (a) A shareholder may assert dissenters' rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

        (b) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this section and section 7-4-124 if he submits a written consent of the shareholder to the corporation at the time of or before the assertion of those rights.

    (3) The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger; except that this subsection (3) shall not apply if the merger is pursuant to section 7-7-106, all of the stock of the subsidiary corporation was not owned by the parent corporation immediately prior to the merger, and the subsidiary corporation is the surviving corporation.

    (4) A shareholder who has a right under this code to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action which gives rise to his right to obtain payment nor to have the action set aside or rescinded, except when the corporate action is illegal or fraudulent with regard to the complaining shareholder or the corporation.

7-4-124 PROCEDURES FOR PROTECTION OF DISSENTERS' RIGHTS. --

    (1) As used in this section:

        (a) "Corporation" means the issuer of the shares held by the dissenter before the corporate action or the successor by merger or consolidation of that issuer.

        (b) "Dissenter" means a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under section 7-4-123 and who has performed every act required up to the time involved for the assertion of such rights.

        (c) "Fair value" means the value of shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such corporate action, unless such exclusion would be inequitable.

        (d) "Interest" means interest from the effective date of the corporate action until the date of payment calculated at the average rate currently paid by the corporation on its principal bank loans or, if none, at such rate as is fair and equitable under all the circumstances.

    (2)  If a  proposed corporate  action which  would give  rise to dissenters'
rights under section 7-4-123 is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section, and the notice shall be accompanied by a copy of section 7-4-123 and this section.

    (3) If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall file with the corporation, prior to the vote, a written notice of intention to demand that he be paid fair compensation for his shares if the proposed action is effectuated and shall refrain from voting his shares in approval of such action. A shareholder who fails in either respect shall not acquire a right to payment for his shares under this section or section 7-4-123.

    (4) If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall state where and when a demand for payment shall be sent and certificates shall be deposited in order to obtain payment, shall supply a form for demanding payment which includes a request for certification of the date on which the shareholder or the person on whose behalf the shareholder dissents acquired beneficial ownership of the shares, and shall be accompanied by a copy of section 7-4-123 and this section. The time set for the demand and deposit shall be not less than thirty days from the mailing of the notice.

    (5) A shareholder who fails to demand payment or fails to deposit certificates, as required by a notice mailed to such shareholder pursuant to subsection (4)  of this  section, shall  have  no right  under this  section  or section 7-4-123 to receive payment for his shares. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

    (6) (a) If the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to paragraph (c) of this subsection (6) within sixty days after the date set for demanding payment and depositing certificates, it shall return any certificates that have been deposited.

        (b) If deposited certificates have been returned, the corporation may, at any later time, send a new notice conforming to the requirements of subsection (4) of this section.

        (c) Immediately upon effectuation of the proposed corporate action or upon receipt of demand for payment, if the corporate action has already been effectuated, the corporation shall remit to a dissenter who has made demand and who has deposited his certificates the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:

           (I) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of remittance, together with the latest available interim financial statements;

          (II) A statement of the corporation's estimate of fair value of the shares; and

          (III) A notice of the dissenter's right to demand supplemental payment, accompanied by a copy of section 7-4-123 and this section.

    (7) If the corporation fails to remit payment for his shares as required by subsection (6) of this section or if the dissenter believes that the amount remitted is less than the fair value of his shares or that the interest is not correctly determined, he may, within thirty days after the date of mailing of the corporation's remittance, mail to the corporation his own estimate of the value of the shares or of the interest to the corporation and demand payment of the deficiency. If he fails to do so, he shall be entitled to no more than the amount remitted.

    (8) (a) Within sixty days after receiving a demand for payment pursuant to subsection (7) of this section, if any such demand for payment remains unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.

        (b) An appropriate court is a court of competent jurisdiction in the county of this state where the registered office of the corporation is located. If the corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the foreign corporation was last located.

        (c) All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter; except that, if a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.

        (d) The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the question of fair value. The appraisers shall have the power and authority specified in the order of their appointment or in any amendment thereof. The dissenters are entitled to discovery in the same manner as parties in other civil suits.

        (e) All dissenters who are made parties are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

        (f) If the corporation fails to file a petition as provided in paragraph
    (a) of this subsection (8), each dissenter who has made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him with interest and may sue therefor in an appropriate court.

    (9) (a) The costs and expenses of any proceeding under subsection (8) of this section, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation; except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

        (b) Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems equitable against the corporation and in favor of any or all dissenters if the corporation fails to comply substantially with the requirements of this section and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section and section 7-4-123.

        (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to the counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

    (10) (a) Notwithstanding any other provisions of this section, the corporation may elect to withhold the remittance required by subsection (6) of this section from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair market value of the shares, state the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.

        (b)  If the dissenter  believes that the  amount offered under paragraph
    (a) of this subsection (10) is less than the fair value of the shares and interest determined according to this section, he may, within thirty days after the date of mailing of the corporation's offer, mail to the corporation his own estimate of fair value and interest and demand payment of that amount. If he fails to do so, he shall be entitled to no more than the corporation's offer.

        (c) If the dissenter makes a demand as provided in paragraph (b) of this subsection (10), the provisions of subsections (8) and (9) of this section shall apply to further proceedings on the dissenter's demand.

                                   APPENDIX C
                     OPINION OF DAIN BOSWORTH INCORPORATED

March 18, 1994

Board of Directors
Electromedics, Inc.

Gentlemen:

    We understand that Electromedics, Inc. ("Electromedics"), Medtronic, Inc. ("Medtronic"), and MDT Acquisition Corp. ("Merger Subsidiary"), a wholly-owned subsidiary of Medtronic, have entered into an Agreement and Plan of Merger dated December 23, 1993 (the "Merger Agreement") pursuant to which (a) Electromedics will be merged with and into Merger Subsidiary with Merger Subsidiary being the surviving corporation in the Merger, and (b) each share of Electromedics common stock, par value $.05 per share ("Electromedics Common Stock"), will be converted, at the option of its holder, into either $6.875 in cash or a portion of a share of Medtronic common stock, par value $.01 per share ("Medtronic Common Stock"), or a combination of cash and Medtronic Common Stock, based upon a conversion ratio described in the Merger Agreement. Together the cash and Medtronic Common Stock to be received pursuant to the Merger are referred to herein as the "Consideration."

    You have asked our opinion as to whether the Consideration is fair to the holders of shares of Electromedics Common Stock from a financial point of view. You have supplied us with a copy of the Proxy Statement/Prospectus substantially in the form to be distributed to shareholders of Electromedics (the "Proxy Statement/Prospectus"). The terms of the Merger are more fully described in the Proxy Statement/Prospectus, which includes the Plan of Merger.

    Dain Bosworth Incorporated ("DBI"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

    DBI is acting as financial advisor to Electromedics in connection with the transactions contemplated by the Merger Agreement and has received and will receive fees for various services in connection therewith. In addition, your attention is directed to the disclosure regarding DBI set forth in the Proxy Statement/Prospectus describing DBI's various involvements during the extended course of the Merger. DBI has previously rendered investment banking services to Electromedics for which it has received customary compensation, including acting as managing underwriter of a public offering of Electromedics Common Stock in November 1990. In addition, in the ordinary course of its business, DBI actively trades the securities of Electromedics and Medtronic for its own account and for the accounts of customers and accordingly, at any time may hold a long or short position in such securities.

    In the course of our review of the Merger, we have (i) reviewed the Proxy Statement/Prospectus, the Merger Agreement and the exhibits to the Merger Agreement; (ii) analyzed financial and other information that is publicly available relating to Electromedics and Medtronic; (iii) analyzed certain other operating data of Electromedics and Medtronic and their respective operating units that have been made available to us in our role as financial advisor to Electromedics; (iv) discussed with management of Electromedics and Medtronic the business, properties and prospects of Electromedics and Medtronic and their respective operating units; (v) analyzed the financial performance of certain other companies in the medical device and healthcare industry that we deemed comparable; (vi) analyzed the financial terms of certain other similar transactions that have recently been effected; (vii) taken into account our general experience in similar transactions and our knowledge derived from our role as financial advisor to Electromedics, including our efforts to secure other merger proposals for Electromedics; and (viii) undertaken such other reviews, analyses and inquiries relating to Electromedics as we deemed relevant under the circumstances.

    In rendering our opinion, we have relied without independent verification on the accuracy, completeness and fair presentation of all financial and other information that was provided to us by Electromedics or was publicly available, and this opinion is conditioned upon such information being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of the assets of Electromedics or Medtronic, nor have we been furnished with any such appraisals. Further, our opinion is based on economic, monetary and market conditions existing as of the date of this opinion.

    Based upon and subject to the foregoing, including the various assumptions and limitation set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of Electromedics pursuant to the Merger Agreement is fair to the shareholders of Electromedics from a financial point of view.

Very truly yours,
By: /s/ Dain Bosworth Incorporated
- --------------------------------------
DAIN BOSWORTH INCORPORATED

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in a connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

    Section 4.1 of Medtronic Bylaws provides that directors, officers and employees shall be indemnified by Medtronic to the fullest extent permitted by
Section 302A. 521 of the Minnesota Statutes.

    Medtronic has purchased directors' and officers liability insurance, including a company reimbursement policy. Subject to the stated conditions, the policy insures the directors and officers of Medtronic against liability arising out of actions taken in their official capacities. To the extent that such actions entitle a director or officer to indemnification by Medtronic, the policy provides that the insurer will reimburse Medtronic for any amounts paid.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)        Exhibits
2          Agreement and Plan of Merger, dated December 23, 1993, by and among Medtronic,
           Inc., Electromedics, Inc., and MDT Acquisition Corp., including the Exhibits thereto. Upon the request of the Commission, Medtronic agrees to furnish supplementally to the Commission a copy of any schedules to the Agreement and Plan of Merger described as follows:
           Schedule 3.1        --      Subsidiaries
           Schedule 3.4        --      Contract Consents
           Schedule 3.6        --      Stock option plans
           Schedule 3.8.9      --      Financings
           Schedule 3.8.10     --      Liens
           Schedule 3.8.11     --      Employee/consulting agreements
           Schedule 3.9        --      Liens
           Schedule 3.10       --      Litigation
           Schedule 3.11       --      Tax matters
           Schedule 3.12       --      Employee plan matters
           Schedule 3.14       --      Finders
           Schedule 3.15       --      Intellectual property matters
           Schedule 3.16       --      Environmental matters; OSHA
           Schedule 3.17       --      Contracts
           Schedule 3.18       --      Real estate
           Schedule 3.19       --      Obligations
           Schedule 3.23       --      Supplier/customer matters
           Schedule 3.25       --      Insurance
           Schedule 3.26       --      Conflicts
           Schedule 3.27       --      Bank accounts
           Schedule 5.1        --      Conduct of business
           Schedule 10.3       --      Employee listing

5          Opinion and Consent of Fredrikson & Byron, P.A. regarding validity of shares.
8          Opinion and Consent of Deloitte & Touche regarding certain tax matters.
23.1       Consent of Fredrikson & Byron, P.A. (included in Exhibit 5).
23.2       Consent of Deloitte & Touche regarding certain tax matters (included in Exhibit 8).
23.3       Consent of Price Waterhouse, independent certified public accountants for
           Medtronic, Inc.
23.4       Consent of Deloitte & Touche, independent certified public accountants for
           Electromedics, Inc.
23.5       Consent of Dain Bosworth Incorporated.
24         Power of Attorney.
99.1       Form of Proxy to be used by Electromedics, Inc. shareholders.
99.2       Election Form to be used by Electromedics, Inc. shareholders.
(b)        Financial Statement Schedules.
           Not applicable.
(c)        Reports, Opinions and Appraisals Materially Related to the Transaction.
           Opinion of Dain Bosworth Incorporated is furnished as Appendix C to the Proxy
           Statement/Prospectus forming a part of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) (i) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (ii) The registrant undertakes that every prospectus [a] that is filed pursuant to paragraph (b)(i) immediately preceding, or [b] that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 18, 1994.

                               MEDTRONIC, INC.

                               By /s/ William W. George
            --------------------------------------------------------------------
                                  William W. George
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed on March 18, 1994 by the following persons in the capacities indicated.

             SIGNATURE                               TITLE
- ------------------------------------  ------------------------------------
  --------------------------------    Chairman of the Board and Director
         Winston R. Wallin*
                                      President, Chief Executive Officer
  --------------------------------     and Director (principal executive
         William W. George*            officer)
  --------------------------------    Vice Chairman and Director
       Glen D. Nelson, M.D.*
                                      Senior Vice President and Chief
  --------------------------------     Financial Officer (principal
          Robert L. Ryan*              financial officer)
                                      Vice President and Corporate
  --------------------------------     Controller (principal accounting
          John T. Lemley*              officer)
  --------------------------------    Director
          Earl E. Bakken*
  --------------------------------    Director
         F. Caleb Blodgett*
                                                                            *By /s/ Ronald E. Lund

                                                                            ------------------------------
  --------------------------------    Director                              Ronald E. Lund
    Antonio M. Gotto Jr., M.D.*                                             ATTORNEY-IN-FACT
  --------------------------------    Director                              Date: March 18, 1994
     Bernadine P. Healy, M.D.*
  --------------------------------    Director
          Vernon H. Heath*
  --------------------------------    Director
        Thomas E. Holloran*
  --------------------------------    Director
      Edith W. Martin, Ph.D.*
  --------------------------------    Director
         Richard L. Schall*
  --------------------------------    Director
          Jack W. Schuler*
  --------------------------------    Director
        Gerald W. Simonson*
  --------------------------------    Director
        Gordon M. Sprenger*
  --------------------------------    Director
     Richard A. Swalin, Ph.D.*

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 EXHIBIT INDEX
                                       TO
                                    FORM S-4

                                ---------------

                                MEDTRONIC, INC.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                                                         PAGE NUMBER
                                                                                                        IN SEQUENTIAL
                                                                                                        NUMBERING OF
                                                                                                         ALL PAGES,
  EXHIBIT                                                                                            INCLUDING EXHIBITS
- -----------                                                                                          -------------------
        2    Agreement and Plan of Merger, dated December 23, 1993, by and among Medtronic, Inc.,
              Electromedics, Inc., and MDT Acquisition Corp........................................
        5    Opinion and Consent of Fredrikson & Byron, P.A. regarding validity of shares..........
        8    Opinion and Consent of Deloitte & Touche regarding certain tax matters..............................................................................
       23.1  Consent of Fredrikson & Byron, P.A. (included in Exhibit 5)...........................
       23.2  Consent of Deloitte & Touche regarding certain tax matters (included in Exhibit 8)....
       23.3  Consent of Price Waterhouse, independent certified public accountants for Medtronic,
              Inc..................................................................................
       23.4  Consent of Deloitte & Touche, independent certified public accountants for
              Electromedics, Inc...................................................................
       23.5  Consent of Dain Bosworth Incorporated.................................................
       24    Power of Attorney.....................................................................
       99.1  Form of Proxy to be used by Electromedics, Inc. shareholders..........................
       99.2  Form of Election to be used by Electromedics, Inc. shareholders.......................